Exhibit 10.13

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

COLLABORATION AND LICENSE AGREEMENT
by and between
BEAM THERAPEUTICS INC.
and
PRIME MEDICINE, INC.
September 26, 2019

TABLE OF CONTENTS

Article 1	DEFINITIONS	1

Article 2	LICENSES	28

2.1	License Grants; Retained Rights	28
2.2	Sublicenses	31
2.3	Other IP	32
2.4	Third Party Agreements	33
2.5	Exchange of Information	35
2.6	Transfer of Materials	35
2.7	No Implied Licenses	36

Article 3	MANAGEMENT; EXCHANGE OF INFORMATION	37

3.1	Collaboration Overview	37
3.2	Limits on Committee Authority	37
3.3	Joint Research Committee	37
3.4	Joint Steering Committee	38
3.5	Joint Development Committee	41
3.6	Joint Commercialization Committee	42
3.7	Alliance Managers	43
3.8	Committee Size and Composition; Observers	44
3.9	Chairpersons	44
3.10	Committee Meetings	44
3.11	Discontinuation	45
3.12	Safety Reporting	45
3.13	Records	45
3.14	Compliance with Law and Ethical Business Practices	46
3.15	Information Sharing Regarding Licensed Products and Prime Platform	46
3.16	[***]	[***]

Article 4	RESEARCH AND DEVELOPMENT	47

4.1	General Obligations	47
4.2	Development Activities Prior to IND Filing	47
4.3	Development Activities Following IND Filing	48
4.4	Development Costs	50

Article 5	BEAM PROTECTED PRODUCT OPTION; PRIME OPT-IN OPTION	50

5.1	Beam Protected Product Option	50
i

5.2	Prime Opt-In Option	50

Article 6	REGULATORY RESPONSIBILITY	52

6.1	Protected Products	52
6.2	Collaboration Products	52
6.3	Shared Regulatory Information	53
6.4	Safety Issues	55
6.5	Costs of Regulatory Affairs	55

Article 7	COMMERCIALIZATION AND MANUFACTURING	55

7.1	Commercialization Efforts	55
7.2	Commercialization of Protected Products	55
7.3	Commercialization of Collaboration Products; Commercialization Reports and Records	55
7.4	Commercialization Plan	56
7.5	Commercialization Reports	57
7.6	Co-Promotion	57
7.7	Manufacturing	57

Article 8	PAYMENTS AND CONSIDERATION; EQUITY PURCHASE	58

8.1	Equity Issuance	58
8.2	Beam Protected Product Option Fee	58
8.3	Development Milestone Payments	58
8.4	Net Sales Milestones	60
8.5	Royalties	61
8.6	Revenue and Cost Sharing in the Collaboration Territory; Reconciliation Payments	73
8.7	Currency Exchange	76
8.8	Record-Keeping and Audit	76
8.9	Other Amounts Payable	77
8.10	Income Tax Withholding	77
8.11	Late Payments	78

Article 9	CONFIDENTIALITY AND PUBLICATION	79

9.1	Confidentiality; Exceptions	79
9.2	Authorized Disclosure	79
9.3	Publications	80
9.4	Press Releases; Disclosure of Agreement	81
9.5	Use of Names	82

9.6	Remedies	82

Article 10	REPRESENTATIONS, WARRANTIES AND COVENANTS	82

10.1	Representations and Warranties of Each Party	82
10.2	Prime Representations, Warranties and Covenants	82
10.3	Beam Representations, Warranties and Covenants	84
10.4	Disclaimer	86

Article 11	INTELLECTUAL PROPERTY	86

11.1	Ownership of Intellectual Property	86
11.2	Filing, Prosecution and Maintenance of Patent Rights	89
11.3	Enforcement and Defense of Prime-Prosecuted Patent Rights	90
11.4	Enforcement and Defense of Beam-Prosecuted Patent Rights	92
11.5	Patent Term Restoration	93
11.6	Trademarks and Corporate Logos	93

Article 12	INDEMNIFICATION	95

12.1	General Indemnification by Prime	95
12.2	General Indemnification by Beam	95
12.3	Products Liability Claims	95
12.4	Claims for Indemnification	96
12.5	Disclaimer of Liability	97

Article 13	TERM AND TERMINATION	97

13.1	Term	97
13.2	At-Will Termination by Beam	97
13.3	[***]	[***]
13.4	Termination for Cause	98
13.5	Termination for Patent Challenge	98
13.6	Effects of Termination	98
13.7	Effect of Termination; Survival	102

Article 14	MISCELLANEOUS	103

14.1	Use of Affiliates	103
14.2	Interpretation	103
14.3	Force Majeure	104
14.4	Non-Solicitation; Non-Hire Period	104
14.5	Assignment	105
14.6	Severability	105

14.7	Notices	105
14.8	Dispute Resolution	106
14.9	Governing Law and Arbitration	106
14.1	Entire Agreement; Amendments	107
14.11	Headings	107
14.12	Independent Contractors	107
14.13	Waiver	108
14.14	Cumulative Remedies	108
14.15	Waiver of Rule of Construction	108
14.16	Business Day Requirements	108
14.17	Counterparts	108
SCHEDULES
Schedule 1.18 – Beam CRISPR/Delivery Patent Rights
Schedule 1.31 – Beam Licensed Patent Rights
Schedule 1.173 – Prime Licensed Patent Rights
Schedule 1.215 – Third Party Agreements
Schedule 2.4.1 – Prime Third Party Agreement Provisions
Schedule 2.4.2 – Beam Third Party Agreement Provisions

COLLABORATION AND LICENSE AGREEMENT
This Collaboration and License Agreement (this “Agreement”) is effective as of September 26, 2019 (the “Effective Date”) and is entered into by and between Beam Therapeutics Inc., a corporation organized and existing under the laws of the State of Delaware (“Beam”) and Prime Therapeutics Inc., a corporation organized and existing under the laws of the State of Delaware (“Prime”, collectively with Beam, the “Parties” and each, a “Party”).
RECITALS:
WHEREAS, Prime or its Affiliates owns or controls certain technology related to Prime Editing, including the use of such technology to identify therapeutic candidates for the treatment of sickle cell disease;
WHEREAS, Beam or its Affiliates owns or controls certain technology related to DNA base editing and RNA base editing platforms, including technology with respect to guide RNAs;
WHEREAS, Beam and Prime desire to enter into a collaboration to develop and commercialize Products (as hereinafter defined) upon the terms and conditions set forth herein;
WHEREAS, for purposes of such collaboration, Beam desires to obtain a license under certain intellectual property, including the Prime Licensed Technology and Prime CRISPR/Delivery Technology, upon the terms and conditions set forth herein, and Prime desires to grant such a license;
WHEREAS, for purposes of such collaboration, Prime desires to obtain a licenses under certain intellectual property, including Beam Licensed Technology and Beam CRISPR/Delivery Technology, upon the terms and conditions set forth herein, and Prime desires to obtain such licenses; and
WHEREAS, concurrently with execution of this Agreement, Beam and Prime are entering into (a) [***] and (b) those certain Stock Subscription Agreements pursuant to which each Party shall be entitled to receive shares of common stock issued by the other Party, subject to the conditions set forth in such Stock Subscription Agreements.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, Beam and Prime hereby agree as follows:
Article 1    DEFINITIONS
Unless specifically set forth to the contrary in this Agreement, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below or, if not listed below, the meaning designated in this Agreement.
1.1    “AAA” has the meaning given to such term in Section 14.9.

1.2    “Act” means, as applicable, the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq., or the Public Health Research Act, 42 U.S.C. §§ 262 et seq., as such may be amended from time to time.
1.3    “Action” means (a) any claim, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), or arbitration brought against a Party by any Third Party and (b) any claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding of, to, from, by or before any Governmental Authority with respect to a Party.
1.4    “Affiliate” shall, with respect to a Person, mean any entity directly or indirectly controlled by, controlling, or under common control with, such Person, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means (a) possession, direct or indirect, of the power to direct or cause direction of the management or policies of an entity (whether through ownership of securities or other ownership interests, by contract or otherwise), or (b) beneficial ownership of at least fifty percent (50%) (or the maximum ownership interest permitted by Applicable Law) of the voting securities or other ownership or general partnership interest (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests in an entity.
1.5    “Agreement” has the meaning given to such term in the preamble to this agreement.
1.6    “Alliance Manager” has the meaning given to such term in Section 3.7.1.
1.7    “Applicable Law” means the applicable laws, rules and regulations, including any rules, regulations, guidelines or other requirements of the Regulatory Authorities, that may be in effect from time to time in the Territory.
1.8    “Asia Territory” means [***].
1.9    “Base Editor” shall mean a macromolecule or macromolecular complex that is intended to [***] a nucleobase in a polynucleic acid sequence into another nucleobase (e.g., a transition or transversion) in one location or two or more locations within a base editing window [***]. Notwithstanding the foregoing, a Base Editor shall exclude a macromolecule or macromolecular complex that is a Prime Editor.

1.10    “Base Editor Product” shall mean a product candidate or product comprising a Base Editor and a nucleic acid moiety that preferentially binds to a specified DNA or RNA sequence and targets the Base Editor to such sequence and is either (a) itself administered to a human or (b) used to modify ex vivo one or more organ(s), tissue(s), cells, or subcellular components(s) that is/are, in each case, then administered to a human. Notwithstanding the foregoing, a Base Editor Product shall exclude a product candidate or product comprising a Prime Editor.
1.11    “Beam” has the meaning given to such term in the preamble to this Agreement.
1.12    “Beam Collaboration Enabled Product” means, on a country-by-country basis, any Licensed Product (a) the making, using, selling, offering for sale, importing or exporting of such product in the country in question is Covered by at least one Valid Claim of any of the [***] and is not Covered by any Valid Claim of any of the Prime Licensed Patent Rights or Jointly-Owned Patent Rights, or (b) (i) the making, using, selling, offering for sale, importing or exporting of such product in the country in question is not Covered by any Valid Claim of any of the Prime Licensed Patent Rights, [***] or Jointly-Owned Patent Rights, and (ii) [***] any [***] but not any Prime Licensed Technology or Jointly-Owned Technology.
1.13    “Beam Collaboration Know-How” means all Collaboration Know-How Controlled by Beam or any of its Affiliates and conceived, developed, generated or reduced to practice during the Term solely by Beam or its Affiliates or other persons acting on behalf of (or under license or sublicense from) Beam, through [***].
1.14    “Beam Collaboration Patent Rights” means any Collaboration Patent Rights that (a) are Controlled by Beam or any of its Affiliates during the Term and (b) Cover Beam Collaboration Know-How.
1.15    “Beam Collaboration Technology” means Beam Collaboration Know-How and Beam Collaboration Patent Rights.
1.16    “Beam Competitive Infringement” has the meaning given to such term in Section 11.3.1.
1.17    “Beam CRISPR/Delivery Know-How” means all Know-How, patentable or otherwise, that:
1.17.1    (a) is Controlled by Beam or any of its Affiliates as of the Effective Date or during the Initial Term and (b) is (i) necessary or useful to Develop, Commercialize or Manufacture a DNA or RNA Targeting Protein or (ii) [***]; or

1.17.2    (a) is an enhancement, modification or improvement to the Know-How described in Section 1.17.1 and (b) is (i) Controlled by Beam or any of its Affiliates and (ii) conceived, developed, generated or reduced to practice, in each case ((i) and (ii)), during the Initial Term or in the [***] years thereafter;
provided that such Know-How is not generally known.
Beam CRISPR/Delivery Know-How shall exclude Beam (from Prime) Improvement Technology.
1.18    “Beam CRISPR/Delivery Patent Rights” means any Patent Rights that (a) as of the Effective Date or during the Term are Controlled by Beam or any of its Affiliates and (b) Cover (i) Beam CRISPR/Delivery Know-How or (ii) Know-How that would, but for the proviso in the definition of “Beam CRISPR/Delivery Know-How”, constitute Beam CRISPR/Delivery Know-How. Beam CRISPR/Delivery Patent Rights include those Patent Rights listed on Schedule 1.18.
1.19    “Beam CRISPR/Delivery Technology” means Beam CRISPR/Delivery Know-How and Beam CRISPR/Delivery Patent Rights.
1.20    “Beam Development and Commercialization Know-How” means all Know-How, patentable or otherwise, which (a) is Controlled by Beam or any of its Affiliates as of the Effective Date or during the Term and (b) is necessary or useful for Prime to conduct any activities allocated to Prime under any Development Plan or Commercialization Plan.
1.21    “Beam Development and Commercialization Patent Rights” means any Patent Rights that (a) are Controlled by Beam or any of its Affiliates during the Term and (b) Cover Beam Development and Commercialization Know-How.
1.22    “Beam Development and Commercialization Technology” means Beam Development and Commercialization Know-How and Beam Development and Commercialization Patent Rights.
1.23    “Beam Exclusively Licensed Patent Rights” has the meaning given to such term in Section 11.2.2.
1.24    “Beam Field” means (a) the prevention, modification, improvement, amelioration or treatment of human disease (including cell-based therapies and the creation of one or more protective mutations) through administration of a Licensed Product containing or incorporating a Qualifying Prime Editing Agent (and not any Prime Editing Agent or other gene editing approach that is not a Qualifying Prime Editing Agent) (such field in clause (a), the “Qualifying Prime Editing Agent Field”); and (b) the prevention, modification, improvement, amelioration or treatment of sickle cell disease through administration of a Licensed Product containing or incorporating a Prime Editing Agent (including Licensed Products that contain or incorporate (i) at least one Prime Editing Agent and (ii) any other gene-editing approach (including other Prime Editing Agents)) (such field in clause (b), the “Sickle Cell Field”) but, in each case ((a) and (b)), excluding the Prime Field. Each of clause (a) and clause (b) are referred to herein as the “Subfields”.

1.25    “Beam (from Prime) Improvement Know-How” means any Prime Collaboration Know-How and Joint Collaboration Know-How, in each case, to the extent that such Know-How (a) constitutes an improvement, modification, or enhancement to any [***] and (b) is conceived, developed, generated or reduced to practice during the Initial Term. Beam (from Prime) Improvement Know-How excludes [***].
1.26    “Beam (from Prime) Improvement Patent Rights” means any Patent Rights that (a) are Controlled by Beam or any of its Affiliates during the Term and (b) Cover Beam (from Prime) Improvement Know-How.
1.27    “Beam (from Prime) Improvement Technology” means Beam (from Prime) Improvement Know-How and Beam (from Prime) Improvement Patent Rights.
1.28    “Beam Indemnified Parties” has the meaning given to such term in Section 12.1.
1.29    “Beam In-License Agreement” has the meaning given to such term in Section 8.5.5(a).
1.30    “Beam Licensed Know-How” means all Know-How, patentable or otherwise, that (a) (i) is Controlled by Beam or any of its Affiliates as of the Effective Date or during the Initial Term and (ii) is necessary or useful to Develop, Commercialize or Manufacture a Prime Editing Agent or Qualifying Prime Editing Agent, as applicable, in the Prime Field, or (b) (i) [***] (ii) is (x) Controlled by Beam or any of its Affiliates and (y) conceived, developed, generated or reduced to practice, in each case ((x) and (y)), during the Initial Term or in the [***] years thereafter and (iii) is necessary or useful to Develop, Commercialize or Manufacture a Prime Editing Agent or Qualifying Prime Editing Agent, as applicable, in the Prime Field, provided, in each case (a) and (b), that such Know-How is not generally known. For the avoidance of doubt, Beam Licensed Know-How may include Beam Collaboration Know-How or Beam (from Prime) Improvement Technology. Beam Licensed Know-How shall exclude Beam CRISPR/Delivery Technology.
1.31    “Beam Licensed Patent Rights” means any Patent Rights that (a) as of the Effective Date or during the Term are Controlled by Beam or any of its Affiliates and (b) Cover (i) Beam Licensed Know-How or (ii) Know-How that would, but for the proviso in the definition of “Beam Licensed Know-How”, constitute Beam Licensed Know-How. Beam Licensed Patent Rights includes those Patent Rights listed on Schedule 1.31, which schedule will be updated within [***] of the Effective Date and periodically thereafter as necessary at the reasonable request of Prime.
1.32    “Beam Licensed Technology” means Beam Licensed Know-How and Beam Licensed Patent Rights.
1.33    “Beam Protected Product Option” has the meaning given to such term in Section 5.1.
1.34    “Beam Protected Product Option Exercise Notice” has the meaning given to such term in Section 5.1.

1.35    “Beam Protected Product Option Fee” the meaning given to such term in Section 8.2.
1.36    “Beam Protected Product Option Period” has the meaning given to such term in Section 5.1.
1.37    [***]
1.38    [***]
1.39    [***]
1.40    “Beam Sublicense Payments” has the meaning given to such term in Section 8.5.5(d).
1.41    “Beam Third Party Agreement” has the meaning given to such term in Section 10.3.4.
1.42    “Beam-Broad Agreement” means the License Agreement by and between Broad and Blink Therapeutics Inc., dated as of May 9, 2018, as may be amended from time to time.
1.43    “Beam-Prosecuted Patent Rights” has the meaning given to such term in Section 11.2.2.
1.44    “Broad” means The Broad Institute, Inc.
1.45    “Business Day” means a day other than a Saturday, Sunday, or a bank or other public holiday in New York, New York, United States.
1.46    “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided that the first Calendar Quarter of the Term shall begin on the Effective Date and end on the last day of the then current Calendar Quarter and the last Calendar Quarter of the Term shall begin on the first day of such Calendar Quarter and end on the last day of the Term.
1.47    “Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on December 31; provided that the first Calendar Year of the Term shall begin on the Effective Date and end on December 31 of the then current Calendar Year and the last Calendar Year of the Term shall begin on the first day of such Calendar Year and end on the last day of the Term.
1.48    “Challenged Patent Right” has the meaning given to such term in Section 1.143.

1.49    “Change of Control” means, with respect to a Person, any of the following: (a) the sale or disposition of all or substantially all of the assets of such Person to a non-Affiliate of such Person, (b) the acquisition by a non-Affiliate of such Person, directly or indirectly, other than by an employee benefit plan (or related trust) sponsored or maintained by such Person or any of its Affiliates, of more than fifty percent (50%) of such Person’s outstanding shares of voting capital stock or similar equity (e.g., capital stock entitled to vote generally for the election of directors), (c) the merger or consolidation of such Person with or into another corporation or entity, or (d) a liquidation or dissolution of such Person or any direct or indirect parent of such Person, excluding, in the case of (b) or (c) above, an acquisition or a merger or consolidation of a Person in which holders of shares of such Person’s voting capital stock or similar equity immediately prior to the acquisition, merger or consolidation have more than fifty percent (50%) of the ownership of voting capital stock or similar equity of the acquiring non-Affiliate or the surviving corporation or entity in such merger or consolidation, as the case may be, immediately after the merger or consolidation. Notwithstanding the foregoing, a Change of Control will not be deemed to occur on account of a sale of assets, merger or other transaction effected exclusively for the purpose of changing the corporate domicile or legal form of such Person.
1.50    “Clinical Trial” means a Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial, or Phase IV Clinical Trial.
1.51    “Clinical Trial Data” means, with respect to a Licensed Product, (a) all pharmacokinetic, clinical, safety and other similar data that relate to the Development of such Licensed Product, including all data and information related to any Clinical Trials of such Licensed Product (including all final reports and case report forms) and (b) all clinical test designs and operating records related to any Clinical Trial for such Licensed Product.
1.52    “Code” has the meaning given to such term in Section 13.6.2.
1.53    “Collaboration Beam In-License Agreement” has the meaning given to such term in Section 8.5.5(a).
1.54    “Collaboration In-License Agreement” has the meaning given to such term in Section 8.5.5(a).
1.55    “Collaboration Know-How” means all Know-How, patentable or otherwise, conceived, developed, generated or reduced to practice during the Term solely by a Party or its Affiliates or other persons acting on behalf of such Party, either alone or jointly with the other Party or its Affiliates or other persons acting on behalf of (or under license or sublicense from) such Party, through the Development, Commercialization or Manufacture of Licensed Products or otherwise arising out of such Party’s performance of its obligations under this Agreement or exercise of its rights hereunder.
1.56    “Collaboration Marks” has the meaning given to such term in Section 11.6.1.
1.57    “Collaboration Prime In-License Agreement” has the meaning given to such term in Section 8.5.4(b).

1.58    [***]
1.59    [***]
1.60    [***]
1.61    “Collaboration Patent Rights” means any Patent Rights that Cover Collaboration Know-How.
1.62    “Collaboration Product” means a Licensed Product for which Prime has exercised the Prime Opt-In Option in accordance with Section 5.2.
1.63    “Collaboration Product Regulatory Documentation” has the meaning given to such term in Section 6.2.
1.64    “Collaboration Technology” means the Prime Collaboration Technology, the Beam Collaboration Technology and the Joint Collaboration Technology.
1.65    “Collaboration Territory” means the United States, its territories and possessions.
1.66    “Collaboration Territory Revenue” shall mean, for any given time period with respect to a given Collaboration Product, Net Sales of such Collaboration Product in the Collaboration Territory during such time period less the sum of the Shared Commercialization Costs directly relating to the sale of such Collaboration Products in the Collaboration Territory in such time period. Collaboration Territory Revenue in any given time period shall be determined on an accrual basis from the Parties’ books and records maintained in accordance with GAAP.
1.67    “Commercialization Budget” means, with respect to a Collaboration Product in the Collaboration Territory, the budget for Shared Commercialization Costs included in the Commercialization Plan for such Collaboration Product.
1.68    “Commercialization Plan” has the meaning given to such term in Section 7.4.1.
1.69    “Commercialization Senior Officer” means, with respect to a Party, any officer designated under Section 3.4.3 (or such officer’s designee) that has the requisite decision-making authority and expertise within such Party to make decisions related to Commercialization under this Agreement.

1.70    “Commercialize” means to promote, market, distribute, sell and provide product support for a Product, and “Commercializing” and “Commercialization” shall have correlative meanings.
1.71    “Commercially Reasonable Efforts” means, [***].
1.72    “Committee” means the JSC, the JRC and any Subcommittee.
1.73    “Confidential Information” has the meaning given to such term in Section 9.1.
1.74    “Control”, “Controls” or “Controlled by” means, with respect to any product, Patent Right or other tangible or intangible intellectual property right, the possession (whether by ownership or license, other than licenses granted pursuant to this Agreement) by a Party or its Affiliate of the ability to grant to the other Party, on the applicable terms set forth in this Agreement, access to, ownership of, or a license or sublicense under, such product, Patent Right, or other intellectual property without violating the terms of any agreement or other arrangement with any Third Party; provided, however, that in the case of a Change of Control of either Party, only those products, Patent Rights or other tangible or intangible intellectual property rights that are Controlled by Beam or any of its Affiliates, on the one hand, or Prime or any of its Affiliates, on the other hand, in each case prior to or as of such Change of Control of a Party (and any improvements, modifications of enhancements thereto conceived, developed, generated or reduced to practice by such Party within the earlier of (a) [***] years of such Change of Control and (b) [***] years following the Effective Date and Controlled by such Party) will be deemed Controlled by Beam or Prime, respectively, and no other product, Patent Right or other tangible or intangible intellectual property right Controlled by (i) such Party after the Change of Control (other than improvements, modifications or enhancements described in this proviso), (ii) a Future Acquirer of a Party or (iii) a Third Party that becomes an Affiliate of a Party due to a Change of Control of such Party following the Effective Date will be treated as “Controlled” by such Party or its Affiliate for purposes of this Agreement. Notwithstanding the foregoing, neither Party nor and its Affiliates shall be deemed to Control any Patent Rights or Know-How licensed to such Party pursuant to a Prime In-License Agreement or Beam In-License Agreement entered into after the Effective Date unless such Prime In-License Agreement or Beam In-License Agreement becomes a Collaboration In-License

Agreement in accordance with Section 8.5.4 or Section 8.5.5. Notwithstanding anything to the contrary in this Agreement, if a Party or its Affiliate possesses (whether by ownership or license, other than licenses granted pursuant to this Agreement) the ability to grant to the other Party access to, ownership of, or a license or sublicense under a product, Patent Right, or other intellectual property without violating the terms of any agreement or other arrangement with any Third Party, but such access, ownership, license or sublicense would be narrower in scope or rights than the applicable terms of this Agreement, then such Party or its Affiliate will nonetheless be deemed to “Control” such product, Patent Right or other tangible or intangible intellectual property right, provided that such access, ownership, license or sublicense under this Agreement with respect to such product, Patent Right or other tangible or intangible intellectual property right will be limited to the extent that such Party or its Affiliate has the ability to grant such access, ownership, license or sublicense without violating the terms of the applicable Third Party agreement or other arrangement.
1.75    “Co-Promote” means, with respect to a Collaboration Product for which Prime exercises its Co-Promote Option in accordance with Section 5.2.4, the joint promotion of such Collaboration Product by Beam and Prime through their respective sales forces under a single trademark in the Collaboration Territory, but shall not include any Manufacturing activities or Development activities or any other actions undertaken with Regulatory Authorities in order to obtain or maintain Marketing Authorizations. “Co-Promotion” and “Co-Promoting” shall have a correlative meaning.
1.76    “Co-Promote Option” has the meaning given to such term in Section 5.2.4.
1.77    “Co-Promotion Agreement” has the meaning given to such term in Section 7.6.
1.78    “Cost of Goods Manufactured” means, with respect to a Licensed Product, such Party’s Fully Absorbed Standard Cost to produce such Licensed Product. The Parties agree that the following costs (plus or minus, as the case may be) will not be included in the calculation of Cost of Goods Manufactured: (a) the Party’s costs for product inventory adjustments and losses and (b) any manufacturing cost variances allocable to such Licensed Products.
1.79    “Cost Report” has the meaning given to such term in Section 8.6.3(a).
1.80    “Covered” means, with respect to a given product, process, method or service, that a Valid Claim would (absent a license thereunder or ownership thereof) be infringed (whether directly infringed or indirectly by induced or contributory infringement) by the making, using, selling, offering for sale, importation or other exploitation of such product, process, method or service. With respect to a claim of a pending patent application, “infringed” refers to activity that would infringe or be covered by such Valid Claim if it were contained in an issued patent. Cognates of the word “Covered” shall have correlative meanings.
1.81    “CPI” means, with respect to personnel located in the U.S., the Consumer Price Index – All Urban Consumers published by the United States Department of Labor, Bureau of Statistics (or its successor equivalent index), and with respect to personnel located outside the U.S., (a) an equivalent index in a foreign country applicable to FTEs in such country, accounting if possible for the area in such country where the personnel are located, or (b) other inflation measure or rate agreed to by the Parties.
1.82    “CPI Adjustment” means, with respect to any personnel, the percentage increase or decrease, if any, in the CPI applicable to such personnel for the twelve (12) months ending September 30 of the Calendar Year prior to the Calendar Year for which the adjustment is being made.
1.83    “Detail” means, with respect to a Collaboration Product for which Prime has exercised its Co-Promote Option in accordance with Section 5.2.4 in the Collaboration Territory, a face-to-face contact between a sales representative and a physician or other medical professional licensed to prescribe drugs, during which a primary position detail (as defined in the applicable Co-Promotion Agreement) or a secondary position detail (as defined in the applicable Co-Promotion Agreement) is made to such person, in each case as measured by each Party’s internal recording of such activity in accordance with the applicable Co-Promotion Agreement; provided that such meeting is consistent with and in accordance with the requirements of Applicable Law and this Agreement. When used as a verb, “Detail” means to engage in a Detail.
1.84    “Develop” means to research, develop, analyze, test and conduct preclinical, clinical and all other regulatory trials for a Product, as well as any and all activities pertaining to manufacturing development, formulation development and lifecycle management, including new formulations and all other activities related to securing and maintaining Marketing Authorization for a Product. “Developing” and “Development” shall have correlative meanings.
1.85    “Development Budget” means, with respect to a Development Plan for a Collaboration Product, the budget for Development activities for such Collaboration Product in the Territory under such Development Plan in the Major Markets, as may be amended from time to time by the JSC. Each Development Budget shall be itemized by general Development activity and the Party expected to incur such expense.
1.86    “Development Cost Report” has the meaning given to such term in Section 8.6.3(a).
1.87    “Development Plan” has the meaning given to such term in Section 4.3.1(a).
1.88    “Development Senior Officer” means, with respect to a Party, any officer designated under Section 3.4.3 (or such officer’s designee) that has the requisite decision-making authority and expertise within such Party to make decisions related to Development under this Agreement.
1.89    “Disclosing Party” has the meaning given to such term in Section 9.1.
1.90    “Dispute” has the meaning given to such term in Section 14.8.
1.91    “DNA or RNA Targeting Protein” means a macromolecule or macromolecular complex intended [***].

1.92    “EMA” means the European Medicines Agency and any successor Regulatory Authority having substantially the same function.
1.93    “Employee-Initiated Solicitation” has the meaning given to such term in Section 14.4.1.
1.94    “European Union” means the organization of member states of the European Union, as it may be constituted from time to time during the Term.
1.95    “Excluded Field” means [***].
1.96    “Exclusively Licensed Patent Rights” has the meaning given to such term in Section 11.2.2.
1.97    “Existing Employer” has the meaning given to such term in Section 14.4.1.
1.98    “FDA” means the United States Food and Drug Administration and any successor Regulatory Authority having substantially the same function.
1.99    “Field” means the Prime Field or Beam Field, as applicable.
1.100    “First Commercial Sale” means, with respect to a Royalty-Bearing Product in a country, the first sale for end use or consumption of such Licensed Product or Prime Product in such country after Marketing Authorization of such Royalty-Bearing Product in such country, excluding, however, any sale or other distribution for use in a Clinical Trial.
1.101    “FTE” means [***] hours of work devoted to or in support of Development or Commercialization activities under this Agreement that is carried out by one or more qualified employees, contract personnel or consultants of a Party, measured in accordance with such Party’s normal time allocation practices.
1.102    “FTE Cost” means, for any period, the FTE Rate multiplied by the number of FTEs in such period.
1.103    “FTE Rate” means, (a) for the period during the Term through the end of the first full Calendar Year, a rate of [***] U.S. Dollars ($[***]) per FTE and (b) for each Calendar Year during the Term following the first full Calendar Year, a rate equal to the FTE Rate for the previous Calendar Year adjusted by the applicable CPI Adjustment.

1.104    “Fully Absorbed Standard Costs” means, [***].
1.105    “Future Acquirer” means, with respect to a Party, the non-Affiliate party to any Change of Control of such Party and such non-Affiliate Person’s Affiliates immediately prior to the Change of Control.
1.106    “GAAP” means United States generally accepted accounting principles, consistently applied.
1.107    “Governmental Authority” means any United States federal, state or local, or any foreign, government or political subdivision thereof, or any multinational organization or authority, or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any governmental arbitrator or arbitral body.
1.108    “IND” means an investigational new drug application, clinical trial authorization, or similar application or submission for approval to conduct human clinical investigations filed with or submitted to a Regulatory Authority in conformance with the requirements of such Regulatory Authority.
1.109    “Indemnified Party” has the meaning given to such term in Section 12.4.1.
1.110    “Indemnifying Party” has the meaning given to such term in Section 12.4.1.

1.111    “Indication” means a separate and distinct disease or medical condition in humans that [***].
1.112    “Initial Term” means the time period commencing on the Effective Date and ending on the [***] anniversary thereof.
1.113    “Initiate” or “Initiation” means, with respect to a Clinical Trial, the administration of the first dose to a human subject in such Clinical Trial.
1.114    “JCC” has the meaning given to such term in Section 3.6.1
1.115    “JDC” has the meaning given to such term in Section 3.5.1.
1.116    “Joint Collaboration Know-How” means all Collaboration Know-How conceived, developed, generated or reduced to practice during the Term jointly by, on one hand, Prime, its Affiliates or persons acting on behalf of (or under license or sublicense from) Prime and, on the other hand, Beam, its Affiliates or persons acting on behalf of (or under license or sublicense from) Beam.
1.117    “Joint Collaboration Patent Rights” means any Patent Rights that Cover Joint Collaboration Know-How.
1.118    “Joint Collaboration Technology” means the Joint Collaboration Know-How and Joint Collaboration Patent Rights.
1.119    “Jointly-Owned Know-How” means all Joint Collaboration Know-How other than Prime (from Beam) Improvement Know-How and Beam (from Prime) Improvement Know-How. Jointly-Owned Know-How includes [***].
1.120    “Jointly-Owned Patent Rights” means any Patent Rights that Cover Jointly-Owned Know-How.
1.121    “Jointly-Owned Technology” means the Jointly-Owned Know-How and Jointly-Owned Patent Rights.
1.122    “JRC” has the meaning given to such term in Section 3.3.
1.123    “JSC” has the meaning given to such term in Section 3.4.
1.124    “Know-How” means any invention, discovery, development, data, information, process, method, technique, trade secret, composition of matter, formulation, article of manufacture or other know-how, and any physical embodiments of any of the foregoing.
1.125    “Licensed Product” means, on a country-by-country basis, any product or service both (a) that contains or incorporates a Prime Editing Agent (in the case of a product in the Sickle Cell Field) or Qualifying Prime Editing Agent (in the case of a product in the Qualifying Prime Editing Agent Field), as applicable, and (b) either (i) the making, using, selling, offering for sale, importing or exporting of such product in the country in question is Covered by at least one Valid Claim of any of the Prime Licensed Patent Rights, Prime CRISPR/Delivery Patent Rights, [***] or Jointly-Owned Patent Rights, or (ii) [***] any of the Prime Licensed Technology, Prime CRISPR/Delivery Technology, [***] or Jointly-Owned Technology. For clarity, each of the following is a Licensed Product: a Protected Product, an Opt-In Product, a Collaboration Product, an Orphan Product, and a Beam Collaboration Enabled Product.

1.126    “Licensee” has the meaning given to such term in Section 1.143.
1.127    “Licensor” has the meaning given to such term in Section 1.143.
1.128    “Losses” has the meaning given to such term in Section 12.1.
1.129    “Major Market” means each of the United States, the United Kingdom, Germany, France, Spain and Italy.
1.130    “Manufacture” or “Manufacturing” means, with respect to a Product, including components thereof, the receipt, handling and storage of materials, the manufacturing, processing, packaging and labeling (excluding the development of packaging and labeling components for Marketing Authorization), holding (including storage), quality assurance and quality control testing (including release) of such compound or product (other than quality assurance and quality control related to development of the manufacturing process, which activities shall be considered Development activities) and shipping of such Product (or components thereof).
1.131    “Marketing Authorization” means all approvals from the relevant Regulatory Authority necessary to market and sell a product in any country [***].
1.132    “NDA” means a New Drug Application, Biologics License Application, Worldwide Marketing Application, Marketing Authorization Application, filing pursuant to Section 510(k) of the Act, or similar application or submission for Marketing Authorization of a Licensed Product filed with a Regulatory Authority to obtain Marketing Authorization for a biological, pharmaceutical or diagnostic product in the applicable jurisdiction.
1.133    “Net Sales” means [***] by or on behalf of a Party, its Affiliates, and sublicensees and any Affiliates of such sublicensees (in each case, the “Invoicing Entity”) [***] on sales or other transfers of Royalty-Bearing Products, less the following to the extent applicable with respect to such sales or other transfers and not previously deducted from the gross invoice price: [***] provided that:
1.133.1    in any transfers of Royalty-Bearing Products between an Invoicing Entity and an Affiliate of such Invoicing Entity not for the purpose of resale by such Affiliate and not for use in a Clinical Trial, charitable purposes, compassionate use or as free marketing samples provided in the customary course of the Invoicing Entity’s business, Net Sales will be equal to the fair market value of the Royalty-Bearing Products so transferred, assuming an arm’s length transaction made in the ordinary course of business;
1.133.2    in the event that (i) an Invoicing Entity receives non-cash consideration for any Royalty-Bearing Products, (ii) an Invoicing Entity sells Royalty-Bearing Product in a transaction not at arm’s length with a non-Affiliate of an Invoicing Entity, or (iii) any Royalty-Bearing Product is sold by an Invoicing Entity at a discounted price that is substantially lower than the customary prices charged by Invoicing Entity, then Net Sales will be calculated based on the fair market value of such consideration or transaction, assuming an arm’s length transaction made in the ordinary course of business, not to exceed the list price of the Royalty-Bearing Products in any event; and

1.133.3    with respect to any provision hereof requiring a calculation of fair market value, assuming an arm’s length transaction made in the ordinary course of business, the Invoicing Entity may use the average price of the relevant Royalty-Bearing Product sold for cash during the relevant period in the relevant country.
Transfers of Royalty-Bearing Products by an Invoicing Entity to its Affiliate or a sublicensee for resale by such Affiliate or sublicensee will not be deemed Net Sales. Instead, if applicable, Net Sales will be determined based on the gross amount billed or invoiced by such Affiliate or sublicensee upon resale of such Royalty-Bearing Products to a Third Party purchaser. Transfers of Royalty-Bearing Products by an Invoicing Entity for use in Clinical Trials, for compassionate use, or use as free marketing samples will not be deemed Net Sales unless such Invoicing Entity bills or invoices for such Royalty-Bearing Products at a price above its Cost of Goods Manufactured, in which case, Net Sales will be determined based on the gross amount billed or invoiced by such Invoicing Entity upon transfer for such use.
Net Sales shall be determined from the Parties’ books and records maintained in accordance with GAAP (to the extent reasonably practicable when determining amounts at a product level) consistently applied. It is understood that any accruals of amounts reflected in Net Sales shall be periodically (but at least once a Calendar Quarter) trued up by the Parties consistent with their customary practices and in accordance with GAAP (to the extent reasonably practicable when determining amounts at a product level), and Net Sales shall be adjusted to reflect such trued-up amounts.
1.134    “Non-Optioned Protected Product” has the meaning given to such term in Section 1.187.
1.135    “Opt-In Information Package” means, with respect to a Opt-In Product, [***].
1.136    “Opt-In Product” shall have the meaning given to such term in Section 5.2.1.
1.137    “Opt-Out Notice” shall have the meaning given to such term in Section 5.2.5.
1.138    “Opt-Out Right” shall have the meaning given to such term in Section 5.2.5.
1.139    “Orphan Product” means any Licensed Product that [***].
1.140    “Overhead Costs” means costs incurred by a Party or for its account that are attributable to a Party’s [***].

1.141    “Party” or “Parties” has the meaning given to such term in the preamble to this Agreement.
1.142    “Party Materials” has the meaning given to such term in Section 2.6.1.
1.143    “Patent Challenge” means [***], of the validity, patentability, scope, priority, construction, non-infringement, inventorship, ownership or enforceability of any Patent Right (a “Challenged Patent Right”) licensed by a Party (the “Licensor”) to the other Party (the “Licensee”) under this Agreement or any claim thereof, or opposition or assistance in the opposition of the grant of any letters patent within the Challenged Patent Rights, [***], before the United States Patent and Trademark Office or other agency or tribunal in any jurisdiction, or in arbitration including by reexamination, inter partes review, opposition, interference, post-grant review, nullity proceeding, pre-issuance submission, third party submission, derivation proceeding or declaratory judgment action; provided, however, that the term Patent Challenge shall not include (a) the Licensee or any of its Affiliates or sublicensees being an essential party in any patent interference proceeding before the United States Patent and Trademark Office, which interference the Licensee or its applicable Affiliate or sublicensee acts in good faith to try to settle or (b) the Licensee or any of its Affiliates or sublicensees, due to its status as an exclusive licensee of patent rights other than the Challenged Patent Rights, being named by the Licensor of such patent rights as a real party in interest in such an interference, so long as the Licensee or its applicable Affiliate or sublicensee either abstains from participation in, or acts in good faith to settle, the interference. For clarity, a Patent Challenge shall not include arguments made by the Licensee that (x) distinguish the inventions claimed in Patent Rights owned or controlled by the Licensee from those claimed in the Challenged Patent Rights but (y) do not disparage the Challenged Patent Rights or raise any issue of Challenged Patent Rights’ compliance with or sufficiency under applicable patent laws, regulations or administrative rules, in each case (i) in the ordinary course of ex parte prosecution of the Patent Rights owned or controlled by the Licensee or (ii) in inter partes proceedings before the United States Patent and Trademark Office or other agency or tribunal in any jurisdiction (excluding interferences or derivation proceedings), or in arbitration, wherein the Patent Rights owned or controlled by the Licensee have been challenged. For further clarity, unless in conflict with the definition of a “Patent Challenge” that exists as of the Effective Date under a Third Party Agreement applicable to the Challenged Patent Rights, a Patent Challenge shall not include any counterclaim made, filed or maintained by the Licensee or its applicable Affiliate or sublicensee as a defendant in any claim, demand, lawsuit, cause of action or other action made, filed or maintained by the Licensor or its Affiliate or designee asserting infringement of any Patent Right.
1.144    “Patent Rights” means (a) all patents and patent applications in any country or supranational jurisdiction in the Territory, (b) any substitutions, divisionals, continuations, continuations-in-part, provisional applications, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates and the like of any such patents or patent applications, (c) foreign counterparts of any of the foregoing, (d) all applications claiming priority to any of the foregoing, (e) any patents issuing on any patent application identified in clauses (a) through (d), (f) any application to which any of the foregoing claim priority, and (g) any application that claims common priority with any of the foregoing.
1.145    “Permitted Uses” has the meaning given to such term in Section 2.6.2.
1.146    “Person” means an individual, Governmental Authority, government official, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, or any other form of entity not specifically listed herein.
1.147    “Pharmacovigilance Agreement” has the meaning given to such term in Section 3.12.
1.148    “Phase I Clinical Trial” means a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(a).
1.149    “Phase II Clinical Trial” means a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(b).
1.150    “Phase III Clinical Trial” means a human clinical trial in any country that would satisfy the requirements of 21 CFR 312.21(c).
1.151    “Phase IV Clinical Trial” means (i) any human clinical trial (other than a Phase I Clinical Trial, Phase II Clinical Trial or Phase III Clinical Trial) in any country which is conducted on a Licensed Product for an Indication in the Beam Field after Marketing Authorization of such Licensed Product has been obtained from an appropriate Regulatory Authority in such country for such Indication, and includes [***].
1.152    “Post-Approval Shared Development Costs” means, on a Collaboration Product-by-Collaboration Product basis, the sum of [***] provided that in no event will any expense included as a Shared Development Cost or Post-Approval Shared Regulatory Cost be an additional Post-Approval Development Cost hereunder.

1.153    “Post-Approval Shared Regulatory Costs” means, on an Collaboration Product-by-Collaboration Product basis, the sum of [***] provided that in no event will any expenses included as a Shared Development Cost or Post-Approval Shared Development Cost be a Post-Approval Shared Regulatory Cost hereunder.
1.154    “Pricing Approval” means, with respect to a product in any country where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, (a) receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination (as the case may be) for such product in such country and (b) the earlier to occur of (i) Beam, its Affiliate or sublicensee indicating agreement with such price(s) in such country or (ii) Beam, its Affiliate or sublicensee commencing Commercialization activities for such Licensed Product in such country after Marketing Authorization (other than Pricing Approval).
1.155    “Prime” has the meaning given to such term in the preamble to this Agreement.
1.156    “Prime Collaboration Know-How” means all Collaboration Know-How Controlled by Prime or any of its Affiliates and conceived, developed, generated or reduced to practice during the Term solely by Prime or its Affiliates or other persons acting on behalf of (or under license or sublicense from) Prime, through the Development, Commercialization or Manufacture of Licensed Products or otherwise arising out of Prime’s performance of its obligations under this Agreement or exercise of its rights hereunder.
1.157    “Prime Collaboration Patent Rights” means any Collaboration Patent Rights that (a) are Controlled by Prime or any of its Affiliates during the Term and (b) Cover Prime Collaboration Know-How.
1.158    “Prime Collaboration Technology” means Prime Collaboration Know-How and Prime Collaboration Patent Rights.
1.159    “Prime Competitive Infringement” has the meaning given to such term in Section 11.4.1.
1.160    “Prime CRISPR/Delivery Know-How” means all Know-How, patentable or otherwise, that:
1.160.1    (a) is Controlled by Prime or any of its Affiliates as of the Effective Date or during the Initial Term and (b) is (i) necessary or useful to Develop, Commercialize or Manufacture a DNA or RNA Targeting Protein, or (ii) [***]; or

1.160.2    (a) is an enhancement, modification or improvement to the Know-How described in Section 1.160.1 and (b) is (i) Controlled by Prime or any of its Affiliates and (ii) conceived, developed, generated or reduced to practice, in each case ((i) and (ii)), during the Initial Term or in the [***] years thereafter, provided that, in each case, such Know-How is not generally known.
Prime CRISPR/Delivery Know-How shall exclude Prime (from Beam) Improvement Technology.
1.161    “Prime CRISPR/Delivery Patent Rights” means any Patent Rights that (a) as of the Effective Date or during the Term are Controlled by Prime or any of its Affiliates and (b) Cover (i) Prime CRISPR/Delivery Know-How or (ii) Know-How that would, but for the proviso in the definition of “Prime CRISPR/Delivery Know-How”, constitute Prime CRISPR/Delivery Know-How.
1.162    “Prime CRISPR/Delivery Technology” means Prime CRISPR/Delivery Know-How and Prime CRISPR/Delivery Patent Rights.
1.163    “Prime Editing Agent” means a macromolecule or macromolecular complex that uses Prime Editing to make one or more mutations or other changes (including point mutations (transitions, transversions, etc.), insertions, deletions, duplications, indels, or combinations thereof) in the sequence of one or more deoxyribonucleic acid target(s) or ribonucleic acid target(s). For clarity, a Qualifying Prime Editing Agent is a Prime Editing Agent.
1.164    “Prime Editor” means a macromolecule or macromolecular complex that is intended to insert deoxyribonucleic acid (DNA) or ribonucleic acid (RNA) sequence into, delete DNA or RNA sequence from, or replace one or more bases of a target DNA or RNA sequence using a combination of (a) one or more natural or engineered [***] or any other [***] and (b) either (i) a nucleic acid binding protein that can be programmed to bind to a DNA sequence to be so changed, wherein the nucleic acid binding protein does not intentionally make double stranded DNA breaks or (ii) a nucleic acid binding protein that can be programmed to bind to an RNA sequence to be so changed. “Prime Editing” means the process of utilizing a Prime Editor to achieve such change(s) in a nucleic acid target. Notwithstanding the foregoing, [***]
1.165    “Prime Exclusively Licensed Patent Rights” has the meaning given to such term in Section 11.2.1.
1.166    “Prime Field” means the prevention, modification, improvement, amelioration or treatment of human disease (excluding sickle cell disease) (including cell-based therapies and the creation of one or more protective mutations) through administration of a product or service containing or incorporating a Prime Editing Agent that is not a Qualifying Prime Editing Agent, but excluding (a) the Beam Field, (b) the administration of any product or service containing or incorporating a Base Editor and (c) the Excluded Field. For clarity, the Prime Field includes products or services that contain or incorporate (i) at least one Prime Editing Agent that is not a Qualifying Prime Editing Agent and (ii) any other gene-editing approach (including other Prime Editing Agents, which may include one or more Qualifying Prime Editing Agents), subject to the exclusions in the foregoing clauses (a) through (c).
1.167    “Prime (from Beam) Improvement Know-How” means any Beam Collaboration Know-How and Joint Collaboration Know-How, in each case, to the extent that such Know-How (a) constitutes an improvement, modification, or enhancement to [***] and (b) is conceived, developed, generated or reduced to practice during the Initial Term. For example, and not limitation, Beam Collaboration Know-How or Joint Collaboration Know-How that constitutes an improvement, modification or enhancement to (x) CRISPR or any DNA or RNA Targeting Protein shall not be deemed an improvement, modification or enhancement to the Prime Platform and (y) any [***] shall be deemed an improvement, modification or enhancement to the Prime Platform. Prime (from Beam) Improvement Know-How excludes [***]. Notwithstanding anything to the contrary herein, any Beam Collaboration Know-How or Joint Collaboration Know-How that (A) [***] and (B) is conceived, developed, generated or reduced to practice during the period starting on the Effective Date and ending on the expiration or earlier termination of [***] (but in no event ending after the [***] of the Effective Date) shall be deemed an improvement, modification or enhancement to the Prime Platform.
1.168    “Prime (from Beam) Improvement Patent Rights” means any Patent Rights that (a) are Controlled by Beam or any of its Affiliates during the Term and (b) Cover Prime (from Beam) Improvement Know-How.
1.169    “Prime (from Beam) Improvement Technology” means Prime (from Beam) Improvement Know-How and Prime (from Beam) Improvement Patent Rights.
1.170    “Prime Indemnified Parties” has the meaning given to such term in Section 12.2.
1.171    “Prime In-License Agreement” has the meaning given to such term in Section 8.5.4(a).
1.172    “Prime Licensed Know-How” means all Know-How, patentable or otherwise, that (a) (i) is Controlled by Prime or any of its Affiliates as of the Effective Date or during the Initial Term and (ii) is necessary or useful to Develop, Commercialize or Manufacture a Prime Editing Agent or Qualifying Prime Editing Agent, as applicable, in the Beam Field, or (b) (i) is an enhancement, modification or improvement to the [***] (ii) is (x) Controlled by Prime or any of its Affiliates and (y) conceived, developed, generated or reduced to practice, in each case ((x) and (y)), during the Initial Term or in the [***] years thereafter and (iii) is necessary or useful to Develop, Commercialize or Manufacture a Prime Editing Agent or Qualifying Prime Editing Agent, as applicable, in the Beam Field, provided, in each case (a) and (b), that such Know-How is not generally known. For the avoidance of doubt, Prime Licensed Know-How may include Prime Collaboration Know-How or Prime (from Beam) Improvement Technology. Prime Licensed Know-How shall exclude Prime CRISPR/Delivery Technology.
1.173    “Prime Licensed Patent Rights” means any Patent Rights that (a) as of the Effective Date or during the Term are Controlled by Prime or any of its Affiliates and (b) Cover (i) Prime Licensed Know-How or (ii) Know-How that would, but for the proviso in the definition of “Prime Licensed Know-How”, constitute Prime Licensed Know-How. Prime Licensed Patent Rights includes those Patent Rights listed on Schedule 1.173, which schedule will be updated periodically thereafter as necessary at the reasonable request of Beam.
1.174    “Prime Licensed Technology” means Prime Licensed Know-How and Prime Licensed Patent Rights.
1.175    “Prime Opt-In Option” has the meaning given to such term in Section 5.2.1.
1.176    “Prime Opt-In Option Period” has the meaning given to such term in Section 5.2.2
1.177    “Prime Platform” means Prime (and any of its Affiliates’) owned or exclusively in-licensed technology platform to the extent directed towards Prime Editors and Prime Editing Agents (which, for clarity, will include RNA applications of the foregoing notwithstanding the status of the technology platform), including the invention, making, discovery, development, identification, research, development, manufacture and commercialization thereof. For clarity, Prime Platform includes, without limitation, any Patent Rights exclusively licensed to Prime under the Prime-Broad Agreement to the extent relating to Prime Editors or Prime Editing Agents.
1.178    “Prime Product” means, on a country-by-country basis, any product or service that either (a) the making, using, selling, offering for sale, importing or exporting of such product in the country in question is Covered by at least one Valid Claim of any of the Beam Licensed Patent Rights or Beam CRISPR/Delivery Patent Rights or (b) [***] any of the Beam Licensed Technology or Beam CRISPR/Delivery Technology.
1.179    “Prime Sublicense Payments” has the meaning given to such term in Section 8.5.4(c).
1.180    “Prime Third Party Agreement” has the meaning given to such term in Section 10.2.4.
1.181    “Prime Third Party Rights” has the meaning given to such term in Section 8.5.4(a).
1.182    “Prime Third Party Royalties” means, with respect to a Licensed Product and a country, [***].

1.183    “Prime-Broad Agreement” means that certain License Agreement by and between Broad and Prime, dated as of September 26, 2019, as such agreement may be amended from time to time in accordance with its terms.
1.184    “Prime-Prosecuted Patent Rights” has the meaning given to such term in Section 11.2.1.
1.185    “Product” means, as applicable, any Prime Product or Licensed Product.
1.186    [***]
1.187    “Protected Product” means a Licensed Product for which (a) Beam exercises a Beam Protected Product Option in accordance with Section 5.1 and pays the Beam Protected Product Option Fee in accordance with Section 8.2, or (b) Prime does not exercise the Prime Opt-In Option prior to the expiration of the Prime Opt-In Option Period for such Licensed Product in accordance with Section 5.2 (such Licensed Product in the foregoing (b), a “Non-Optioned Protected Product”).
1.188    “Qualifying Prime Editing Agent” means a macromolecule or macromolecular complex that uses Prime Editing to make one or more transition point mutations (that is, C to T, T to C, A to G, or G to A) in the sequence of one or more deoxyribonucleic acid targets, without intentionally making any non-transition mutations or other changes (including insertions, deletions, duplications, indels, transversions, or combinations thereof). Any compound that satisfies the criteria described above but also effects one or more Restricted Mutations shall also be considered a Qualifying Prime Editing Agent.
1.189    “Qualifying Prime Editing Agent Field” has the meaning given to such term in Section 1.23.
1.190    “Receiving Party” has the meaning given to such term in Section 9.1.
1.191    “Reconciliation Report” has the meaning given to such term in Section 8.6.3(d).
1.192    “Regulatory Authority” means any applicable Governmental Authority that holds responsibility for development and commercialization of, and the granting of approvals for the manufacturing or marketing (including Marketing Authorizations) of a biological or pharmaceutical product, as applicable in the Territory, including in the United States, the FDA, and in the European Union, the EMA.

1.193    “Regulatory Controlling Party” has the meaning given to such term in Section 6.3.
1.194    “Restricted Mutation” means any DNA or RNA base change that does not result in a material change in the protein-coding sequence or expression, trafficking, targeting, or other function of any gene or corresponding RNA or protein.
1.195    “Royalty Term” means on a country-by-country and Royalty-Bearing Product-by-Royalty-Bearing Product basis, the period during which royalties shall be paid on the sum of Net Sales of such Royalty-Bearing Product in such country, from the First Commercial Sale of such Royalty-Bearing Product until the latest of: (a) the expiration date of the last to expire Valid Claim (i) with respect to a Licensed Product, within the Prime Licensed Patent Rights, Jointly-Owned Patent Rights or [***] Covering the applicable Licensed Product (or if the last such Valid Claim with respect to such Licensed Product in such country is a pending Valid Claim, the date such pending Valid Claim ceases to be a Valid Claim; provided, however, that subsequent issuance of such Valid Claim shall again extend the Royalty Term from the date of such issuance to the expiration date of such Valid Claim), or (ii) with respect to a Prime Product, within the Beam Licensed Patent Rights or Beam CRISPR/Delivery Patent Rights Covering the applicable Prime Product (or if the last such Valid Claim with respect to such Prime Product in such country is a pending Valid Claim, the date such pending Valid Claim ceases to be a Valid Claim; provided, however, that subsequent issuance of such Valid Claim shall again extend the Royalty Term from the date of such issuance to the expiration date of such Valid Claim); (b) the period of regulatory exclusivity associated with such Royalty-Bearing Product in such country; or (c) ten (10) years after the First Commercial Sale of such Royalty-Bearing Product in such country.
1.196    “Royalty-Bearing Product” means, as applicable, any (a) Prime Product, (b) Protected Product, or (c) Collaboration Product outside the Collaboration Territory.
1.197    “Safety Issue” means, with respect to a Licensed Product, (a) a Regulatory Authority or safety data review board for a Clinical Trial of such Licensed Product has required termination or suspension of a Clinical Trial of such Licensed Product on the basis of a safety concern, (b) if a Party reasonably believes in good faith that termination or suspension of a Clinical Trial or further pre-clinical Development of such Licensed Product is warranted because of an adverse balance between risk and benefit to the study subjects or as demonstrated by in vivo pre-clinical data, as the case may be, or (c) if a Party reasonably believes in good faith that the continued Commercialization of such marketed Licensed Product poses an adverse balance between risk and benefit to patients.
1.198    “Sales and Marketing Expenses” means the sum of [***].

1.199    “Senior Officers” has the meaning given to such term in Section 3.4.
1.200    “Shared Commercialization Costs” means, with respect to a Collaboration Product, the sum of the following: [***].
1.201    “Shared Costs” means any Shared Commercialization Costs or Shared Development Costs.
1.202    “Shared Development Costs” means, with respect to a Collaboration Product, the sum of [***].

1.203    “Shared Distribution Costs” means the sum of [***].
1.204    “Sickle Cell Field” has the meaning given to such term in Section 1.23.
1.205    “Soliciting Employee” has the meaning given to such term in Section 14.4.1.
1.206    “Subcommittees” means the JDC, JCC or any other committee or subcommittee (other than the JSC or the JRC) formed in accordance with this Agreement.
1.207    “Subfields” has the meaning given to such term in Section 1.23.
1.208    “Technology Transfer Plan” has the meaning given to such term in Section 2.5.
1.209    “Term” has the meaning given to such term in Section 13.1.
1.210    “Terminated Collaboration Product” has the meaning given to such term in Section 13.6.1(d).
1.211    “Terminated Collaboration Product Transition Agreement” has the meaning given to such term in Section 13.6.1(d).
1.212    “Terminated Product” has the meaning given to such term in Section 13.6.1.
1.213    “Territory” means all of the countries in the world, and their territories and possessions.
1.214    “Third Party” means a Person other than Beam, Prime or their respective Affiliates.
1.215    “Third Party Agreements” means (a) any agreement entered into after the Effective Date between a Third Party and a Party or its Affiliate pursuant to which such Party or its Affiliate gains rights to use such Third Party’s intellectual property in the Development, Manufacture or Commercialization of a Product under this Agreement (including any

Prime In-License Agreement entered into by Prime in accordance with Section 8.5.4 or any Beam In-License Agreement entered into by Beam in accordance with Section 8.5.5), and (b) with respect to Beam, any agreement set forth on Schedule 1.215(i) and, with respect to Prime, any agreement set forth on Schedule 1.215(ii), in each case ((a) and (b)), as such agreement may be amended from time to time in accordance with its terms and this Agreement (any such Third Party described in clause (a), and any Third Party that is a party to any agreement set forth in Schedule 1.215(i) or Schedule 1.215(ii), a “Third Party Partner”).
1.216    “Third Party Milestone Payments” has the meaning given to such term in Section 8.5.4(c).
1.217    “Third Party Partner” has the meaning given to such term in Section 1.215.
1.218    “Third Party Payments” means compensation paid to any Third Party by a Party or by both Parties (or their respective Affiliates) under any Third Party Agreement.
1.219    “Valid Claim” means, with respect to any Patent Rights, (a) a claim of an issued and unexpired patent within such Patent Rights that has not been (i) held permanently revoked, unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, (ii) rendered unenforceable through disclaimer, or (iii) permanently lost through an interference or opposition proceeding without any right of appeal or review, or not appealed or put in for review within the applicable statutory or regulatory period; or (b) a pending claim of a pending patent application within such Patent Rights that has not been (i) abandoned or finally rejected without the possibility of appeal or refiling or (ii) pending more than [***] years from the date of the first substantive office action on such pending patent application, provided such patent application is not pending more than [***] years from its earliest priority date. A pending claim that ceases to be a Valid Claim due to the foregoing time limit shall, if it later issues, qualify again as a Valid Claim, provided that it meets the requirements of clauses (a)(i)-(iii) of the foregoing definition.
Article 2    LICENSES
2.1    License Grants; Retained Rights.
2.1.1    Licenses to Beam.
(a)    Prime Licensed Technology in Beam Field. Subject to the terms and conditions of this Agreement (including Section 2.4.1), Prime hereby grants, and shall cause its Affiliates to grant, to Beam an exclusive (even as to Prime and its Affiliates) license under the Prime Licensed Technology and Prime’s interest in the Jointly-Owned Technology, with a right to grant and authorize the further grant through multiple tiers of sublicenses in accordance with this Agreement (including Section 2.2), solely to Develop, make, have made, use, offer for sale, sell, import and Commercialize Licensed Products only in the Beam Field in the Territory.

(b)    Prime CRISPR/Delivery Technology in Beam Field. Subject to the terms and conditions of this Agreement (including Section 2.4.1), Prime hereby grants, and shall cause its Affiliates to grant, to Beam a non-exclusive license under the Prime CRISPR/Delivery Technology, with a right to grant and authorize the further grant through multiple tiers of sublicenses in accordance with this Agreement (including Section 2.2), solely to Develop, make, have made, use, offer for sale, sell, import and Commercialize Licensed Products only in the Beam Field in the Territory.
(c)    Prime (from Beam) Improvement Technology. Subject to the terms and conditions of this Agreement, Prime hereby grants, and shall cause its Affiliates to grant, to Beam:
(i)    except to the extent exclusively licensed in Section 2.1.1(a) or Section 2.1.1(c)(ii), [***] under any Prime (from Beam) Improvement Technology, with a right to grant and authorize the further grant through multiple tiers of sublicenses, [***]; and
(ii)    [***] under any Prime (from Beam) Improvement Technology and Prime’s interest in the [***], with a right to grant and authorize the further grant through multiple tiers of sublicenses, [***].
2.1.2    Licenses to Prime.
(a)    Beam Licensed Technology in Prime Field. Subject to the terms and conditions of this Agreement (including Section 2.4.2), Beam hereby grants, and shall cause its Affiliates to grant, to Prime a non-exclusive license under the Beam Licensed Technology, with a right to grant and authorize the further grant through multiple tiers of sublicenses in accordance with this Agreement (including Section 2.2), solely to Develop, make, have made, use, offer for sale, sell, import and Commercialize Prime Products only in the Prime Field in the Territory.
(b)    Beam CRISPR/Delivery Technology in Prime Field. Subject to the terms and conditions of this Agreement (including Section 2.4.2), Beam hereby grants, and shall cause its Affiliates to grant, to Prime a non-

exclusive license under the Beam CRISPR/Delivery Technology, with a right to grant and authorize the further grant through multiple tiers of sublicenses in accordance with this Agreement (including Section 2.2), solely to Develop, make, have made, use, offer for sale, sell, import and Commercialize Prime Products only in the Prime Field in the Territory.
(c)    Beam (from Prime) Improvement Technology. Subject to the terms and conditions of this Agreement, Beam hereby grants, and shall cause its Affiliates to grant, to Prime:
(i)    except to the extent non-exclusively licensed under Section 2.1.2(a) or exclusively licensed under Section 2.1.2(c)(ii), a [***] Beam (from Prime) Improvement Technology, with a right to grant and authorize the further grant through multiple tiers of sublicenses, [***] and
(ii)    [***] any Beam (from Prime) Improvement Technology and Beam’s interest in the [***], with a right to grant and authorize the further grant through multiple tiers of sublicenses, to [***]
(d)    Development License for Collaboration Products. Subject to the terms and conditions of this Agreement, on a Collaboration Product-by-Collaboration Product basis, effective upon Prime’s exercise of the Prime Opt-In Option with respect to a Collaboration Product, Beam hereby grants, and Beam shall cause its Affiliates to grant, to Prime a co-exclusive license under the Beam Development and Commercialization Technology and Beam’s interest in the Jointly-Owned Technology, with a right to grant and authorize the further grant through multiple tiers of sublicenses in accordance with this Agreement (including Section 2.2), solely to conduct the activities allocated to Prime under a Development Plan; provided such license shall terminate with respect to any Collaboration Product if Prime exercises its Opt-Out Right with respect to such Collaboration Product in accordance with Section 5.2.5. For clarity, nothing in this Section 2.1.2(d) shall prohibit Beam from granting any license to any Third Party under the Beam Development and Commercialization Technology in a manner consistent with the terms of this Agreement.

(e)    Commercialization and Co-Promotion License for Collaboration Products. Subject to the terms and conditions of this Agreement, on a Collaboration Product-by-Collaboration Product basis, effective upon Prime’s exercise of the Co-Promote Option with respect to a Collaboration Product, Beam hereby grants, and shall cause its Affiliates to grant, to Prime a co-exclusive license under the Beam Development and Commercialization Technology and Beam’s interest in the Jointly-Owned Technology, with a right to grant and authorize the further grant of sublicenses as permitted under this Agreement (including under Section 2.2 and with respect to the Commercialization Plan) or the Co-Promotion Agreement, solely to conduct the activities allocated to Prime under a Commercialization Plan and to Co-Promote such Collaboration Product in the Beam Field in the Collaboration Territory in accordance with the terms of this Agreement and the Co-Promotion Agreement; provided such license shall terminate with respect to any such Collaboration Product if Prime exercises its Opt-Out Right with respect to such Collaboration Product in accordance with Section 5.2.5. For clarity, nothing in this Section 2.1.2(e) shall prohibit Beam from granting any license to any Third Party under the Beam Development and Commercialization Technology in a manner consistent with the terms of this Agreement.
(f)    Excluded Field. Notwithstanding anything to the contrary in this Section 2.1.2, if any Beam Licensed Technology, Beam CRISPR/Delivery Technology, Beam (from Prime) Improvement Technology or [***] is or becomes Controlled by Beam or its Affiliates in the Excluded Field (or any subfield thereof) during the Term, (i) upon Beam first becoming aware, Beam will promptly (and in any event within [***]) notify Prime thereof and (ii) the Excluded Field with respect to such Beam Licensed Technology, Beam CRISPR/Delivery Technology, Beam (from Prime) Improvement Technology or [***] shall automatically be narrowed so that it shall thereafter no longer include such portion of the Excluded Field in which Beam Controls such Beam Licensed Technology, Beam CRISPR/Delivery Technology, Beam (from Prime) Improvement Technology or [***], as appropriate and consistent with the foregoing.
2.2    Sublicenses.
2.2.1    In no event shall any sublicense granted pursuant to Section 2.1 diminish, reduce or eliminate any of the obligations of the sublicensing Party under this Agreement. Any sublicense granted pursuant to Section 2.1 shall be subject and subordinate to, and consistent with, the terms and conditions of this Agreement and shall require each such sublicensee to comply with all applicable terms of this Agreement, including the prohibition of further sublicensing by the sublicensee except where such sublicense is in compliance with the provisions of this Agreement.
2.2.2    Each Party may freely grant sublicenses under the rights granted to it under Section 2.1 to any of its Affiliates and Third Parties for the purposes set forth therein without the prior written consent of the other Party; provided that, [***]. The sublicensing Party shall provide the other Party with a fully-executed copy of any agreement (which the sublicensing Party may redact as necessary to protect confidential or commercially sensitive information) reflecting any such sublicense promptly after the execution thereof. If a Party grants a sublicense, the terms and conditions of this Agreement and the Third Party Agreements that are applicable to sublicensees shall apply to such sublicensee to the same extent as they apply to such Party. Further, the sublicensing Party assumes full responsibility, and shall remain primarily liable, for causing the performance of all obligations of each Affiliate and sublicensee of such sublicensing Party to which it grants a sublicense, and will itself pay and account to the other Party for all payments due under this Agreement by reason of operation of any such sublicense.
2.2.3    [***]
2.3    Other IP.

2.3.1    Subject to the terms and conditions of this Agreement, effective upon the date in which the Parties enter into a Co-Promotion Agreement with respect to a Collaboration Product in accordance with Section 7.6, (a) Prime hereby grants to Beam the non-exclusive right, free of charge, to use the Prime name and logo solely for the purpose of Co-Promoting such Collaboration Product in accordance with the terms of this Agreement and the Co-Promotion Agreement, and (b) Beam hereby grants to Prime the non-exclusive right, free of charge, to use the Beam name and logo in the Collaboration Territory solely for the purpose of Co-Promoting the Collaboration Products in accordance with the terms of this Agreement and the Co-Promotion Agreement, provided that, in each case ((a)-(b)), such rights shall be exercised, and each such Collaboration Product bearing such names or logos shall be manufactured, in accordance with the quality standards established by the JSC. Prime or its Affiliate shall remain the owner of the Prime name and logo and the trademarks and the goodwill pertaining thereto. Beam or its Affiliate shall remain the owner of the Beam name and logo and the trademarks and the goodwill pertaining thereto. Notwithstanding any provision of this Agreement or any Co-Promotion Agreement to the contrary, the quality standards established by the JSC may not conflict with or otherwise contravene any quality standards or restrictions on use set forth in the Co-Promotion Agreement.
2.3.2    Subject to the terms and conditions of this Agreement, effective upon Prime’s exercise of its Co-Promote Option with respect to a Collaboration Product in accordance with Section 5.2.4, Beam hereby grants to Prime a co-exclusive license, free of charge, to use the Collaboration Marks solely in connection with Co-Promoting such Collaboration Product in the Collaboration Territory in accordance with the terms of this Agreement and the Co-Promotion Agreement. For clarity, either Party may grant Third Party (sub)licenses of the Collaboration Marks to the extent that such Party is permitted to grant Third Party (sub)licenses of its rights with respect to the Collaboration Products in the Collaboration Territory generally.
2.3.3    Subject to the terms and conditions of this Agreement, effective upon Prime’s exercise of its Co-Promote Option with respect to a Collaboration Product in accordance with Section 5.2.4, each Party hereby grants to the other Party an exclusive (except as to such Party and its Affiliates) license, free of charge, to use the copyrighted material created for use in connection with the marketing of such Collaboration Product in the Collaboration Territory solely for use in connection with Co-Promoting such Collaboration Product in the Collaboration Territory in accordance with the terms of this Agreement and the Co-Promotion Agreement.
2.4    Third Party Agreements.
2.4.1    Prime Third Party Agreements. Notwithstanding anything to the contrary in this Agreement, Beam acknowledges and agrees that the rights, licenses, and sublicenses granted by Prime to Beam in this Agreement (including any right to sublicense) are subject to the terms of Third Party Agreements set forth on Schedule 1.215(ii), any Collaboration Prime In-License Agreements entered into during the Term, and the rights granted to Third Parties thereunder, the scope of the licenses granted to Prime thereunder and the rights retained by such Third Parties and any other Third Parties (including Governmental Authorities) set forth therein, including Sections [***] of the Prime-Broad Agreement. Without limiting the above in any way, at Prime’s request, Beam shall, and shall use Commercially Reasonable Efforts to cause its Affiliates and all sublicensees to, take such reasonable actions, as may be required to assist Prime in complying with its obligations under Third Party Agreements, solely to the extent applicable to Beam’s rights or obligations under this Agreement. Without limiting any of the foregoing, Beam agrees to be bound by the terms and conditions of the provisions set forth in Schedule 2.4.1, as applicable, with respect to sublicenses granted by Prime to Beam under Section 2.1.1 under such Third Party Agreements. If Prime receives written notice of termination from a Third Party Partner of Prime as a result of a material breach of any Third Party Agreement to which such Third Party Partner is a party, and such material breach is directly due to a failure by Beam or a sublicensee of Beam to assist Prime in complying with Prime’s obligations under such Third Party Agreement, to the extent applicable to Beam’s rights or obligations under this Agreement, then such failure to assist Prime will be deemed to be a material breach of this Agreement by Beam, and the terms of Section 13.4 (including Beam’s right to cure within the applicable cure periods) shall apply.
2.4.2    Beam Third Party Agreements. Notwithstanding anything to the contrary in this Agreement, Prime acknowledges and agrees that the rights, licenses, and sublicenses granted by Beam to Prime in this Agreement (including any right to sublicense) are subject to the terms of Third Party Agreements set forth on Schedule 1.215(i), any Collaboration Beam In-License Agreements entered into during the Term, and the rights granted to Third Parties thereunder, the scope of the licenses granted to Beam thereunder and the rights retained by such Third Parties and any other Third Parties (including Governmental Authorities) set forth therein, including Sections [***] of the Beam-Broad Agreement. Without limiting the above in any way, at Beam’s request, Prime shall, and shall use Commercially Reasonable Efforts to cause its Affiliates and all sublicensees to, take such reasonable actions, as may be required to assist Beam in complying with its obligations under such Third Party Agreements, solely to the extent applicable to Prime’s rights or obligations under this Agreement. Without limiting any of the foregoing, Prime agrees to be bound by the terms and conditions of the provisions set forth on Schedule 2.4.2, as applicable, with respect to sublicenses granted by Beam to Prime under Section 2.1.2 under such Third Party Agreements. If Beam receives written notice of termination from a Third Party Partner of Beam as a result of a material breach of any Third Party Agreement to which such Third Party Partner is a party, and such material breach is directly due to a failure by Prime or a sublicensee of Prime to assist Beam in complying with Beam’s obligations under such Third Party Agreement, to the extent applicable to Prime’s rights or obligations under this Agreement, then such failure to assist Beam will be deemed to be a material breach of this Agreement by Prime, and the terms of Section 13.4 (including Prime’s right to cure within the applicable cure periods) shall apply.
2.4.3    [***]
2.5    Exchange of Information. Promptly after the Effective Date, the Parties shall agree to a plan (including a timeline) in which each Party shall disclose to the other Party on an ongoing basis during the Term in English and in writing or in an electronic format all Beam Licensed Technology, Beam CRISPR/Delivery Technology, Beam Development and Commercialization Technology, Prime Licensed Technology, Prime CRISPR/Delivery Technology, and all Collaboration Technology (including, for clarity, Prime (from Beam) Improvement Technology and Beam (from Prime) Improvement Technology) respectively, to the extent not previously disclosed (as may be amended from time to time in accordance with this Agreement, the “Technology Transfer Plan”). The Technology Transfer Plan can be amended from time to time by mutual written agreement by the Parties. Without limiting the foregoing, during the Initial Term and for [***] years thereafter each Party shall (a) disclose to the other Party (including by providing hard and electronic copies thereof) all Know-How licensed to such other Party pursuant to Section 2.1 on an on-going basis and (b) make its personnel reasonably available to respond to the other Party’s reasonable inquiries with respect thereto. Notwithstanding the foregoing, nothing in this Section 2.5 or the Technology Transfer Plan shall limit each Party’s disclosure obligations under Beam (from Prime) Improvement Technology and Prime (from Beam) Improvement Technology pursuant to Section 11.1.
2.6    Transfer of Materials.
2.6.1    Transfer. A Party may agree under this Agreement (including the applicable Development Plan or Commercialization Plan) to provide the other Party certain Know-How that are tangible biological materials (the “Party Materials”). Except as expressly set forth in this Agreement, the Party Materials are provided by the providing Party on an “as-is” basis without any representation or warranty of any type, express or implied, including any representation or warranty of merchantability, non-infringement, title or fitness for a particular purpose, each of which is hereby expressly disclaimed by the providing Party.
2.6.2    Permitted Use of Party Materials. The Party receiving Party Materials from the other Party will use such Party Materials solely as contemplated in a Development Plan, Commercialization Plan or otherwise within the scope of the licenses granted to such receiving Party under this Agreement (collectively, “Permitted Uses”). Without limiting the generality of the foregoing, except for Permitted Uses, the receiving Party of any Party Materials will not (a) make or attempt to make any analogues, progeny or derivatives of, or modifications to, such Party Materials or attempt to reverse engineer, characterize or in any way try to ascertain the identity, chemical structure, sequence, mechanism of action or composition of such Party Materials, or (b) use such Party Materials for such receiving Party’s own benefit or for the benefit of any of its Affiliates or any Third Party (other than any permitted subcontractor or sublicensee) without the prior written consent of the supplying Party. Further, the Party receiving Party Materials will not administer any such Party Materials to any human and will comply with all Applicable Laws applicable to the handling and use of such Party Materials.
2.6.3    [***]
2.6.4    Title to Party Materials; Return. All right, title and interest in and to the Party Materials provided by a Party under this Agreement will remain the sole and exclusive property of such providing Party notwithstanding the transfer to and use by the other Party of the same. At the end of the activities under this Agreement that relate to any Party Materials (including any termination of this Agreement in whole or in part), any Party who has received relevant Party Materials will either destroy or return to the providing Party, at such providing Party’s sole discretion, all of such Party Materials that are unused.
2.7    No Implied Licenses. Except as expressly set forth in this Agreement, neither Party shall, by virtue of this Agreement, acquire any license or other intellectual property interest, by implication or otherwise, in (a) any information disclosed to it under this Agreement, (b) any patents or patent applications Controlled or owned by the other Party or its Affiliates, (c) any trademarks (whether registered or protected by common law), trademark applications, or any goodwill associated with the foregoing Controlled or owned by the other Party or its Affiliates, or (d) any other intellectual property rights, however denominated, throughout the world, Controlled or owned by the other Party or its Affiliates.
Article 3    MANAGEMENT; EXCHANGE OF INFORMATION
3.1    Collaboration Overview. The Parties desire and intend to collaborate with respect to the Development and Commercialization of Licensed Products in the Beam Field in the Territory, as and to the extent set forth in this Agreement.
3.2    Limits on Committee Authority. Each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers, or discretion shall be delegated to or vested in the JSC or any Subcommittee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing. Notwithstanding anything to the contrary in this Agreement, in no circumstances shall the JSC or any Subcommittee have any power to amend, modify or waive compliance with this Agreement.
3.3    Joint Research Committee. Within [***] of the Effective Date, the Parties shall establish a joint research committee (the “JRC”) to act as a forum to review, discuss and oversee activities under this Agreement during the Initial Term and to facilitate communications between the Parties regarding the Development of Licensed Products. The JRC will operate as a discussion forum between the Parties and will have no decision-making authority.
3.3.1    Composition of the JRC. The JRC shall be comprised of [***] of Beam and [***] of Prime. Each Party may change one or more of its representatives to the JRC from time to time in its sole discretion, effective upon notice to the other Party of such change. Within [***] of the Effective Date, the Parties shall each appoint their initial representative to the JRC unless otherwise agreed by the Parties in writing. These representatives shall have appropriate technical credentials, experience and knowledge, and ongoing familiarity with the Licensed Products.
3.3.2    Specific Responsibilities. In addition to its overall responsibility for acting as a forum to review, discuss and oversee activities under this Agreement during the Initial Term and to facilitate communications between the Parties regarding the Development of Licensed Products, the JRC shall, subject to the terms of this Agreement, in particular:
(a)    review and discuss all material activities undertaken by each Party hereunder, including the exchange and review of data and information generated hereunder;
(b)    oversee the progress of any Technology Transfer Plan;
(c)    discuss the progress toward Beam’s preparation of an IND for any Licensed Product; and

(d)    otherwise encourage and facilitate cooperation and communication between the Parties with respect to activities under this Agreement.
3.3.3    Discontinuation of the JRC. Unless otherwise agreed to by the Parties, the JRC shall automatically discontinue upon the expiration of the Initial Term hereunder, provided, however, that upon or prior to the expiration of the Initial Term, the Parties will discuss whether to extend the term of the JRC for up to an additional [***] following the expiration of the Initial Term.
3.4    Joint Steering Committee. Within [***] following Prime’s first exercise of a Prime Opt-In Option in accordance with Section 5.2 (or at any other time mutually agreed by the Parties) with respect to the first Collaboration Product, the Parties shall establish a joint steering committee (the “JSC”) to facilitate communications between the Parties and oversee, review and manage the Development and Commercialization of Collaboration Products as set forth herein. In addition, one (1) Development Senior Officer and one (1) Commercialization Senior Officer (together, the “Senior Officers”) shall be designated by each Party by written notice to the other Party within [***] following Prime’s first exercise of a Prime Opt-In Option in accordance with Section 5.2, and each Senior Officer of a Party may be changed by advance written notice by such Party to the other Party.
3.4.1    Composition of the JSC. The JSC shall be comprised of [***] of Beam and [***] of Prime. Each Party may change one or more of its representatives to the JSC from time to time in its sole discretion, effective upon notice to the other Party of such change. Within [***] following Prime’s first exercise of a Prime Opt-In Option in accordance with Section 5.2, the Parties shall each appoint their initial representative to the JSC unless otherwise agreed by the Parties. These representatives shall have appropriate technical credentials, experience and knowledge, and ongoing familiarity with the Collaboration Products and shall be duly authorized under their respective company’s internal governance procedures to make the decisions or carry out the activities given to them under this Agreement.
3.4.2    Specific Responsibilities. In addition to its overall responsibility for monitoring and providing a forum to discuss and coordinate the Parties’ activities under this Agreement, the JSC shall, subject to the terms of this Agreement, in particular:
(a)    oversee the activities of Beam and Prime with respect to each Development Plan for Collaboration Products (including the Development Budget in any Development Plan for a Collaboration Product) and the Commercialization of Collaboration Product(s) in the Collaboration Territory;
(b)    review and decide whether to approve any proposed Development Plan for any Collaboration Product (including the Development Budget in any Development Plan for a Collaboration Product) and any proposed amendments thereto;

(c)    formulate the regulatory strategy for each Collaboration Product, in accordance with Section 6.2;
(d)    review and decide whether to approve each proposed Commercialization Plan for any Collaboration Product (including the Commercialization Budget in any Commercialization Plan) and any proposed amendments thereto;
(e)    with respect to each Collaboration Product, approve pricing of such Collaboration Product and supply thereof within the Collaboration Territory;
(f)    review and decide whether to approve the designation of any costs or expenses as Post-Approval Shared Development Costs or Post-Approval Shared Regulatory Costs;
(g)    receive and discuss reports from Subcommittees and provide guidance thereto;
(h)    attempt to resolve issues presented to it by, and disputes within, any Subcommittee;
(i)    approve strategies for obtaining, maintaining, defending and enforcing trademark protection for any Collaboration Product within the Collaboration Territory in accordance with the terms and conditions of Section 11.6.1(a);
(j)    approve all trademarks selected to be used to identify any Collaboration Product and all trademarks, logos, taglines, trade dress, packaging configuration, domain names or indicia of origin for use in connection with the sale or marketing of any Collaboration Product, in each case, in the Collaboration Territory in accordance with the terms and conditions of Section 11.6.1(a);
(k)    review and decide whether to approve any other recommendations and submissions from the JDC and JCC;
(l)    establish such additional Subcommittees as it deems necessary to achieve the objectives and intent of this Agreement; and
(m)    have any other responsibility expressly designated for the JSC under this Agreement.
3.4.3    Decision-Making. Decisions of the JSC shall be made unanimously by the representatives. The JSC will use good faith efforts, in compliance with this Section 3.4.3, to promptly resolve any such matter for which it has authority. In the event that the JSC cannot or does not, after good faith efforts, reach agreement on any issue within [***] after it has met and attempted to reach such agreement, then, the Parties shall refer such issue to the Alliance Managers. The Alliance Managers shall work with the JSC and use good faith commercially reasonable efforts to reach mutually acceptable resolutions on all such disputed matters. If the Alliance Managers are unable to assist the JSC in resolving such dispute [***] after the dispute is first referred to the Alliance Managers, either Party may elect to submit such issue to the Parties’ executive officers as follows: (i) for a Development-related issue, the issue shall be referred for resolution to the Development Senior Officers, or (ii) for a Commercialization-related issue, the issue shall be referred for resolution to the Commercialization Senior Officers. In the event that the Senior Officers cannot resolve the issue within [***] or such other longer time frame as the Senior Officers may otherwise agree upon, after the issue is referred to them in accordance with this Section 3.4.3, then, the resolution or course of conduct shall be determined by [***], with the following exceptions related to each Collaboration Product, all of which shall require mutual agreement by the Parties:
[***]

3.5    Joint Development Committee.
3.5.1    Composition of the Joint Development Committee. Within [***] after the Parties agree upon a Development Plan for the first Opt-In Product that becomes a Collaboration Product in accordance with Section 5.2.2, the Parties shall establish a committee to oversee Development of each Collaboration Product and to coordinate the Development and regulatory activities of the Parties with respect to each such Collaboration Product (the “JDC”). Each Party shall initially appoint [***] to the JDC, with each representative having knowledge and expertise in the development of products similar to the Collaboration Products or in obtaining and maintaining Marketing Authorizations of such products, having sufficient seniority within the applicable Party to make decisions arising within the scope of the JDC’s responsibilities and being duly authorized under their respective company’s internal governance procedures to make the decisions or carry out the activities given to them under this Agreement. The Parties may agree to increase the number of representatives from each Party on the JDC; provided, however, that the JDC shall at all times be comprised of an equal number of representatives from each Party.
3.5.2    Specific Responsibilities of the JDC. In addition to its general responsibilities, the JDC shall, subject to the terms of this Agreement, in particular:
(a)    discuss, prepare and approve for submission to the JSC any Development Plan, and any amendments to a Development Plan (including the Development Budget under such Development Plan);
(b)    with respect to each Collaboration Products review and update quarterly financial forecasts for Development, including regulatory activities, to ensure actual and anticipated expenditure is within the approved Development Budget for the relevant Calendar Year, and make recommendations to the JSC for approval regarding any variances before such additional expenditure is incurred;
(c)    create, approve for submission to the JSC, and implement the overall strategy for Development and the design and objectives of all Clinical Trials and pre-clinical studies conducted under each Development Plan;
(d)    advise the JSC on whether and when to Initiate or discontinue, and the conduct of, any Clinical Trial and any non-clinical study under each Development Plan;
(e)    facilitate the flow of information between the Parties with respect to Development and Marketing Authorizations of each Collaboration Product in the Territory;

(f)    discuss and approve for submission to the JSC the overall regulatory and filing strategy for obtaining Marketing Authorization for Collaboration Products in the Territory and for maintaining such Marketing Authorization including post-approval commitments and life cycle management;
(g)    advise the JSC on the submission of the NDAs for each Collaboration Product;
(h)    review, coordinate and approve for submission to the JSC the scientific presentation and publication strategy relating to each Collaboration Product in the Territory; and
(i)    perform such other functions as may be appropriate to further the purposes of this Agreement, as directed by the JSC or as specified in this Agreement.
3.5.3    Decision-Making. The JDC shall act by unanimous consent. The representatives from each Party will have, collectively, one (1) vote on behalf of that Party. If the JDC cannot reach unanimous consent on an issue that comes before the JDC and over which the JDC has oversight, then such matter shall be raised to the JSC for resolution in accordance with Section 3.4.3.
3.6    Joint Commercialization Committee.
3.6.1    Composition. The Parties shall establish a committee to oversee Commercialization of each Collaboration Product in the Collaboration Territory and the Co-Promotion of each Collaboration Product for which Prime has exercised its Co-Promote Option on any Collaboration Product (the “JCC”) at such time as may be determined by the JSC, but in no event later than [***] after the Initiation of the first Phase III Clinical Trial for a Collaboration Product. Each Party shall initially appoint [***] representatives to the JCC, with each representative having knowledge and expertise in the commercialization of products similar to the Collaboration Products, having sufficient seniority within the applicable Party to make decisions arising within the scope of the JCC’s responsibilities and being duly authorized under their respective company’s internal governance procedures to make the decisions or carry out the activities given to them under this Agreement. The Parties may agree to change the number of representatives from each Party on the JCC; provided, however, that the JCC shall at all times be comprised of an equal number of representatives from each Party.
3.6.2    Specific Responsibilities of the JCC. In addition to its general responsibilities, the JCC shall in particular:
(a)    discuss, prepare and approve for submission to the JSC all Commercialization Plans (including the Commercialization Budget), including any amendments thereto;

(b)    review and update revenue forecasts and review the Commercialization Budget for each Collaboration Product in the Collaboration Territory at least on a quarterly basis to ensure actual and anticipated expenditure is within the approved Commercialization Budget for the relevant Calendar Year, and make recommendations to the JCC for approval regarding any variances before such additional expenditure is incurred;
(c)    review and discuss the Commercialization activities (including Co-Promotion, if applicable) of Prime and Beam with respect to each Collaboration Product in the Collaboration Territory;
(d)    prepare forecasts of relevant Collaboration Product for planning of inventory levels of such Collaboration Product;
(e)    subject to the terms and conditions of Section 11.6.1, discuss and approve for submission to the JSC the appropriate timing for selection of trademarks, and discuss, review and approve for submission to the JSC all proposed trademarks cleared by the Parties selected to be used to identify each Collaboration Product in the Collaboration Territory and all proposed trademarks, logos, taglines, trade dress, packaging configuration, domain names or indicia of origin, in each case, cleared by the Parties for use in connection with the sale or marketing of Collaboration Products in the Collaboration Territory;
(f)    review, discuss, coordinate and approve for submission to the JSC, in the Collaboration Territory, the Parties’ medical affairs activities with respect to any Collaboration Product for which Prime has exercised its Co-Promote Option with respect thereto; and
(g)    perform such other functions as appropriate to further the purposes of this Agreement, as directed by the JSC or as specified in this Agreement.
3.6.3    Decision-Making. The JCC shall act by unanimous consent. The representatives from each Party will have, collectively, one (1) vote on behalf of that Party. If the JCC cannot reach unanimous consent on an issue that comes before the JCC and over which the JCC has oversight, then such matter shall be raised to the JSC for resolution in accordance with Section 3.4.3.
3.7    Alliance Managers.
3.7.1    Appointment. Each Party shall appoint an employee who shall oversee interactions between the Parties for all matters related to this Agreement and any related agreements between the Parties or their Affiliates (each an “Alliance Manager”). Such persons shall endeavor to assure clear and responsive communication between the Parties and the effective exchange of information, and may serve as a single point of contact for any matters arising under this Agreement. The Alliance Managers shall have the right to attend all JSC, JRC and Subcommittee meetings as non-voting participants and may bring to the attention to the JSC, JRC or any Subcommittee any matters or issues either of them reasonably believes should be discussed, and shall have such other responsibilities as the Parties may mutually agree in writing. Each Party may designate different Alliance Managers by notice in writing to the other Party.
3.7.2    Responsibilities of the Alliance Managers. Without limiting the generality of the foregoing, each Alliance Manager shall:
(a)    identify and bring disputes and issues that may result in disputes (including without limitation any asserted occurrence of a material breach by a Party) to the attention of the JSC in a timely manner, and function as the point of first referral in all matters of conflict resolution;
(b)    provide a single point of communication for seeking consensus both internally within the Parties’ respective organizations and between the Parties;
(c)    plan and coordinate cooperative efforts, internal communications and external communications between the Parties with respect to this Agreement; and
(d)    take responsibility for ensuring that meetings and the production of meeting agendas and minutes occur as set forth in this Agreement, and that relevant action items resulting from such meetings are appropriately carried out or otherwise addressed.
3.8    Committee Size and Composition; Observers. The JSC, JRC and any Subcommittee may change its size from time to time by mutual, unanimous consent of its members, provided that the JSC, JRC and each Subcommittee shall consist at all times of an equal number of representatives of each of Beam and Prime. Each Party may replace one or more of its JSC, JRC or Subcommittee representatives at any time upon written notice to the other Party. The JSC, JRC or any Subcommittee may invite non-members to participate in the discussions and meetings of such Committee, provided that such participants are involved in activities related to the business of such Committee, shall have no voting authority at such Committee and will be bound under written confidentiality and non-use obligations with respect to information disclosed at such meeting that are consistent with this Agreement.
3.9    Chairpersons. Each Committee shall be chaired by a representative of Beam. The role of the chairperson shall be to convene and preside at meetings of the Committee, as applicable, to prepare and circulate agendas and to ensure the preparation of minutes, but the chairperson shall have no additional powers or rights beyond those held by the other representatives of the Committee, as applicable.
3.10    Committee Meetings. Each Committee shall meet at least one (1) time per Calendar Quarter for the time period where such Committee exists at a time mutually agreed by the Parties, spaced at regular intervals unless the Parties mutually agree to a different frequency. Each Committee may meet in person, or at the request of either Party, by videoconference, teleconference or other similar communications equipment. In-person Committee meetings will be held at locations alternately selected (as within a Committee) by Beam and by Prime. Either Party may also call a special meeting of a Committee (by videoconference or teleconference) by at least [***] prior written notice to the other Party in the event such requesting Party reasonably believes that a significant matter must be addressed prior to the next scheduled meeting, and such requesting Party shall provide such Committee no later than [***] prior to the special meeting with materials reasonably adequate to enable an informed decision on the relevant matter; provided that for time sensitive matters, a Party may call a special meeting of such Committee and provide relevant materials with less than [***] notice if the Parties agree that an issue warrants an expedited meeting. No later than [***] prior to any meeting of a Committee (other than a special meeting as described above), the Alliance Managers shall prepare and circulate an agenda for such meeting to all members of such Committee; provided, however, that either Party shall be free to propose additional topics to be included on such agenda, either prior to or, if representatives of each Party are present at a meeting, during the course of such meeting. Each Party will bear the expense of its respective Committee members’ participation in Committee meetings. The Alliance Managers shall be responsible for keeping reasonably detailed written minutes of such Committee’s meetings that reflect all decisions made at such meetings. The Alliance Managers shall send meeting minutes to each member of such Committee for review and approval within [***] after each meeting of such Committee. Minutes will be deemed approved unless one or more members of the relevant Committee objects to the accuracy of such minutes within [***] of receipt.
3.11    Discontinuation. The activities to be performed by each Committee will solely relate to governance under this Agreement, and are not intended to be or involve the delivery of services. Except as set forth in this Article 3, each Committee will continue to exist until the Parties agree to disband such Committee or are disbanded in accordance with the termination consequences in Section 13.6.
3.12    Safety Reporting. The Parties shall cooperate with regard to the reporting and handling of safety information involving Licensed Products and Prime Products in accordance with Applicable Laws on pharmacovigilance and clinical safety. The Parties shall agree upon a pharmacovigilance agreement (the “Pharmacovigilance Agreement”) for exchanging adverse event and other safety information relating to any Licensed Product or Prime Product prior to either Party’s initiation of any clinical activities for any such Licensed Product or Prime Product in the Territory.  The Pharmacovigilance Agreement shall ensure that adverse event and other safety information is exchanged according to a schedule that will permit each Party to comply with Applicable Laws, including any local regulatory requirements. Beam shall own and maintain the global safety database for all Licensed Products, and Prime shall own and maintain the global safety database for all Prime Products.
3.13    Records.

3.13.1    Records. Each Party shall maintain records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes under Applicable Law, which shall fully and properly reflect all work done and results achieved by such Party under this Agreement.
3.13.2    [***]
3.14    Compliance with Law and Ethical Business Practices.
3.14.1    In conducting its activities under this Agreement, each Party shall comply in all material respects with Applicable Law and accepted pharmaceutical industry business practices, including, without limitation, the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301, et seq.), the Anti-Kickback Statute (42 U.S.C. § 1320a-7b), Civil Monetary Penalty Statute (42 U.S.C. § 1320a-7a), the False Claims Act (31 U.S.C. § 3729 et seq.), comparable state statutes, the regulations promulgated under all such statutes, and the regulations issued by the FDA. Each Party shall promptly notify the other Party in writing of any material deviations from Applicable Law with respect to activities under this Agreement of which it becomes aware.
3.14.2    Each Party hereby certifies that it has not and will not employ or otherwise use in any capacity the services of any person or entity debarred under Section 21 U.S.C. § 335a in performing any activities under this Agreement. Each Party shall notify the other Party, in writing, immediately if any such debarment occurs or comes to its attention, and shall, with respect to any person or entity so debarred, promptly remove such person or entity from performing any further activities under this Agreement.
3.14.3    No Party shall, or shall be required to, undertake any activity under or in connection with this Agreement which violates any Applicable Law.
3.15    Information Sharing Regarding Licensed Products and Prime Platform. Prior to the filing of an IND for a Licensed Product, the Parties shall discuss [***]. While in existence, such discussions shall be facilitated through the JRC in accordance with Section 3.3.
3.16    [***]

Article 4    RESEARCH AND DEVELOPMENT
4.1    General Obligations.
4.1.1    On a Collaboration Product-by-Collaboration Product basis, each Party shall use Commercially Reasonable Efforts to conduct the activities for which it is responsible under any Development Plan with respect to the applicable Collaboration Product; provided that such obligations with respect to Prime will cease upon any exercise by Prime of its Opt-Out Right with respect to such Collaboration Product. All Development activities of the Parties relating to the Development of Licensed Product(s) in the Beam Field in the Territory will be performed in accordance with this Agreement, and, with respect to Collaboration Products, the applicable Development Plan. In addition, Beam shall use Commercially Reasonable Efforts to Develop and seek Marketing Authorization for at least one Licensed Product that is not a Collaboration Product in each Subfield of the Beam Field in each of the United States and one other Major Market.
4.1.2    Each Party may perform its obligations under this Agreement through Third Party subcontractors; provided that, [***]. Any efforts of Beam or its Affiliates and sublicensees shall be deemed to be the efforts of Beam for purposes of satisfying the diligence requirements of this Agreement.
4.2    Development Activities Prior to IND Filing. On a Licensed Product-by-Licensed Product basis, prior to the filing of an IND for such Licensed Product, Beam will have sole control over, bear all costs and expenses of, and have sole discretion and decision-making authority with respect to the Development of such Licensed Product throughout the Territory in the Beam Field.

4.3    Development Activities Following IND Filing.
4.3.1    Development Plan; Subsequent Development Updates.
(a)    Development Plan for Collaboration Products. Subject to Section 4.3.1(b), with respect to any Opt-In Product that becomes a Collaboration Product in accordance with Article 5, there shall be a “Development Plan” for such Collaboration Product that includes all Development activities anticipated to be conducted for such Collaboration Product in the Beam Field following the filing of an IND of such Collaboration Product through Marketing Authorization of such Collaboration Product in the Major Markets, along with a corresponding Development Budget. As part of the Opt-In Information Package, Beam shall submit to Prime [***]. If Prime exercises its Prime Opt-In Option with respect to such Opt-In Product and such Opt-In Product becomes a Collaboration Product, then, unless the Parties agree otherwise, [***]. A Development Plan may only be amended as recommended by the JDC and approved by the JSC in accordance with this Agreement (including Section 3.4.3), and each such amendment shall be consistent with Beam’s diligence obligations under the last sentence of Section 4.1.1. A Development Plan shall be effective from the date on which it is approved by the JSC and shall terminate on the later of (i) the date that First Commercial Sale of such Collaboration Product has occurred in each Major Market and (ii) when all activities under such Development Plan have been completed. [***]
(b)    Development of Protected Products. For any Licensed Product that becomes a Protected Product in accordance with Section 5.1, there shall be no Development Plan for such Protected Product, but Beam shall provide a written update to Prime every [***] (beginning [***] after Prime’s failure to exercise the Prime Opt-In Option for any such Licensed Product or, with respect to any Licensed Product for which Beam exercises its Beam Protected Product Option for such Licensed Product [***] after the date in which Beam exercises such Beam Protected Product Option, as the case may be) on the Development of such Protected Product until the date on which the First Commercial Sale of such Protected Product has occurred in each Major Market or until Development activities for such Protected Product have ended, whichever occurs earlier. Such update shall consist of (i) any material events related to the Development of such Protected Product, (ii) the status of such Protected Product’s Development, including a written summary of material Development activities conducted for such Protected Product in the past [***] and the Development activities expected to be conducted for such Protected Product in the next year and (iii) the estimated timing of commercial launch of such Protected Product in each Major Market. Upon request by Prime not more than [***] in any [***] period, the Parties shall meet, either in-person or via videoconference or teleconference, to discuss such status update and Beam shall consider in good faith the implementation of any reasonable comment by Prime with respect to the Development of such Protected Product. Beam shall ensure that any Third Party, including a sublicensee, that undertakes Development activities with respect to a Licensed Product permits disclosure of all relevant information to Prime in the reports described in this Section 4.3.1(b).
4.3.2    Amendments to the Development Plan. On an annual basis, the JDC shall evaluate whether any amendment to the then-current Development Plans, and, subject to this Agreement, the corresponding Development Budget if applicable, are appropriate to reflect any changes, re-prioritization of studies within, reallocation of resources with respect to, or additions to the then-current Development Plans. In the event that such amendment is deemed necessary, the JDC shall submit such amendment for approval of the JSC no later than [***] of the preceding Calendar Year. Each such amended Development Plan shall contain the information required in Section 4.3.1. In addition, the JDC may prepare amendments to the Development Plan and any Development Budget (if applicable) for the JSC’s approval from time to time during a Calendar Year in order to reflect changes in such plan and budget allocations for such Calendar Year, in each case, in accordance with the foregoing. Once approved by the JSC, the amended annual Development Plan (including the Development Budget, if any) shall become effective for the applicable period on the date approved by the JSC (or such other date as the JSC shall specify). Any JSC-approved amended Development Plan (including, as applicable, any amended Development Budget) for a Collaboration Product shall supersede the previous Development Plan and Development Budget for such Collaboration Product.
4.3.3    Discontinued Development; Inconsistency. If the JSC determines to discontinue Developing a Collaboration Product upon recommendation by the JDC and otherwise in accordance with this Agreement, then any Development Plan (and the associated Development Budget) solely related to such Collaboration Product shall terminate upon such decision, and the termination consequences set forth in Section 13.6 shall apply. In the event of any inconsistency between the applicable Development Plan and this Agreement, the terms of this Agreement shall prevail.

4.4    Development Costs. Except with respect to Shared Costs for Collaboration Products as described in Section 8.6.1, as between the Parties, Beam shall be solely responsible for all costs and expenses incurred by or on behalf of Beam or any of its Affiliates (including both internal FTE-based costs and payments owed to Third Parties) prior to the filing of an IND with respect to a given Licensed Product and for the Development of all Protected Products.
Article 5    BEAM PROTECTED PRODUCT OPTION; PRIME OPT-IN OPTION
5.1    Beam Protected Product Option. On a Licensed Product-by-Licensed Product basis, subject to the terms and conditions set forth in this Section 5.1, Beam will have the option to assume the sole control over, bear all costs and expenses of, and have sole discretion and decision-making authority with respect to the Development and Commercialization of a given Licensed Product in the Beam Field throughout the Territory (each such option, a “Beam Protected Product Option”). Beam may exercise a Beam Protected Product Option for a Licensed Product by delivering written notice of such exercise to Prime (such notice, a “Beam Protected Product Option Exercise Notice”) at any time during the period commencing [***] and ending upon [***] (the “Beam Protected Product Option Period”). Following Beam’s delivery of a Beam Protected Product Option Exercise Notice to Prime, Beam will pay to Prime the applicable Beam Protected Product Option Fee in accordance with Section 8.2. Beam may exercise a Beam Protected Product Option for up to [***] Licensed Products during the Term in accordance with this Section 5.1. Following Beam’s timely payment of the appropriate Beam Protected Product Option Fee for a given Beam Protected Product Option in accordance with Section 8.2, the Licensed Product that is the subject of the applicable Beam Protected Product Option Exercise Notice will be a “Protected Product” for purposes of this Agreement. For clarity, [***].
5.2    Prime Opt-In Option.
5.2.1    Grant of Prime Opt-In Option. On a Licensed Product-by-Licensed Product basis, if, with respect to a given Licensed Product, (a) Beam does not exercise a Beam Protected Product Option for such Licensed Product prior to the expiration of the Beam Protected Product Option Period for such Licensed Product, or (b) prior to Beam’s exercise of a Beam Protected Product Option for such Licensed Product, Beam has already exercised the maximum number of Beam Protected Product Options permitted under this Agreement pursuant to Section 5.1 (such a Licensed Product, an “Opt-In Product”), then, in each case ((a) and (b)), Beam hereby grants to Prime the option with respect to such Opt-In Product to share the Shared Development Costs and Shared Commercialization Costs [***] to such Opt-In Product in the Collaboration Territory, jointly Commercialize such Opt-In Product in the Collaboration Territory at its further election as set forth below and share the profits and expenses of Commercializing such Opt-In Product in the Collaboration Territory, in each case, on the terms set forth in this Agreement (such option with respect to such an Opt-In Product, the “Prime Opt-In Option”).
5.2.2    Prime Opt-In Option Period. On a Opt-In Product-by-Opt-In Product basis, (a) in the case of clause (a) of Section 5.2.1, within [***] following the expiration of the Beam Protected Product Option Period for an Opt-In Product, or (b) in the case of clause (b) of Section 5.2.1, within [***] following [***], in each case ((a)-(b)), Beam will deliver to Prime the Opt-In Information Package. Prime will have [***] from receipt of the Opt-In Information Package to determine whether it is interested in participating in future Development and Commercialization of such Opt-In Product on the terms and conditions set forth in this Agreement for Collaboration Products (such period, the “Prime Opt-In Option Period”). Prime may exercise the Prime Opt-In Option with respect to such Opt-In Product at any time during the Prime Opt-In Option Period by written notice to Beam, and upon Beam’s receipt of such written notice, such Opt-In Product will be a “Collaboration Product” for the purposes of this Agreement.
5.2.3    Election Not to Opt-In. If Prime does not exercise the Prime Opt-In Option for an Opt-In Product prior to the expiration of the Prime Opt-In Option Period in accordance with Section 5.2.2, then such Opt-In Product shall not be a Collaboration Product under this Agreement, the Prime Opt-In Option for such Opt-In Product shall thereupon terminate, and such Opt-In Product shall be a Non-Optioned Protected Product for the purposes of this Agreement. For clarity, [***].
5.2.4    Co-Promote Option. With respect to any Collaboration Product, Prime will also have an option to Co-Promote such Collaboration Product in the Collaboration Territory (“Co-Promote Option”). If Prime desires to exercise its Co-Promote Option with respect to a Collaboration Product, it shall inform Beam in writing no later than [***] and the Parties shall enter into a Co-Promotion Agreement in accordance with Section 7.6. The scope of Prime’s co-detailing activities will be set forth in the Co-Promotion Agreement.
5.2.5    Prime Opt-Out Right. On a Collaboration Product-by-Collaboration Product basis, at any time during the Term with respect to such Collaboration Product, Prime has the right, at its sole discretion, to opt-out of further Development and Commercialization (including Co-Promotion) of such Collaboration Product no less than [***] prior written notice to Beam, which notice shall identify the applicable Collaboration Product (the “Opt-Out Notice” and such right, an “Opt-Out Right”). If Prime delivers to Beam an Opt-Out Notice in accordance with this Section 5.2.5, then the following will automatically occur (without any further action by the Parties) upon the effective date of the exercise of the Opt-Out Right, which shall occur on the date specified in the Opt-Out Notice but not less than [***] from the date of delivery of the Opt-Out Notice: (a) Prime’s obligation to pay any portion of Shared Costs and to conduct any Co-Promotion activities will cease, provided, however, [***]; (b) upon the effective date specified in such Opt-Out Notice, such Collaboration Product will convert to a Non-Optioned Protected Product; (c) upon the effective date specified in such Opt-Out Notice, the licenses granted by Beam to Prime set forth in Section 2.1.2(d), Section 2.1.2(e) and Section 2.3 with respect to such

Collaboration Product will terminate; and (d) following the later of (i) the effective date specified in such Opt-Out Notice and (ii) the date on which a First Commercial Sale of such Collaboration Product has occurred in any Major Market, Beam shall reimburse Prime for any Shared Costs actually paid by or on behalf of Prime or any of its Affiliates with respect to such Collaboration Product in accordance with Section 8.9, such amount to be paid by Beam to Prime in equal annual installments over a [***] period, which each such installment payment becoming payable within [***] after the end of each of the [***] successive Calendar Years beginning with the Calendar Year in which the later of the events described in clause (i) or clause (ii) has occurred.
Article 6    REGULATORY RESPONSIBILITY
6.1    Protected Products. Beam or its designee shall have sole responsibility and discretion in formulating the regulatory strategy for any Protected Product in the Beam Field in the Territory. Subject to Section 6.3, Beam or its designee shall (a) be responsible for leading all interactions with Regulatory Authorities (e.g., meetings, telephone calls, etc.) in the Territory relating to any Protected Product in the Beam Field, (b) be responsible for preparing all submissions, documents or other correspondence submitted to applicable Regulatory Authorities for Protected Products in the Beam Field in the Territory and (c) own all such documentation, INDs, NDAs and Marketing Authorizations with respect to all Protected Products in the Beam Field.
6.2    Collaboration Products. Beam shall keep Prime informed as to material developments related to interactions by it, its Affiliates or sublicensees with Regulatory Authorities with respect to all Collaboration Products. The regulatory strategy for each Collaboration Product in the Beam Field shall be formulated by the JSC. In the event that Beam exercises its final decision-making authority to determine the regulatory strategy for a Collaboration Product at the JSC under this Agreement, Beam shall consider in good faith Prime’s reasonable comments to such regulatory strategy for such Collaboration Product in the Collaboration Territory. With respect to any material communication with a Regulatory

Authority in a Major Market related to any Collaboration Product, Beam shall allow Prime a reasonable opportunity to review and comment on Beam’s proposed response to such material communication in advance of the transmission of such response, and Beam shall reasonably consider all comments timely provided by Prime in connection therewith. Beam shall provide Prime with reasonable advance notice of all meetings with the Governmental Authorities in the Territory pertaining to each Collaboration Product, or with as much advance notice as practicable under the circumstances and Prime may have [***]. Beam shall be responsible for leading all interactions with Regulatory Authorities (e.g., meetings, telephone calls, etc.) in the Territory relating to Collaboration Products in the Beam Field. As between the Parties, Beam shall be responsible for preparing all submissions, documents or other correspondence submitted to applicable Regulatory Authorities for Collaboration Products in the Beam Field in the Territory (collectively, the “Collaboration Product Regulatory Documentation”), and Beam or its designee(s) shall own all Collaboration Product Regulatory Documentation, INDs, NDAs and Marketing Authorizations with respect to all Collaboration Products in the Beam Field. Beam or its designee(s) shall also be responsible for all maintenance of all INDs and all NDAs related to Collaboration Products in the Beam Field. Beam shall provide Prime with written notice of each of the following events with regard to each Collaboration Product within a reasonable period of time following the occurrence thereof (but in any event no later than [***] thereafter), to the extent notice was not previously provided: (a) the submission of any filings or applications for Marketing Authorization (other than INDs) of such Collaboration Products in each Major Market to any Regulatory Authority; and (b) receipt or denial of Marketing Authorization for any such filings or applications for such Collaboration Products in each Major Market; provided, however, that Beam shall inform Prime of such event prior to public disclosure of such event by Beam. In addition, Beam shall provide Prime with a copy of all proposed material regulatory filings for any Collaboration Product for Prime’s review and comment sufficiently in advance of Beam’s filing or submission thereof, and Beam shall reasonably consider all comments timely provided by Prime in connection therewith.
6.3    Shared Regulatory Information.
6.3.1    Shared Regulatory Products. [***]

6.3.2    Additional Information. In addition to the foregoing Section 6.3.1, for the period of time from the Effective Date until the [***] anniversary thereof, each Party shall (a) subject to confidentiality obligations to Third Parties, provide the other Party with material submissions, documents and other correspondence submitted to applicable Regulatory Authorities with respect to products Controlled by such Party, any of its Affiliates, licensees or sublicensees that (i) the making, using, selling, offering for sale, importing or exporting of which is covered by or (ii) uses, practice or incorporates, in each case ((i)-(ii)), the Patent Rights or Know-How licensed by such Party to the other Party hereunder; provided, however, that such Party may redact such submissions, documents and other correspondence for any data or information that it considers to be of a highly sensitive nature to the extent it does not relate to the Patent Rights or Know-How licensed by such Party to the other Party hereunder and (b) at the request of the other Party, discuss material developments related to interactions by such Party, its Affiliates, licensees or sublicensees with Regulatory Authorities with respect to such products.
6.4    Safety Issues. In accordance with the Pharmacovigilance Agreement, each Party shall promptly notify (but in any event within [***]) the other Party upon becoming aware of any actual or potential Safety Issue or serious adverse event with respect to one or more Licensed Products, Prime Products, or any other products developed or commercialized by such Party that contain or incorporate a Prime Editing Agent or Qualifying Prime Editing Agent.
6.5    Costs of Regulatory Affairs. The Parties shall share the Shared Development Costs associated with applying for Marketing Authorization with respect to Collaboration Products in the Beam Field in the Collaboration Territory, and related regulatory affairs activities in the Collaboration Territory as set forth in this Article 6. Beam shall be responsible for all costs and expenses incurred in connection with applying for Marketing Authorization with respect to Protected Products in the Beam Field in the Territory and Collaboration Products in the Beam Field outside the Collaboration Territory, and related regulatory affairs activities as set forth in this Article 6.
Article 7    COMMERCIALIZATION AND MANUFACTURING
7.1    Commercialization Efforts. Beam shall use Commercially Reasonable Efforts to Commercialize Licensed Products, and, to the extent Prime exercises its Co-Promote Option with respect to a given Collaboration Product in accordance with Section 5.2.4, Beam and Prime shall use Commercially Reasonable Efforts to Commercialize such Collaboration Product, in each case, in the Beam Field in the Major Markets in which Marketing Authorization has been obtained, as further described in this Article 7. Notwithstanding the foregoing, Prime shall only conduct those Commercialization activities with respect to such Collaboration Product in the Beam Field in the Collaboration Territory that are allocated to Prime under the applicable Commercialization Plan and the applicable Co-Promotion Agreement, and Beam shall be responsible for all Commercialization activities with respect to such Collaboration Product in the Beam Field outside the Collaboration Territory.
7.2    Commercialization of Protected Products. Beam will have sole control over, will bear all costs and expenses of, and will have sole discretion and decision-making authority with respect to, the Commercialization of all Protected Products in the Beam Field.
7.3    Commercialization of Collaboration Products; Commercialization Reports and Records. All Commercialization activities of the Parties with respect to Collaboration Products in the Beam Field in the Collaboration Territory will be performed under the direction of the JCC and the JSC in accordance with the then-current applicable Commercialization Plan. In the event of any inconsistency between a Commercialization Plan or a Commercialization

Budget and this Agreement, the terms of this Agreement shall prevail unless otherwise expressly set forth in the relevant Commercialization Plan or Commercialization Budget. Beam will keep the JCC informed of Commercialization activities of Beam with respect to Collaboration Products in the Beam Field outside the Collaboration Territory, and Beam will deliver to Prime a written report summarizing its material Commercialization activities (a) with respect to Protected Products, on [***], and (b) with respect to Collaboration Products outside the Collaboration Territory, on [***], such reports to be sufficient in content to keep the JCC reasonably informed regarding the progress and results of Commercialization activities for Collaboration Products in the Collaboration Territory, including an annual review of results versus goals in the Commercialization Plans, and to allow Prime to evaluate whether Beam has satisfied its diligence obligations with respect to such Licensed Products in accordance with Section 7.1. Beam shall ensure that any Third Party, including a sublicensee, that undertakes Commercialization activities with respect to a Protected Product or Collaboration Product permits disclosure of all relevant information to Prime in the reports described in this Section 7.3. Each Party shall maintain records and otherwise establish procedures to ensure compliance with all Applicable Laws and professional requirements that apply to the Commercialization of the Licensed Products.
7.4    Commercialization Plan.
7.4.1    Within [***] after [***] in the Beam Field in the Territory, Beam shall prepare and submit to the JCC for its approval an initial high-level Commercialization plan for the Collaboration Products in the Beam Field in the Collaboration Territory (such plan, if and when approved by the JSC and as may be amended from time to time in accordance with this Agreement, the “Commercialization Plan”).
7.4.2    Each Commercialization Plan shall contain, as applicable: [***]

7.5    Commercialization Reports. Each Party shall keep the JCC fully informed regarding the progress and results of Commercialization activities for Collaboration Products in the Collaboration Territory conducted by such Party, including a [***] review of activities undertaken versus the Commercialization Plan for such Collaboration Products.
7.6    Co-Promotion. If Prime elects its Co-Promote Option with respect to a Collaboration Product in accordance with Section 5.2.4, then the Parties shall enter into an agreement that sets forth the terms of the Parties’ Co-Promotion of such Collaboration Product in the Beam Field in the Collaboration Territory within [***] following Prime’s exercise of its Co-Promote Option with respect to such Collaboration Product in accordance with Section 5.2.4, such terms to be consistent with the high-level terms and principles set forth in this Section 7.6 and with the Commercialization Plan in effect at such term and the terms of this Agreement (each such agreement, a “Co-Promotion Agreement”). The Parties shall Co-Promote each Collaboration Product for which Prime elects its Co-Promote Option in accordance with Section 5.2.4 in the Collaboration Territory pursuant to the terms and conditions of this Agreement and the applicable Co-Promotion Agreement, [***]. Any Co-Promotion Agreement entered into by the Parties pursuant to this Section 7.6 will set forth the terms under which Prime will engage in the Co-Promotion of such Collaboration Product with Beam to primary care physicians, specialists, and other agreed target customers or stakeholders in the Collaboration Territory. Each Party will provide [***] percent ([***]%) of the promotional effort required to promote any such Collaboration Product in the Collaboration Territory at launch and throughout Commercialization under this Agreement and the allocation of the promotional effort between the Parties will be made on an equitable basis as to both the quality and quantity of the activities to be undertaken, including the identity of target prescribers and the nature of the Details. Costs incurred by the Parties for Co-Promotion activities under any Co-Promotion Agreement shall be Shared Commercialization Costs unless otherwise mutually agreed by the Parties and expressly set forth in the Co-Promotion Agreement.
7.7    Manufacturing. Beam shall have sole authority over and control of the Manufacture of Licensed Products for use in the Beam Field, itself or through one or more Affiliates or Third Parties selected by Beam. Beam shall conduct all Manufacturing activities for all Licensed Products in compliance with all Applicable Laws, and in accordance with professional and ethical standards customary in the biotechnology or pharmaceutical industry. Beam shall update the JSC as to any material matters with respect to the Manufacturing of Collaboration Products. As between the Parties, Beam shall be responsible for [***] of all costs and expenses incurred for Manufacturing allocable to Protected Products in the Territory and Collaboration Products outside the Collaboration Territory, and all costs incurred for Manufacturing activities allocable to Collaboration Products in the Collaboration Territory shall be Shared Development Costs or Shared Commercialization Costs, as applicable, in the Collaboration Territory.

Article 8    PAYMENTS AND CONSIDERATION; EQUITY PURCHASE
8.1    Equity Issuance. Simultaneous with the execution of this Agreement and [***], the Parties are entering into those certain Stock Subscription Agreements on the date hereof, pursuant to which each Party shall be entitled to receive shares of common stock issued by the other Party on the terms and subject to the conditions set forth in such Stock Subscription Agreements.
8.2    Beam Protected Product Option Fee. On a Licensed Product-by-Licensed Product basis for each Licensed Product for which Beam provides to Prime a Beam Protected Product Option Exercise Notice in accordance with Section 5.1, Beam shall pay to Prime a payment of [***] ([***] a “Beam Protected Product Option Fee”) within [***] after Beam’s receipt of a correct, undisputed invoice from Prime for [***] for a Protected Product, which invoice Prime may not provide to Beam until receipt by Prime of a Beam Protected Product Option Exercise Notice for such Protected Product in accordance with Section 5.1. Each Beam Protected Product Option Fee shall be non-refundable, non-creditable and not subject to set-off. Following Beam’s timely payment of the appropriate Beam Protected Product Option Fee for a given Beam Protected Product Option in accordance with Section 8.2, the Licensed Product that is the subject of the applicable Beam Protected Product Option Exercise Notice will be a “Protected Product” for purposes of this Agreement. [***]
8.3    Development Milestone Payments.
8.3.1    Development Milestone Payments for Protected Products. On a Protected Product-by-Protected Product basis, in further consideration for the licenses granted herein by Prime to Beam, upon the terms and conditions contained herein, Beam shall pay to Prime the milestone payment set forth in the table below for each Protected Product that achieves the corresponding milestone event:

Milestone Event	For any Protected Product that is an Orphan Product	For any Protected Product that is not an Orphan Product
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

8.3.2    Development Milestone Payments for Collaboration Products. On a Collaboration Product-by-Collaboration Product basis, in further consideration for the licenses granted herein by Prime to Beam, upon the terms and conditions contained herein, Beam shall pay to Prime the milestone payment set forth in the table below for each Collaboration Product that achieves the corresponding milestone event outside of the Collaboration Territory:

Milestone Event	For any Collaboration Product that is an Orphan Product	For any Collaboration Product that is not an Orphan Product
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
8.3.3    Notice; Payment; Skipped Milestones. Each milestone payment in this Section 8.3 shall be deemed earned upon achievement of the corresponding milestone event, and Beam shall notify Prime in writing within [***] following the achievement of each milestone event set forth in this Section 8.3, and shall make the appropriate milestone payment within [***] after the achievement of such milestone. All milestone payments payable under this Section 8.3 are payable only once under this Agreement for each Protected Product or Collaboration Product (as applicable) to achieve the corresponding milestone event. If a milestone set forth in the tables in Section 8.3.1 or Section 8.3.2 is skipped (e.g., [***]), such skipped milestone will be deemed to have been achieved upon the achievement by such Protected Product or Collaboration Product, as applicable, of the next successive milestone event. Payment for any such skipped milestone shall be due and paid concurrently with the payment for the achievement of the subsequent milestone event. Each milestone payment made under this Section 8.3 shall be non-refundable, non-creditable and not subject to set-off.
8.4    Net Sales Milestones.
8.4.1    Net Sales Milestones for Protected Products. On a Protected Product-by-Protected Product basis, in further consideration for the licenses granted herein by Prime to Beam, upon the terms and conditions contained herein, Beam will pay to Prime the following one-time payments when aggregate Net Sales of a Protected Product in a Calendar Year in the Territory first reach the respective thresholds indicated below:

Calendar Year Territory-Wide Net Sales for a Protected Product	Net Sales Milestone
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
8.4.2    Net Sales Milestones for Collaboration Products. On a Collaboration Product-by-Collaboration Product basis, in further consideration for the licenses granted herein by Prime to Beam, upon the terms and conditions contained herein, Beam will pay to Prime the following one-time payments when aggregate Net Sales of such Collaboration Product outside the Collaboration Territory first reach the respective thresholds indicated below:

Calendar Year Net Sales for a Collaboration Product Outside the Collaboration Territory	Net Sales Milestone
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
8.4.3    Notice; Payment; Skipped Milestones. Each milestone payment in this Section 8.4 shall be deemed earned upon achievement of the corresponding milestone event, and Beam will make any Net Sales threshold milestone payment payable with respect to a Calendar Year within [***] after the end of the applicable Calendar Year. The Net Sales threshold milestone payments payable under this Section 8.4 are payable only once on the first achievement by each Protected Product or Collaboration Product (as applicable) of the corresponding sales threshold. No amounts shall be due under this Agreement for subsequent or repeated achievements of any milestone by the same Protected Product or Collaboration Product (as applicable). If more than one Net Sales threshold milestone is achieved in the same Calendar Year, Beam will pay to Prime all Net Sales threshold milestone payments achieved in such Calendar Year in accordance with this Section 8.4.3. Each milestone payment made under this Section 8.4 shall be non-refundable, non-creditable and not subject to set-off.
8.5    Royalties.
8.5.1    Royalties to Prime.
(a)    Protected Products.
(i)    Protected Products that are Orphan Products. Subject to the provisions of Sections 8.5.2 through 8.5.7, Beam will pay to Prime royalties on a tiered marginal royalty rate basis as set forth below based on the annual aggregate Territory-wide Net Sales resulting from the sale of each Protected Product that is an Orphan Product, on a Protected Product-by-Protected Product basis, during each Calendar Year of the applicable Royalty Term for each such Protected Product.

Net Sales of a Protected Product that is an Orphan Product	Marginal Royalty Rate (% of Calendar Year Net Sales for such Protected Product that is an Orphan Product in the Territory)
[***]	[***]
[***]	[***]
[***]	[***]
Each marginal royalty rate set forth in the table above will apply only to that portion of the Net Sales of a given Protected Product in the Territory during a given Calendar Year that falls within the indicated range. By way of example and without limitation of this Section 8.5.1(a)(i), [***].

(ii)    Protected Products that are not Orphan Products. Subject to the provisions of Sections 8.5.2 through 8.5.7, Beam will pay to Prime royalties on a tiered marginal royalty rate basis as set forth below based on the annual aggregate Territory-wide Net Sales resulting from the sale of each Protected Product that is not an Orphan Product, on a Protected Product-by-Protected Product basis, during each Calendar Year of the applicable Royalty Term for each such Protected Product.

Net Sales of a Protected Product that is not an Orphan Product	Marginal Royalty Rate (% of Calendar Year Net Sales for such Protected Product that is not an Orphan Product in the Territory)
[***]	[***]
[***]	[***]
[***]	[***]
Each marginal royalty rate set forth in the table above will apply only to that portion of the Net Sales of a given Protected Product in the Territory during a given Calendar Year that falls within the indicated range. By way of example and without limitation of this Section 8.5.1(a)(ii), [***].
(b)    Collaboration Products outside of the Collaboration Territory.
(i)    Collaboration Products that are Orphan Products. Subject to the provisions of Sections 8.5.2 through 8.5.7, Beam will pay to

Prime royalties on a tiered marginal royalty rate basis as set forth below based on the annual aggregate Net Sales outside of the Collaboration Territory resulting from the sale of each Collaboration Product that is an Orphan Product, on a Collaboration Product-by-Collaboration Product basis, during each Calendar Year of the applicable Royalty Term for each such Collaboration Product.

Net Sales of a Collaboration Product that is an Orphan Product (excluding Calendar Year Net Sales of such Collaboration Product in the Collaboration Territory)	Marginal Royalty Rate (% of Calendar Year Net Sales for such Collaboration Product that is an Orphan Product outside the Collaboration Territory)
[***]	[***]
[***]	[***]
[***]	[***]
Each marginal royalty rate set forth in the table above will apply only to that portion of the Net Sales of a given Collaboration Product in the applicable countries outside the Collaboration Territory during a given Calendar Year that falls within the indicated range. By way of example and without limitation of this Section 8.5.1(b)(i), [***].
(ii)    Collaboration Products that are not Orphan Products. Subject to the provisions of Sections 8.5.2 through 8.5.7, Beam will pay to Prime royalties on a tiered marginal royalty rate basis as set forth below based on the annual aggregate Net Sales outside of the Collaboration Territory resulting from the sale of each Collaboration Product that is not an Orphan Product, on a Collaboration Product-by-Collaboration Product basis, during each Calendar Year of the applicable Royalty Term for each such Collaboration Product.

Net Sales of a Collaboration Product that is not an Orphan Product (excluding Calendar Year Net Sales of such Collaboration Product in the Collaboration Territory)	Marginal Royalty Rate (% of Calendar Year Net Sales for such Collaboration Product that is not an Orphan Product outside the Collaboration Territory)
[***]	[***]
[***]	[***]
[***]	[***]
Each marginal royalty rate set forth in the table above will apply only to that portion of the Net Sales of a given Collaboration Product in the applicable countries outside the Collaboration Territory during a given Calendar Year that falls within the indicated range. By way of example and without limitation of this Section 8.5.1(b)(ii), [***].
8.5.2    Royalties to Beam. Subject to the provisions of Sections 8.5.2-8.5.7, Prime will pay to Beam a running royalty of [***] percent ([***]%) on the Territory-wide Net Sales resulting from the sale of each Prime Product, on a Prime Product-by-Prime Product and country-by-country basis, during each Calendar Year of the applicable Royalty Term for each such Prime Product.
8.5.3    [***]
[***]

8.5.4    Prime In-License Agreements.
(a)    Prime Third Party Rights. Notwithstanding any provision in this Agreement to the contrary, during the Initial Term, [***]. Upon Beam’s written notice identifying any such necessary or useful Patent Rights or Know-How held by a Third Party in the Beam Field, or promptly upon Prime otherwise becoming aware of any such Patent Rights or Know-How held by a Third Party (“Prime Third Party Rights”), [***] (each, a “Prime In-License Agreement”). Subject to Section 8.5.4(f), [***]. Subject to Section 8.5.4(c), Section 8.5.4(d) and Section 8.5.7, Prime will be responsible for (i) all obligations (including any royalty or other obligations that relate to the Prime Platform, Prime Licensed Technology, or Prime CRISPR/Delivery Technology) under any Prime Third Party Agreement or that Prime enters into during the Term, including any agreements entered into pursuant to this Section 8.5.4 for Prime Third Party Rights, and (ii) all payments to inventors (other than inventors that are representatives of Beam) of Prime Licensed Know-How, including payments under inventorship compensation laws.
(b)    Collaboration Prime In-License Agreement. With respect to a Prime In-License Agreement under which Patent Rights or Know-How can be sublicensed to Beam under this Agreement, Prime will disclose to Beam the terms of such Prime In-License Agreement (including by providing a copy of such Prime In-License Agreement to Beam), subject to applicable confidentiality obligations and reasonable redaction of provisions that do not relate to the potential use of Patent Rights and Know-How in-licensed under such Prime In-License Agreement for the performance by the Parties of such existing or future activities under this Agreement. If a Prime In-License Agreement is brought to the attention of Beam pursuant to this Section 8.5.4, the Parties will discuss in good faith whether the Know-How or Patent Rights licensed to Prime under such Prime In-License Agreement should be sublicensed to Beam hereunder, provided that Beam shall have the right to determine, in its sole discretion, whether such Prime In-License Agreement should be sublicensed to Beam. If Beam notifies Prime in writing that a Prime In-License Agreement should be sublicensed to Beam hereunder, then (i) such Prime In-License Agreement will be a “Collaboration Prime In-License Agreement” hereunder, (ii) the Patent Rights and Know-How in-licensed under such Collaboration Prime In-License Agreement will be “Controlled” by Prime or its Affiliates for purposes of this Agreement and will be included in the Prime Licensed Technology or Prime CRISPR/Delivery Technology, as applicable, and (iii) subject to Section 8.5.4(c), Section 8.5.4(d) and Section 8.5.7, Prime will be solely responsible for all obligations thereunder (including any royalty or other payment obligations to the applicable Third Party). If Beam does not so notify Prime, then (A) such Prime In-License Agreement will not be a Collaboration Prime In-License Agreement hereunder and (B) the Patent Rights and Know-How in-licensed under such Prime In-License Agreement will not be “Controlled” by Prime or its Affiliates for purposes of this Agreement and will be excluded from the Prime Licensed Technology or Prime CRISPR/Delivery Technology, as applicable.
(c)    Milestone Payments and Sublicense Payments under Prime Third Party Agreements and Collaboration Prime In-License Agreements related to Prime Licensed Technology. Promptly following the end of each Calendar Quarter in which Prime makes a Third Party Payment under any Prime Third Party Agreement (including, for clarity, the Prime-Broad Agreement) or Collaboration Prime In-License Agreement, where such Third Party Payment is in the form of a milestone payment and attributable to Beam’s exercise of its licenses or rights to Prime Licensed Technology under any such Prime Third Party Agreement or Collaboration Prime In-License Agreement (other than with respect to a

Collaboration Product in the Collaboration Territory) (“Third Party Milestone Payment”), Prime shall provide written notice (along with an invoice) to Beam of such payment. On a Calendar Quarter-by-Calendar Quarter basis, Beam will reimburse Prime for [***] percent ([***]%) of any such Third Party Milestone Payment [***]. In the event that Prime owes and pays any additional Third Party Payment due to a payment made by Beam to Prime in the preceding sentence being deemed sublicense income (or the same concept with a different name) under the applicable Third Party Agreement (such additional Third Party Payment, a “Prime Sublicense Payment”), Beam will, within [***] of invoice from Prime, reimburse Prime in the amount of such Prime Sublicense Payment so that Prime is not required to pay any Prime Sublicense Payments from Prime’s own unreimbursed funds. Notwithstanding the foregoing, if Prime makes any Third Party Payment under any Prime Third Party Agreement or Collaboration Prime In-License Agreement attributable to Beam’s exercise of its licenses or rights to Prime Licensed Technology under such Prime Third Party Agreement or Collaboration Prime In-License Agreement and such payment applies solely with respect to a Collaboration Product in the Collaboration Territory, then such amount shall be shared by the Parties as Shared Costs and not reimbursed by Beam under this Section 8.5.4(c).
(d)    Payments under Collaboration Prime In-License Agreements related to Prime CRISPR/Delivery Technology. Promptly following the end of each Calendar Quarter in which Prime makes a Third Party Payment under any Collaboration Prime In-License Agreement, Prime shall provide written notice (along with an invoice) to Beam of any such Third Party Payment made by Beam under any Collaboration Prime In-License Agreement attributable to Beam’s exercise of its licenses or rights to Prime CRISPR/Delivery Technology under any such Collaboration Prime In-License Agreement and Beam will reimburse Prime for [***] percent ([***]%) of any such amounts within [***] of receipt by Prime of an invoice from Beam for such amounts. Notwithstanding the foregoing, if Prime makes any Third Party Payment under any Collaboration Prime In-License Agreement attributable to Beam’s exercise of its licenses or rights to Prime CRISPR/Delivery Technology under such Collaboration Prime In-License Agreement and to the extent such payment is attributable to a Collaboration Product in the Collaboration Territory, then such amount shall be shared by the

Parties as Shared Costs and not reimbursed by Beam under this Section 8.5.4(d).
(e)    [***]
(f)    Other Products and Activities. Notwithstanding the foregoing, each Party hereby agrees that any Third Party Agreement entered into by such Party or any of its Affiliates in accordance with this Section 8.5.4 or any amendment each Party makes to its Third Party Agreements, in each case, shall not disadvantage any activities or products under this Agreement relative to other products and activities covered by any licenses granted thereunder in the other Party’s Field.
(g)    Reductions. With respect to any Third Party Payments under Prime Third Party Agreements or Collaboration Prime In-License Agreements and any Prime Third Party Royalty Rate, Prime shall use reasonable efforts to avail itself of all applicable reductions to such payments and costs, if any, that are available under the relevant Prime Third Party Agreement or Collaboration Prime In-License Agreement prior to invoicing Beam for such payment or cost. In the event Beam notifies Prime of reductions to such payments or costs that are available to Prime under a Prime Third Party Agreement or Collaboration Prime In-License Agreement, Prime shall use commercially reasonable efforts to avail itself of such applicable reductions.
8.5.5    Beam In-License Agreements.
(a)    Beam In-License Agreement. Notwithstanding any provision in this Agreement to the contrary, during the Initial Term, [***] (each, a “Beam In-License Agreement”). [***].

Subject to Section 8.5.5(c), Section 8.5.5(d) and Section 8.5.7, Beam will be responsible for (i) all obligations (including any royalty or other obligations that relate to the Beam Licensed Technology or Beam CRISPR/Delivery Technology) under Beam Third Party Agreement or that Beam enters into during the Term, including any agreements entered into pursuant to this Section 8.5.5, and (ii) all payments to inventors (other than inventors that are representatives of Prime) of Beam Licensed Know-How, including payments under inventorship compensation laws.
(b)    Collaboration Beam In-License Agreement. With respect to a Beam In-License Agreement under which Patent Rights or Know-How can be sublicensed to Prime under this Agreement, Beam will disclose to Prime the terms of such Beam In-License Agreement (including by providing a copy of such Beam In-License Agreement to Prime), subject to applicable confidentiality obligations and reasonable redaction of provisions that do not relate to the potential use of Patent Rights and Know-How in-licensed under such Beam In-License Agreement for the performance by the Parties of such existing or future activities under this Agreement. If a Beam In-License Agreement is brought to the attention of Prime pursuant to this Section 8.5.5, the Parties will discuss in good faith whether the Know-How or Patent Rights licensed to Beam under such Beam In-License Agreement should be sublicensed to Prime hereunder, provided that Prime shall have the right to determine, in its sole discretion, whether such Beam In-License Agreement should be sublicensed to Prime. If Prime notifies Beam in writing that a Beam In-License Agreement should be sublicensed to Prime hereunder, then (i) such Beam In-License Agreement will be a “Collaboration Beam In-License Agreement” (together with any Collaboration Prime In-License Agreement, a “Collaboration In-License Agreement”) hereunder, (ii) the Patent Rights and Know-How in-licensed under such Collaboration Beam In-License Agreement will be “Controlled” by Beam or its Affiliates for purposes of this Agreement and will be included in the Beam Licensed Technology or Beam CRISPR/Delivery Technology, as applicable, and (iii) subject to Section 8.5.5(c), Section 8.5.5(d) and Section 8.5.7, Beam will be solely responsible for all obligations thereunder (including any royalty or other payment obligations to the applicable Third Party).

If Prime does not so notify Beam, then (A) such Beam In-License Agreement will not be a Collaboration Beam In-License Agreement hereunder and (B) the Patent Rights and Know-How in-licensed under such Beam In-License Agreement will not be “Controlled” by Beam or its Affiliates for purposes of this Agreement and will be excluded from the Beam Licensed Technology or Beam CRISPR/Delivery Technology, as applicable. Notwithstanding anything to the contrary in this Agreement, if, [***].
(c)    Payments under Collaboration Beam In-License Agreements and Beam Third Party Agreements. Promptly following the end of each Calendar Quarter in which Beam makes a Third Party Payment under any Collaboration Beam In-License Agreement or under any Beam Third Party Agreement, in each case, in accordance with Section 8.5.5(a), Beam shall provide written notice (along with an invoice) to Prime of any such Third Party Payment made by Beam under any Collaboration Beam In-License Agreement or Beam Third Party Agreement attributable to Prime’s exercise of its licenses or rights under any such Collaboration Beam In-License Agreement or Beam Third Party Agreement and Prime will reimburse Beam for [***] percent ([***]%) of any such amounts within [***] of receipt by Prime of an invoice from Beam for such amounts.
(d)    Sublicense Payments under Beam Third Party Agreements and Collaboration Beam In-License Agreements related to Beam Licensed Technology. In the event that Beam owes and pays any additional Third Party Payment due to a payment made by Prime to Beam under Section 8.5.5(c) being deemed sublicense income (or the same concept with a different name) under the applicable Third Party Agreement (such additional Third Party Payment, a “Beam Sublicense Payment”), Prime will, within [***] of invoice from Beam, reimburse Beam in the amount of such Beam Sublicense Payment so that Beam is not required to pay any Beam Sublicense Payments from Beam’s own unreimbursed funds.

(e)    Other Products and Activities. Notwithstanding the foregoing, Beam hereby agrees that any Third Party Agreement or Beam In-License Agreement entered into by Beam or any of its Affiliates in accordance with this Section 8.5.5, or any amendment Beam or any of its Affiliates makes to its Third Party Agreements, in each case, shall not disadvantage any activities or products under this Agreement relative to other products and activities covered by any licenses granted thereunder by Beam.
(f)    Reductions. With respect to any Third Party Payments under Beam Third Party Agreements or Collaboration Beam In-License Agreements, Beam shall use reasonable efforts to avail itself of all applicable reductions to such payments and costs, if any, that are available under the relevant Beam Third Party Agreement or Collaboration Beam In-License Agreement prior to invoicing Prime for such payment or cost. In the event Prime notifies Beam of reductions to such payments or costs that are available to Beam under a Beam Third Party Agreement or Collaboration Beam In-License Agreement, Beam shall use commercially reasonable efforts to avail itself of such applicable reductions.
8.5.6    Third Party Financial Obligations. Subject to Section 8.5.7, on a Royalty-Bearing Product-by-Royalty-Bearing Product basis, if a Party [***] make payments to a Third Party for a license under or the use of Patent Rights held by such Third Party that [***] then such Party may offset [***] percent ([***]%) of any [***] actually paid by such Party to such Third Party under such Third Party license with respect to such Patent Rights related to [***] of such Royalty-Bearing Product against the running royalty payments that are due to the other Party with respect to Net Sales of such Royalty-Bearing Product in such country under Section 8.5.1(a) or Section 8.5.1(b), as applicable; provided that, [***]. Further, subject to Section 8.5.7, [***].

8.5.7    Minimum Royalties. Notwithstanding the foregoing:
(a)    in no event shall the running royalty payments to Prime with respect to any Licensed Products [***] be either less than or reduced to be less than, [***];
(b)    [***]; and
(c)    in no event shall the running royalty payments to Beam with respect to any Prime Product be reduced, [***] by more than [***] percent ([***]%).
8.5.8    Royalty Reports.
(a)    With respect to each Royalty-Bearing Product, following the First Commercial Sale of such Royalty-Bearing Product and continuing for the remainder of the Royalty Term for such Royalty-Bearing Product, within [***] after the end of each Calendar Quarter, Beam will deliver a report to Prime specifying on a Royalty-Bearing Product-by-Royalty-Bearing Product and country-by-country basis: (a) Net Sales in the relevant Calendar Quarter; (b) to the extent such Net Sales include sales not denoted in U.S. Dollars, a summary of the then-current exchange rate methodology then in use by such Party, and (c) royalties payable on such

Net Sales. Royalties shown to have accrued during the Calendar Quarter covered by each report shall be due and payable on the date such report is due.
(b)    With respect to each Prime Product, following the First Commercial Sale of such Prime Product and continuing for the remainder of the Royalty Term for such Prime Product, within [***] after the end of each Calendar Quarter, Prime will deliver a report to Beam specifying on a Prime Product-by-Prime Product and country-by-country basis: (i) Net Sales in the relevant Calendar Quarter; (ii) to the extent such Net Sales include sales not denoted in U.S. Dollars, a summary of the then-current exchange rate methodology then in use by such Party, and (iii) royalties payable on such Net Sales. Royalties shown to have accrued during the Calendar Quarter covered by each report shall be due and payable on the date such report is due.
8.6    Revenue and Cost Sharing in the Collaboration Territory; Reconciliation Payments.
8.6.1    General. The terms and conditions of this Section 8.5.8 shall govern each Party’s rights and obligations with respect to Shared Development Costs, Shared Commercialization Costs and Collaboration Territory Revenue, in each case relating to a Collaboration Product following Prime’s exercise of its Prime Opt-In Option with respect to such Collaboration Product. In the event of a conflict between Section 8.6.1(a) or 8.6.1(b), on one hand, and, on the other hand, any Schedules to this Agreement, the terms of Section 8.6.1(a) or 8.6.1(b) shall take precedence, govern and control.
(a)    The Parties shall share all Shared Development Costs with respect to such Collaboration Product incurred pursuant to this Agreement on the basis of [***]. For clarity, in no event shall Prime be responsible for any costs or expenses incurred by or on behalf of Beam or its Affiliates for any activity that is solely for the purposes of Developing a Collaboration Product outside of the Collaboration Territory. Notwithstanding the foregoing, expenses charged by either Party as Shared Development Costs for an activity under a Development Plan shall not exceed [***] percent ([***]%) of the amount included for the total itemized expenditure in the relevant then-current Development Budget for such activity, and any expenses in excess of such [***] percent ([***]%) threshold shall be borne by the incurring Party except if the cause of the excess expenditures is outside the incurring Party’s reasonable control, in which case the incurring Party shall, upon learning of the likelihood of the excess expenditure, promptly revise the Development

Budget and submit it in writing, with an explanation of the variance and the reasons therefor, to the JDC. If the JDC recommends approval of the revised budget (the consent of each Party’s representatives on the JDC not to be unreasonably withheld, delayed or conditioned) then such revised Development Budget shall be incorporated into the respective Development Plan.
(b)    The Parties shall share all Shared Commercialization Costs with respect to such Collaboration Product incurred pursuant to this Agreement through the sharing of Collaboration Territory Revenue for such Collaboration Product in the Collaboration Territory on the basis of [***]. Expenses charged by either Party as Shared Commercialization Costs for an activity under a Commercialization Plan shall not exceed [***] percent ([***]%) of the amount included for the total itemized expenditure in the relevant then-current Commercialization Budget for such activity and any expenses in excess of such [***]% threshold shall be borne by the incurring Party except if the cause of the excess expenditures is outside the incurring Party’s reasonable control, in which case the incurring Party shall, upon learning of the likelihood of the excess expenditure, promptly revise the Commercialization Budget and submit it in writing, with an explanation of the variance and the reasons therefor, to the JCC. If the JCC recommends approval of the revised budget (the consent of each Party’s representatives on the JCC not to be unreasonably withheld, delayed or conditioned) then such revised Commercialization Budget shall be incorporated into the respective Commercialization Plan.
8.6.2    [***]
8.6.3    Calculation and Payment.
(a)    Following any exercise by Prime of the Prime Opt-In Option with respect to a Collaboration Product, within [***] after the end of each Calendar Quarter during the Term, each Party shall provide the other Party and the JCC and JDC, as applicable, with (i) a detailed, activity-

based statement of its Shared Development Costs incurred in such Calendar Quarter, including, without limitation, an itemized breakdown of the calculation of FTE Costs included in the Shared Development Costs (each, a “Development Cost Report”), (ii) a detailed, activity-based statement of its Shared Commercialization Costs, which shall include a breakdown of the sub-categories of Shared Commercialization Costs (each statement, together with the corresponding Development Cost Report, the “Cost Reports”), in each case to the extent incurred in such Calendar Quarter (or a good faith estimate of any portions thereof where actuals are not known as of such time) and directly allocable to the Development or Commercialization of such Collaboration Product, as well as details of any adjustments to be made to the amounts submitted in the previous Calendar Quarter in previous Cost Reports, in a format to be agreed upon by the JCC and JDC, as applicable. It is the intention of the Parties to interpret each of Shared Development Costs and Shared Commercialization Costs in accordance with GAAP. Where costs included in the calculations in the Cost Report are determined based on either Party’s system of cost or project accounting, each Party agrees to provide reasonable supporting documentation to ensure that each Party’s methodologies are reasonable and consistently applied, upon the request of the other Party. For reconciliation, billing and reporting hereunder, any costs included in the Costs Report incurred in a currency other than U.S. dollars will be translated into U.S. dollars in accordance with Section 8.7 below.
(b)    Concurrently with the Cost Reports, Beam shall provide Prime and the JCC with a report setting forth Beam’s itemized Net Sales for such Collaboration Product in the Collaboration Territory during such Calendar Quarter.
(c)    Within [***] after the end of each Calendar Quarter, each Party will provide the other Party and the JSC with a written, non-binding, preliminary report that will set forth, in a format to be mutually agreed by the Parties promptly following Prime’s first exercise of a Prime Opt-In Option with respect to a Collaboration Product, such Party’s good faith estimate of: (i) the amounts and information that will be set forward in such Party’s Cost Reports for such Calendar Quarter; and (ii) in the case of Beam, the aggregate Net Sales of Collaboration Products in the Collaboration Territory and Collaboration Territory Revenue for such Calendar Quarter.
(d)    In addition to the preliminary reports to be provided by each Party in accordance with Section 8.6.3(c) above, within [***] after the end of each Calendar Quarter, Beam shall provide Prime and the JSC with a written report (the “Reconciliation Report”) setting forth, in a format to be mutually agreed by the Parties promptly following Prime’s first exercise of a Prime Opt-In Option with respect to a Collaboration Product, the calculations of (i) the aggregate Shared Development Costs for such Calendar Quarter and each Party’s share of such Shared Development Costs, (ii) the aggregate Shared Commercialization Costs for such Calendar Quarter, if any, and each Party’s share of such Shared Commercialization Costs, (iii) the aggregate Net Sales of Collaboration Products in the Collaboration Territory and Collaboration Territory Revenue for such Calendar Quarter, if any, and (iv) the net payment due from one Party to the other Party in accordance with the sharing percentages set forth in Section 8.6.1. Any net payment owed from one Party to the other Party shall be paid within [***] following receipt of an invoice from such owed Party; provided that if a Party disputes an amount provided in such Reconciliation Report then such disputed amount shall be reviewed by the JDC (with respect to Shared Development Costs) or JCC (with respect to Shared Commercialization Costs or Net Sales), as applicable, and any net payment owed with respect to the undisputed amounts shall be paid within such [***] (and the disputed amount, if determined to be owed, shall be paid within [***] of resolution of the dispute); provided, further, that such dispute shall not be subject to the final decision-making authority of a Committee, but shall be resolved in accordance with Section 14.8. If requested by Beam or Prime, any invoices or other supporting documentation for any payments to a Third Party shall be promptly provided, unless such invoices or other supporting documentation have been previously provided to an auditor designated by such requesting Party in accordance with Section 8.8.1.
8.7    Currency Exchange. All payments to be made by a Party under this Agreement shall be made in US dollars, by wire transfer, pursuant to the instructions of the Party receiving payment, as designated from time to time. To the extent Shared Development Costs or Shared Commercialization Costs are incurred in a currency other than US dollars, the applicable expense shall be converted into US dollars on a monthly basis using as a rate of exchange the average actual foreign currency exchange rate for the month in which the expense is incurred. Likewise, to the extent Licensed Products or Collaboration Products are sold in a currency other than US dollars, the amount received shall be converted into US dollars on a monthly basis using as a rate of exchange the average actual foreign currency exchange rate for the month in which the expense is incurred. All currency conversions shall be based on the OANDA foreign currency exchange rate (www.OANDA.com) or an equivalent resource as agreed by the Parties.
8.8    Record-Keeping and Audit.
8.8.1    Each Party and its Affiliates shall maintain complete and accurate books and records of account, in accordance with GAAP, of all transactions and other business activities under this Agreement, sufficient to confirm the accuracy of all reports furnished by a Party to the other Party under this Agreement, and all payments by a Party to the other Party under this Agreement. During the Term and for [***] after final payment has been made under this Agreement, upon reasonable written notice to a Party, but no more often than once per Calendar Year, such Party shall permit an independent certified public accountant of national standing designated by the other Party to audit such books and records of account of such Party in order to confirm the accuracy and completeness of all such reports and all such payments. The accounting firm shall disclose to the Party requesting the audit only whether the audited reports are correct or incorrect and the specific details concerning any discrepancies. No other information shall be provided to the Party requesting the audit.
8.8.2    The Party requesting an audit shall bear all costs and expenses incurred in connection with any such audit; provided, however, that if any such audit correctly identifies any underpayments by the audited Party hereunder or overpayments by the auditing Party that are the fault of the audited Party hereunder in excess of [***] percent ([***]%) of the amount actually payable by such Party to the Party requesting the audit hereunder, whichever is greater, then, in addition to paying the full amount of such underpayment or overpayment, the audited Party shall reimburse the other Party for all reasonable out-of-pocket costs and expenses incurred by such Party in connection with that audit.
8.8.3    Neither Party shall be required to maintain books and records for more than [***] following the end of the Calendar Year in which they were generated.
8.8.4    The Party requesting an audit shall treat all financial information subject to review under this Section 8.8 in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with the audited Party obligating it to retain all such information in confidence pursuant to such confidentiality agreement.
8.9    Other Amounts Payable. With respect to any amounts owed under this Agreement by a Party to the other Party for which no other invoicing and payment procedure is specified in this Agreement, the payee Party shall provide an invoice, together with reasonable supporting documentation, to the paying Party for such amounts owed. The paying Party shall pay any undisputed amounts within [***] after receipt of the invoice, and shall pay any disputed amounts owed by the paying Party within [***] of resolution of the dispute.
8.10    Income Tax Withholding.
8.10.1    VAT. It is understood and agreed between the Parties that any payments made under this Agreement are exclusive of any value added or similar tax (VAT), which shall be added thereon as applicable.  Where value added tax or similar tax is properly added to a payment made under this Agreement, the Party making the payment will pay the amount of value added tax or similar tax only on receipt of a valid tax invoice issued in accordance with the Applicable Laws of the country in which the value added tax or similar tax is chargeable.

8.10.2    Withholding Taxes. Subject to Section 8.10.4, in the event any payments made pursuant to this Agreement become subject to withholding taxes under the laws or regulation of any jurisdiction, the Party making such payment shall deduct and withhold the amount of such taxes for the account of the payee to the extent required by Applicable Laws or regulations and such amounts payable to the payee shall be reduced by the amount of taxes deducted and withheld. Any such withholding taxes required under Applicable Laws or regulations to be paid or withheld shall be an expense of, and borne solely by, the payee.
8.10.3    Tax Cooperation. To the extent that the Party making a payment is required to deduct and withhold taxes on any payments under this Agreement, the Party making such payment shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to the payee an official tax certificate or other evidence of such withholding sufficient to enable the payee to claim such payments of taxes.  The payee shall provide any tax forms to the Party making such payment that may be reasonably necessary in order for such Party not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty.  The payee shall use reasonable efforts to provide any such tax forms to the Party making the payment at least [***] prior to the due date for any payments for which the payee desires that the Party making the payment apply a reduced withholding rate.  Each Party shall provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Law, of withholding taxes, VAT, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or VAT.
8.10.4    Notwithstanding anything in this Agreement to the contrary, if an action (including but not limited to any assignment or sublicense of its rights or obligations under this Agreement, or any failure to comply with Applicable Laws or filing or record retention requirements) by a Party leads to the imposition of withholding tax liability on the other Party that would not have been imposed in the absence of such action or in an increase in such liability above the liability that would have been imposed in the absence of such action, such Party shall indemnify and hold harmless the other Party from any such additional or increased withholding tax liability (except to the extent that the other Party can reclaim it, provided that such other Party will be reimbursed for any reasonable out of pocket costs incurred in the reclaim).
8.11    Late Payments. Any payments by a Party that are not being disputed in good faith by such Party and not paid on or before the date such payments are due under this Agreement will bear interest at the lower of (a) [***] percent ([***]%) per [***] and (b) the maximum rate allowed by law. Interest will accrue beginning on the first day following the due date for payment and will be compounded quarterly. Payment of such interest by the relevant Party shall not limit, in any way, the other Party’s right to exercise any other remedies it may have as a consequence of any payment due but unpaid hereunder.

Article 9    CONFIDENTIALITY AND PUBLICATION
9.1    Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the Parties agree that the receiving Party (the “Receiving Party”) shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any confidential and proprietary information and materials, patentable or otherwise, in any form (written, oral, photographic, electronic, magnetic, or otherwise) which is disclosed to it by the other Party (the “Disclosing Party”) or otherwise received or accessed by a Receiving Party in the course of performing its obligations or exercising its rights under this Agreement, including trade secrets, Know-How, inventions or discoveries, proprietary information, formulae, processes, techniques and information relating to a Party’s past, present and future Commercialization, financial, and Development activities of any product or potential product or useful technology of the Disclosing Party and the pricing thereof (collectively, “Confidential Information”), except to the extent that it can be established by the Receiving Party that such Confidential Information:
9.1.1    was in the lawful knowledge and possession of the Receiving Party prior to the time it was disclosed to, or learned by, the Receiving Party, or was otherwise developed independently by the Receiving Party, as evidenced by written records kept in the ordinary course of business, or other documentary proof of actual use by the Receiving Party;
9.1.2    was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;
9.1.3    became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party in breach of this Agreement; or
9.1.4    was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others.
9.2    Authorized Disclosure. Except as expressly provided otherwise in this Agreement, a Receiving Party may use and disclose Confidential Information of the Disclosing Party as follows: (a) under appropriate confidentiality provisions similar to those in this Agreement, in connection with the performance of its obligations or exercise of rights granted or reserved in this Agreement (including the rights to Develop, Manufacture and Commercialize Licensed Products); or (b) to the extent such disclosure is reasonably necessary in filing or prosecuting patent, copyright and trademark applications in accordance with this Agreement, prosecuting or defending litigation, complying with applicable governmental regulations, seeking and obtaining regulatory approval, conducting non-clinical activities or clinical trials, preparing and submitting INDs to Regulatory Authorities, or is otherwise required by Applicable Law or the rules of a recognized stock exchange or automated quotation system applicable to such Party, including the United States Securities and Exchange Commission or equivalent foreign agency or regulatory body; provided, however, that if a Receiving Party is required by Applicable Law to make any such disclosure of a Disclosing Party’s Confidential Information it will, except where impracticable, give reasonable advance notice to the Disclosing Party of such disclosure requirement and, if requested by the Disclosing Party, cooperate with the Disclosing Party to secure confidential treatment of such Confidential Information required to be disclosed; or (c) in communication with existing or bona fide prospective investors, underwriters, lenders or other financing sources, consultants, advisors, licensees or collaborators the employees, officers, directors, agents, consultants and advisors of any such Third Party or others on a need to know basis and under obligations of confidentiality and non-use substantially equivalent to those of this Agreement (except for the term of such obligations, which shall be customary for the particular disclosure) or (d) to the extent mutually agreed to in writing by the Parties.
9.3    Publications.
9.3.1    Beam Publications. Except for disclosures permitted pursuant to Section 9.2, if Beam, its Affiliates, or its employee(s) wishes to make a publication or public presentation which may reasonably contain Prime Confidential Information or Prime intellectual property (including Prime Licensed Technology, Prime CRISPR/Delivery Technology and Prime (from Beam) Improvement Technology), Beam shall deliver to Prime a copy of the proposed written publication or an outline of any proposed oral disclosure at least [***] prior to submission for publication or presentation. Prime shall have the right (a) to require removal from the publication or presentation of Prime’s Confidential Information or (b) to request a reasonable delay in publication or presentation in order to protect patentable information for which Prime has the right to file a patent application under this Agreement. If Prime requests a delay to file such a patent application, then Beam shall delay submission or presentation for a period of [***] to enable patent applications protecting Prime’s rights in such information to be filed in accordance with Section 11.2. Upon expiration of such [***], Beam shall be free to proceed with the publication or presentation. If Prime requests modifications to the publication or presentation to remove its Confidential Information, then Beam shall edit such publication or presentation to prevent disclosure of Prime’s Confidential Information prior to submission of the publication or presentation. Notwithstanding the foregoing, the Parties agree that (i) study information and results must be posted to clinicaltrials.gov in accordance with statutory deadlines and (ii) such study results required to be posted pursuant to clause (i) of this Section 9.3.1 will, following such posting, no longer constitute Confidential Information of either Party. Except for disclosures permitted pursuant to Section 9.2, Prime may not make a publication or public presentation related to any Collaboration Product without Beam’s prior written consent, which may be withheld in its discretion.
9.3.2    Prime Publications. Except for disclosures permitted pursuant to Section 9.2, if Prime, its Affiliates, or its employee(s) wishes to make a publication or public presentation which may reasonably contain Beam Confidential Information or Beam intellectual property (including Beam Licensed Technology, Beam

CRISPR/Delivery Technology and Beam (from Prime) Improvement Technology), Prime shall deliver to Beam a copy of the proposed written publication or an outline of any proposed oral disclosure at least [***] prior to submission for publication or presentation. Beam shall have the right (a) to require removal from the publication or presentation of Beam’s Confidential Information or (b) to request a reasonable delay in publication or presentation in order to protect patentable information for which Beam has the right to file a patent application under this Agreement. If Beam requests a delay to file such a patent application, then Prime shall delay submission or presentation for a period of [***] to enable patent applications protecting Beam’s rights in such information to be filed in accordance with Section 11.2. Upon expiration of such [***], Prime shall be free to proceed with the publication or presentation. If Beam requests modifications to the publication or presentation to remove its Confidential Information, then Prime shall edit such publication or presentation to prevent disclosure of Beam’s Confidential Information prior to submission of the publication or presentation. Notwithstanding the foregoing, the Parties agree that (i) study information and results must be posted to clinicaltrials.gov in accordance with statutory deadlines and (ii) such study results required to be posted pursuant to clause (i) of this Section 9.3.2 will, following such posting, no longer constitute Confidential Information of either Party.
9.4    Press Releases; Disclosure of Agreement. The Parties shall reasonably cooperate and mutually agree on an initial press release to be made by each Party regarding the execution of this Agreement. Neither Party shall issue or cause the publication of any other press release or public announcement regarding the terms of this Agreement without the express prior approval of the other Party other than as required by Applicable Law or the rules of any stock exchange, including the United States Securities and Exchange Commission or equivalent foreign agency or regulatory body (subject to Section 9.4.1), provided that if any such publication, press release or public announcement is required by Applicable Law, the Party obligated to make such publication, press release or public announcement shall, if practicable, notify the other Party in advance thereof and reasonably consider any timely comments from such other Party, including any reasonable request to limit such publication, press release or public announcement. Notwithstanding anything to the contrary in this Agreement, each Party may disclose this Agreement, as well as redacted versions of any Third Party Agreements provided to such Party, on a reasonable need-to-know basis to actual and bona fide potential investors, underwriters, lenders or other financing sources, acquirers, sublicensees and collaborators the employees, officers, directors, agents, consultants and advisors of any such Third Party under obligations of confidentiality and non-use substantially equivalent to those of this Agreement, including, in the case of the applicable Third Party Agreements, confidentiality obligations imposed under such Third Party Agreements.
9.4.1    In the event a Party is, in the opinion of its counsel, required by Applicable Law or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted) to make a public disclosure of this Agreement, such Party shall prepare a draft confidential treatment request and proposed redacted version of this Agreement to request confidential treatment for the redacted portions of this Agreement, and the other Party agrees to promptly (and in any event, within [***] after receipt of such confidential treatment request and proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the timelines proscribed by Applicable Laws. The Party seeking such disclosure shall reasonably consider any comments thereto provided by the other Party within such [***] period, and shall use reasonable efforts to obtain confidential treatment of this Agreement, as represented by the redacted version revised by the other Party, from the applicable Governmental Authority.
9.5    Use of Names. Neither Party shall use the name, symbol, trademark, trade name or logo of the other Party or its Affiliates in any press release, publication or other form of public disclosure without the prior written consent of the other Party in each, except for those disclosures for which consent has already been obtained, including as authorized in Section 2.3.
9.6    Remedies. Each Party shall be entitled to seek, in addition to any other right or remedy it may have, at Applicable Law or in equity, a temporary injunction, without the posting of any bond or other security, enjoining or restraining the other Party from any violation or threatened violation of this Article 9.
Article 10    REPRESENTATIONS, WARRANTIES AND COVENANTS
10.1    Representations and Warranties of Each Party. Each Party represents and warrants to the other Party that as of the Effective Date:
10.1.1    it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder;
10.1.2    this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material Applicable Law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it; and
10.1.3    it is licensed, registered, or qualified under Applicable Law, regulations, policies, and administrative requirements to do business.
10.2    Prime Representations, Warranties and Covenants. Prime represents and warrants to Beam as of the Effective Date and, with respect to Sections 10.2.6, 10.2.7, 10.2.8 and 10.2.10, covenants during the Term that:
10.2.1    Prime is the sole and exclusive owner of, or has Control via a license to, the Prime Licensed Patent Rights;

10.2.2    Prime has not granted any right or license to any Third Party relating to any of the Prime Licensed Patent Rights that conflicts or interferes with any of the rights or licenses granted hereunder with respect to the Prime Licensed Patent Rights;
10.2.3    the Third Party Agreements set forth on Schedule 1.215(ii) are all of the agreements or arrangements between Third Parties and Prime or its Affiliates under which Prime or its Affiliates are granted rights to any Prime Licensed Technology or pursuant to which Beam would be subject to any obligations (including payment obligations) based upon the rights granted by Prime to Beam under this Agreement or the Development or Commercialization of a Licensed Product under this Agreement;
10.2.4    Prime has provided to Beam true and correct partially-redacted copies of all Third Party Agreements set forth on Schedule 1.215(ii) in their current form (including any amendments thereto, each, a “Prime Third Party Agreement”), which Prime Third Party Agreements are in full force and effect, and the redacted provisions do not materially relate to Beam’s rights or obligations under this Agreement, including [***];
10.2.5    [***];
10.2.6    [***];
10.2.7    [***];

10.2.8    [***];
10.2.9    there are no claims, judgments or settlements against or owed by Prime and, to the knowledge of Prime, no pending or threatened claims or litigation in each case relating to the Prime Licensed Technology; and
10.2.10    Prime will not, and will cause its Affiliates not to incur or permit to exist, with respect to any Prime Licensed Technology, any lien, encumbrance, charge, security interest, mortgage, liability, assignment, grant of license or other binding obligation that is or would be inconsistent with or would diminish, derogate from or otherwise conflict with the licenses and other rights granted to Beam under this Agreement.
10.3    Beam Representations, Warranties and Covenants. Beam represents and warrants to Prime as of the Effective Date and, with respect to Sections 10.3.6, 10.3.7 and 10.3.8 covenants during the Term that:
10.3.1    Beam is the sole and exclusive owner of, or has Control via a license to, the Beam Licensed Patent Rights and Beam CRISPR/Delivery Patent Rights;
10.3.2    Beam has not granted any right or license to any Third Party relating to any of the Beam CRISPR/Delivery Patent Rights that conflicts or interferes with any of the rights or licenses granted hereunder with respect to the Beam Licensed Patent Rights and Beam CRISPR/Delivery Patent Rights;
10.3.3    to Beam’s knowledge, the Third Party Agreements set forth on Schedule 1.215(i) are all of the agreements or arrangements between Third Parties and Beam or its Affiliates under which Beam or its Affiliates are granted rights to any Beam Licensed Patent Rights and Beam CRISPR/Delivery Technology or pursuant to which Prime would be subject to any obligations (including payment obligations) based upon the rights granted by Beam to Prime under this Agreement or the development or commercialization of a Prime Product and, without limiting the foregoing, to Beam’s knowledge, [***];

10.3.4    Beam has provided to Prime true and correct partially-redacted copies of all Third Party Agreements set forth on Schedule 1.215(i) in their current form (including any amendments thereto, each, a “Beam Third Party Agreement”), which Beam Third Party Agreements are in full force and effect, and the redacted provisions do not materially relate to Prime’s rights or obligations under this Agreement, including [***];
10.3.5    [***];
10.3.6    [***];
10.3.7    [***];
10.3.8    [***];
10.3.9    there are no claims, judgments or settlements against or owed by Beam and, to the knowledge of Beam, no pending or threatened claims or litigation in each case relating to the Beam Licensed Patent Rights and Beam CRISPR/Delivery Technology; and

10.3.10    Beam will not, and will cause its Affiliates not to incur or permit to exist, with respect to any Beam Licensed Patent Rights and Beam CRISPR/Delivery Technology, any lien, encumbrance, charge, security interest, mortgage, liability, assignment, grant of license or other binding obligation that is or would be inconsistent with or would diminish, derogate from or otherwise conflict with the licenses and other rights granted to Prime under this Agreement.
10.4    Disclaimer. THE FOREGOING REPRESENTATIONS AND WARRANTIES OF EACH PARTY ARE IN LIEU OF ANY OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, ALL OF WHICH ARE HEREBY SPECIFICALLY EXCLUDED AND DISCLAIMED.
Article 11    INTELLECTUAL PROPERTY
11.1    Ownership of Intellectual Property.
11.1.1    General.
(a)    Background Technology. As between the Parties, and except with respect to any Collaboration Technology, which is addressed in Section 11.1.1(b), (a) Prime shall retain all right, title and interest in and to any Patent Rights, Know-How, and other intellectual property rights Controlled by Prime or any of its Affiliates during the Term, and (b) Beam shall retain all right, title and interest in and to any Patent Rights, Know-How, and other intellectual property rights Controlled by Beam or any of its Affiliates during the Term.
(b)    Collaboration Technology. Except as expressly set forth in Sections 11.1.2 through Section 11.1.4, (a) each Party will own and retain all right, title, and interest in, to and under (i) any and all Know-How invented, conceived, developed, generated or reduced to practice solely by or on behalf of such Party or its Affiliates in connection with the performance of such Party’s activities under this Agreement and (ii) any and all Patent Rights claiming any such Know-How described in clause (a)(i) of this Section 11.1.1, and (b) the Parties will jointly own any and all (i) Know-How invented, conceived, developed, generated or reduced to practice jointly by or behalf of the Parties or their Affiliates in connection with the performance of the Parties’ activities under this Agreement and (ii) Patent Rights claiming any such Know-How described in clause (b)(i) of this Section 11.1.1. Inventorship (whether patentable or not) shall be determined in accordance with United States patent laws.
11.1.2    Assignment by Beam.
(a)    Assignment. As between the Parties, Prime shall own and retain all rights, title, and interests in, to and under all Prime (from Beam)

Improvement Technology. Beam shall promptly disclose to Prime in writing the creation or conception of any Prime (from Beam) Improvement Technology by or on behalf of Beam or any of its Affiliates or its sublicensees. Beam, for itself and on behalf of any of its Affiliates, will and hereby does assign (and to the extent such assignment can only be made in the future hereby agrees to assign) to Prime all of its rights, title, and interests in, to and under any Prime (from Beam) Improvement Technology, and Prime hereby accepts such assignment.
(b)    Covenants in Support of Assignment. Beam will take (and cause its Affiliates and sublicensees, and their respective employees, agents, and contractors to take) such further actions reasonably requested by Prime to evidence such assignment and to assist Prime in obtaining Patent Rights and other intellectual property protection for inventions within the Prime (from Beam) Improvement Know-How including executing further assignments, consents, releases, and other commercially reasonable documentation and providing good faith testimony by affidavit, declaration, in-person, or other proper means in support of any effort by Prime to establish, perfect, defend, or enforce its rights in any Prime (from Beam) Improvement Technology through prosecution of governmental filings, regulatory proceedings, litigation, and other means, including through the filing, prosecution, maintenance, and enforcement of the Prime (from Beam) Improvement Technology. Beam will obligate its Affiliates, sublicensees, and subcontractors to assign all Prime (from Beam) Improvement Technology to Beam (or directly to Prime) so that Beam can comply with its obligations under this Section 11.1.2(b), and Beam will promptly obtain such assignment. Without limitation, Beam will cooperate with Prime if Prime applies for U.S. or foreign patent protection for inventions within the Prime (from Beam) Improvement Technology and will obtain the cooperation of the individual inventors of any such Prime (from Beam) Improvement Technology. If Beam is unable to assign any Prime (from Beam) Improvement Technology to Prime as set forth in Section 11.1.2(a), then Beam hereby grants and agrees to grant to Prime a royalty-free, fully paid-up, worldwide, exclusive, perpetual, irrevocable license (with the right to grant sublicenses through multiple tiers) under such Prime (from Beam) Improvement Technology for any and all purposes.
11.1.3    Assignment by Prime.
(a)    Assignment. As between the Parties, Beam shall own and retain all right, title, and interests in, to and under all Beam (from Prime) Improvement Technology. Prime shall promptly disclose to Beam in writing the creation or conception of any Beam (from Prime) Improvement Technology by or on behalf of Prime or any of its Affiliates or its sublicensees. Prime, for itself and on behalf of any of its Affiliates, will and hereby does assign (and to the extent such assignment can only be made in the future hereby agrees to assign) to Beam all of its rights, title, and interests in, to and under any Beam (from Prime) Improvement Technology, and Beam hereby accepts such assignment.
(b)    Covenants in Support of Assignment. Prime will take (and cause its Affiliates and sublicensees, and their respective employees, agents, and contractors to take) such further actions reasonably requested by Beam to evidence such assignment and to assist Beam in obtaining Patent Rights and other intellectual property protection for inventions within the Beam (from Prime) Improvement Know-How including executing further assignments, consents, releases, and other commercially reasonable documentation and providing good faith testimony by affidavit, declaration, in-person, or other proper means in support of any effort by Beam to establish, perfect, defend, or enforce its rights in any Beam (from Prime) Improvement Technology through prosecution of governmental filings, regulatory proceedings, litigation, and other means, including through the filing, prosecution, maintenance, and enforcement of the Beam (from Prime) Improvement Technology. Prime will obligate its Affiliates, sublicensees, and subcontractors to assign all Beam (from Prime) Improvement Technology to Prime (or directly to Beam) so that Prime can comply with its obligations under this Section 11.1.3(b), and Prime will promptly obtain such assignment. Without limitation, Prime will cooperate with Beam if Beam applies for U.S. or foreign patent protection for inventions within the Beam (from Prime) Improvement Technology and will obtain the cooperation of the individual inventors of any such Beam (from Prime) Improvement Technology. If Prime is unable to assign any Beam (from Prime) Improvement Technology to Beam as set forth in Section 11.1.3(a), then Prime hereby grants and agrees to grant to Beam a royalty-free, fully paid-up, worldwide, exclusive, perpetual, irrevocable license (with the right to grant sublicenses through multiple tiers) under such Beam (from Prime) Improvement Technology for any and all purposes.
11.1.4    Jointly-Owned Intellectual Property. Subject to the terms and conditions set forth in this Agreement, including the licenses granted in Section 2.1, the Parties will each own an equal, undivided interest in any and all Jointly-Owned Technology (including any and all Patent Rights, Know-How and other intellectual property rights with respect thereto), and each Party is entitled to practice or otherwise exploit the Jointly-Owned Technology for all purposes on a worldwide basis and to license such Jointly-Owned Technology through multiple tiers without consent of the other Party (where consent is required by Applicable Law, such consent is deemed hereby granted) and without a duty of accounting to the other Party. Each Party will grant and hereby does grant to the other Party all further permissions, consents, and waivers with respect to, and all licenses under, the Jointly-Owned Technology, throughout the world, necessary to provide the other Party with full rights of use and exploitation of the Jointly-Owned Technology, including confirmation that no such accounting is required.

Without limitation, each Party will cooperate with the other Party if the Parties determine to apply for U.S. or foreign patent protection for any Jointly-Owned Technology and will obtain the cooperation of the individual inventors of any such Jointly-Owned Technology.
11.2    Filing, Prosecution and Maintenance of Patent Rights.
11.2.1    Prime-Prosecuted Rights. Subject to Section 11.2.3, as between the Parties, Prime shall have the exclusive right to file, prosecute and maintain the Prime Licensed Patent Rights, Prime CRISPR/Delivery Patent Rights, Prime Collaboration Patent Rights, Prime (from Beam) Improvement Patent Rights (collectively, the “Prime-Prosecuted Patent Rights”) on a worldwide basis and to be responsible for any related interference, re-issuance, re-examination, inter partes review, opposition proceeding, or other action challenging any such patent in any patent office of competent jurisdiction, in each case, at Prime’s sole cost and expense. Subject to Prime’s obligations under any Third Party Agreements, Prime shall keep Beam reasonably informed as to any material developments with respect to the preparation, filing, prosecution, and maintenance of any Prime-Prosecuted Patent Right under which Prime grants to Beam an exclusive license pursuant to Section 2.1.1 (collectively, the “Prime Exclusively Licensed Patent Rights”), in each case, solely in, and if applicable to, the field of the applicable exclusive license (e.g., the Beam Field with respect to the license granted pursuant to Section 2.1.1(a)). Prime shall give Beam the opportunity to provide comments on and make requests of Prime concerning the prosecution and maintenance of the Prime Exclusively Licensed Patent Rights solely in, and if applicable to, the field of the exclusive license, and Prime shall consider such comments and requests in good faith; provided, however, that final decision-making authority with respect to the prosecution and maintenance of such Patent Rights shall vest in Prime.
11.2.2    Beam-Prosecuted Rights. Subject to Section 11.2.3, as between the Parties, Beam shall have the exclusive right to file, prosecute and maintain the Beam CRISPR/Delivery Patent Rights, Beam Development and Commercialization Patent Rights, Beam Collaboration Patent Rights, Beam (from Prime) Improvement Patent Rights (collectively, the “Beam-Prosecuted Patent Rights”) on a worldwide basis and to be responsible for any related interference, re-issuance, re-examination, inter partes review, opposition proceeding, or other action challenging any such patent in any patent office of competent jurisdiction, in each case, at Beam’s sole cost and expense. Subject to Beam’s obligations under any Third Party Agreements, Beam shall keep Prime reasonably informed as to any material developments with respect to the preparation, filing, prosecution, and maintenance of any Beam-Prosecuted Patent Right under which Beam grants to Prime an exclusive license pursuant to Section 2.1.2 (collectively, the “Beam Exclusively Licensed Patent Rights” and together with the Prime Exclusively Licensed Patent Rights, the “Exclusively Licensed Patent Rights”), in each case, solely in, and if applicable to, the field of the applicable exclusive license. Beam shall give Prime the opportunity to provide comments on and make requests of Beam concerning the prosecution and maintenance of the Beam Exclusively Licensed Patent Rights solely in, and if applicable to, the field of the exclusive license, and Beam shall consider such comments and requests in good faith; provided, however, that final decision-making authority with respect to the prosecution and maintenance of such Patent Rights shall vest in Beam.
11.2.3    Back-Up Rights. During the Term, if either Party in a country decides not to file an Exclusively Licensed Patent Right for which it controls the prosecution and maintenance of in accordance with Section 11.2.1 or Section 11.2.2, or intends to allow such Patent Right to lapse or become abandoned without having first filed a substitute (except where such substitute filing would contravene Article 4 of the Paris Convention), it shall notify and consult with the other Party of such decision or intention at least [***] prior to the date upon which the subject matter of such Patent Right shall become unpatentable or such Patent Right shall lapse or become abandoned, and, if after such consultation between the Parties, such Party still intends not to prosecute and maintain such Patent Right, the non-controlling Party shall thereupon have the right (but not the obligation) to assume the prosecution and maintenance thereof at its expense with counsel of its choice. When the non-controlling Party assumes the responsibilities for the prosecution and maintenance of an Exclusively Licensed Patent Right under this Section 11.2.3, the controlling Party shall promptly transfer to the non-controlling Party the patent prosecution files for such Patent Rights and provide reasonable assistance in the transfer of the prosecution responsibilities.
11.2.4    Jointly-Owned Patent Rights. With respect to any Jointly-Owned Patent Right, [***].
11.2.5    Cooperation. Each Party shall provide the other Party all reasonable assistance and cooperation in the prosecution and maintenance efforts under this Section 11.2, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution.
11.3    Enforcement and Defense of Prime-Prosecuted Patent Rights.
11.3.1    Each Party shall give to the other Party notice of any infringement of any Prime-Prosecuted Patent Rights in the Beam Field that may come to such Party’s attention and which such infringement is by a Third Party that is developing or commercializing a product that [***]

(a “Beam Competitive Infringement”). Subject to Prime’s rights under any applicable Third Party Agreement, Beam shall have the first right to initiate and prosecute legal action related to a Beam Competitive Infringement at its own expense and in its own name and, if requested by Beam in the name of Prime, including to control the defense of any declaratory judgment action relating to such Patent Rights arising out of such legal action. In the event that any Third Party Agreement of Prime does not permit Beam to fully exercise its rights under this Section 11.3.1 to initiate and prosecute a legal action in connection with a Beam Competitive Infringement, then Prime will take any action reasonably requested by Beam on Beam’s behalf and at Beam’s expense to exercise its rights under any such Third Party Agreement to provide Beam with substantially similar rights provided to Beam under this Section 11.3.1. If Beam does not initiate any such legal action within [***] of receiving or providing notice of such Beam Competitive Infringement, then Prime shall have the right to initiate and prosecute legal action related to such Beam Competitive Infringement at its own expense and in its own name and, if requested by Prime in the name of Beam, including to control the defense of any declaratory judgment action relating to such Patent Rights arising out of such legal action.
11.3.2    For any action to terminate any Beam Competitive Infringement, in the event that a Party is unable to initiate or prosecute such action solely in its own name, the other Party will join such action voluntarily and will execute and cause its Affiliates to execute all documents necessary for Prime to initiate litigation to prosecute and maintain such action. Each Party shall have the right to be represented by counsel of its own choice, at its own expense in any such action. In connection with any action related to a Beam Competitive Infringement, Beam and Prime will cooperate fully and will provide each other with any information or assistance that either may reasonably request. The Party initiating any such action shall keep the other Party informed of developments in any action or proceeding related to a Beam Competitive Infringement, including, to the extent permissible by Applicable Law, consultation on and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto.
11.3.3    Any recovery obtained by either Party in connection with or as a result of any action related to a Beam Competitive Infringement contemplated by this Section 11.3, whether by settlement or otherwise, shall be shared in order as follows:
(a)    The Party initiating such action shall first recoup all of its costs and expenses incurred in connection with the action;
(b)    The other Party shall then, to the extent possible, recover its costs and expenses incurred in connection with the action;
(c)    then such amount of any recovery remaining shall be allocated as follows: [***] percent ([***]%) of such amount of any recovery remaining shall be retained by or paid to the Party initiating such action, and [***] percent ([***]%) of such amount of any recovery remaining shall be retained by or paid to the other Party; provided, however, that to the extent any such amount is awarded as imputed net sales of Licensed Products, then such amount shall be paid to Beam and treated as Net Sales with respect to the applicable periods and territories for which such recovery was calculated, for purposes of calculating royalties payable to Prime pursuant to Section 8.5 or Prime’s share of Collaboration Territory Revenue pursuant to Section 8.5.8.
11.4    Enforcement and Defense of Beam-Prosecuted Patent Rights.
11.4.1    Each Party shall give the other Party notice of any infringement of any Beam-Prosecuted Patent Right that may come to such Party’s attention and which infringement is by a Third Party that is developing or commercializing a product that [***] (a “Prime Competitive Infringement”). Subject to Beam’s rights under any applicable Third Party Agreement, Prime shall have the first right to initiate and prosecute legal action related to a Prime Competitive Infringement at its own expense and in its own name and, if requested by Prime in the name of Beam, including to control the defense of any declaratory judgment action relating to such Patent Rights arising out of such legal action. In the event that any Third Party Agreement of Beam does not permit Prime to fully exercise its rights under this Section 11.4.1 to initiate and prosecute a legal action in connection with a Prime Competitive Infringement, then Beam will take any action reasonably requested by Prime on Prime’s behalf and at Prime’s expense to exercise its rights under any such Third Party Agreement to provide Prime with substantially similar rights provided to Prime under this Section 11.4.1. If Prime does not initiate any such legal action within [***] of receiving or providing notice of such Prime Competitive Infringement, then Beam shall have the right to initiate and prosecute legal action related to such Prime Competitive Infringement at its own expense and in its own name and, if requested by Beam in the name of Prime, including to control the defense of any declaratory judgment action relating to such Patent Rights arising out of such legal action.
11.4.2    For any action to terminate any Prime Competitive Infringement, in the event that a Party is unable to initiate or prosecute such action solely in its own name, the other Party will join such action voluntarily and will execute and cause its Affiliates to execute all documents necessary for such Party to initiate litigation to prosecute and maintain such action. Each Party shall have the right to be represented by counsel of its own choice, at its own expense in any such action. In connection with any action related to a Prime Competitive Infringement, Beam and Prime will cooperate fully and will provide each other with any information or assistance that either may reasonably request. The Party initiating any such action shall keep the other Party informed of developments in any action or proceeding related to a Prime Competitive Infringement, including, to the extent permissible by Applicable Law, consultation on and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto.
11.4.3    Any recovery obtained by either Party in connection with or as a result of any action related to a Prime Competitive Infringement contemplated by this Section 11.4, whether by settlement or otherwise, shall be shared in order as follows:
(a)    The Party initiating such action shall first recoup all of its costs and expenses incurred in connection with the action;
(b)    The other Party shall then, to the extent possible, recover its costs and expenses incurred in connection with the action;
(c)    then such amount of any recovery remaining shall be allocated as follows: [***] percent ([***]%) of such amount of any recovery remaining shall be retained by or paid to the Party initiating such action, and [***] percent ([***]%) of such amount of any recovery remaining shall be retained by or paid to the other Party.
11.5    Patent Term Restoration. The Parties agree to cooperate and to take reasonable actions to maximize the protections available under the safe harbor provisions of 35 U.S.C. 103(c) for US patents and patent applications. The Parties shall cooperate with each other, including without limitation to provide necessary information and assistance as the other Party may reasonably request, in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to Prime Licensed Patent Rights, Prime CRISPR/Delivery Patent Rights, Beam Licensed Patent Rights, Beam CRISPR/Delivery Patent Rights or Jointly-Owned Patent Rights.
11.6    Trademarks and Corporate Logos.
11.6.1    In the Collaboration Territory.
(a)    Beam shall be responsible for developing a list of potential trademarks to be used to identify the Collaboration Products in the Beam Field in the Collaboration Territory. From Beam’s initial list, the JSC shall ultimately be responsible for the selection of the actual trademarks used to identify the Collaboration Products in the Beam Field in the Collaboration Territory, and all trademarks, logos, taglines, trade dress, domain names or indicia of origin for use in connection with the sale or marketing of Collaboration Products in the Beam Field in the Collaboration Territory (the “Collaboration Marks”). Beam shall be responsible for any associated creation, searching, clearance, filing, registration, and maintenance of the Collaboration Marks, and all expenses associated therewith shall be treated as Shared Commercialization Costs to the extent included in the Commercialization Budget for the applicable

Collaboration Product. Beam shall keep Prime reasonably advised of the status of the actual and prospective trademarks filings and shall provide advance copies of any substantive papers related to the filing, prosecution and maintenance of such filings. All uses of the proposed major promotional activities using Collaboration Marks and, upon request of the JSC, other representative samples of proposed use of the Collaboration Marks, shall be reviewed by the JSC prior to first public display and shall comply with all Applicable Laws (including, without limitation, those Applicable Laws and regulations particularly applying to the proper use and designation of trademarks in the applicable countries of the Collaboration Territory). Beam shall own all Collaboration Marks (including associated goodwill) and copyrights created in connection with the marketing of the Collaboration Products in the Beam Field in the Collaboration Territory.
(b)    With respect to those Collaboration Products for which Prime exercises its Co-Promote Option in the Collaboration Territory in accordance with Section 5.2.4, each Party shall provide to the other notice of any infringement or challenge to the Collaboration Marks. Beam and Prime shall thereafter consult and cooperate fully to determine a course of action, including but not limited to the commencement of legal action by either or both Beam and Prime. However, Beam, upon notice to Prime, shall have the first right to initiate and prosecute such legal action at its own expense and in the name of Beam and, if requested by Beam, in the name of Prime or to control the defense of any challenge relating to the Collaboration Marks. Beam shall promptly inform Prime if it elects not to exercise such first right and Prime shall, at its own expense, thereafter have the right to either initiate and prosecute such action or defend such action in the name of Prime and if requested by Prime in the name of Beam. Any recovery obtained by either or both Beam and Prime in connection with or as a result of any action contemplated by this Section 11.6, whether by settlement or otherwise, shall be shared in order as follows: (i) the Party which initiated and prosecuted the action shall recoup all of its costs and expenses incurred in connection with the action; (ii) the other Party shall then, to the extent possible, recover its costs and expenses incurred in connection with the action; and (iii) the amount of any recovery remaining shall then be allocated equally between the Parties. In connection with any action, Beam and Prime will cooperate fully and will provide each other with any information or assistance that either may reasonably request. Each Party shall keep the other informed of developments in any action or proceeding, including, to the extent permissible by Applicable Law, consultation on and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto. Each Party shall have the right to be represented by counsel of its own choice, at its expense.

11.6.2    Use of Trademarks of the Other Party. Neither Party shall, without the other Party’s prior written consent, use any trademarks or house marks of the other Party (including the other Party’s corporate name, and, in the case of Prime, any Collaboration Marks), or marks confusingly similar thereto, including in connection with such Party’s marketing or promotion of Licensed Products under this Agreement, except as expressly permitted pursuant to Section 2.3 or as may be expressly agreed to by the Parties and except to the extent required to comply with Applicable Laws.
Article 12    INDEMNIFICATION
12.1    General Indemnification by Prime. Prime shall indemnify and hold harmless Beam, its Affiliates and their respective directors, officers, employees and agents (collectively, the “Beam Indemnified Parties”), from, against and in respect of any and all liabilities, losses, costs (including costs of investigation and defense), damages, fines, penalties, government orders, taxes, expenses or amounts paid in settlement (in each case, including reasonable attorneys’ and experts fees and expenses), in each case to the extent resulting from any Action brought by a Third Party (collectively, “Losses”), to the extent such Losses are incurred or suffered by the Beam Indemnified Parties or any of them as a result of, arising out of or directly or indirectly relating to: (a) any [***] any representation or warranty made by Prime in this Agreement, or any [***] any covenant or agreement of Prime in or pursuant to this Agreement or (b) the [***] by or of Prime, its Affiliates and their respective directors, officers, employees and agents or any of them, in each case, in connection with the performance of activities under this Agreement, or (c) the Development, Manufacture or Commercialization of any Prime Product by Prime or its Affiliates or licensees except, in each case ((a)-(c)), with respect to any matter for which Beam is obligated to provided indemnification under Section 12.2.
12.2    General Indemnification by Beam. Beam shall indemnify and hold harmless Prime, its Affiliates and their respective directors, officers, employees and agents (collectively, the “Prime Indemnified Parties”), from, against and in respect of any and all Losses to the extent such Losses are incurred or suffered by the Prime Indemnified Parties or any of them as a result of, arising out of or directly or indirectly relating to: (a) any [***] any representation or warranty made by Beam in this Agreement, or any [***] of any covenant or agreement of Beam or Beam parent in or pursuant to this Agreement; (b) the [***] by or of Beam, its Affiliates and their respective directors, officers, employees and agents or any of them in each case, in connection with the performance of activities under this Agreement, or (c) the Development, Manufacture or Commercialization of any Licensed Product by Beam or its Affiliates or licensees (except by or on behalf of Prime, its Affiliates, licensees or sublicensees), except, in each case ((a)-(c)), with respect to any matter for which Prime is obligated to provided indemnification under Section 12.1.
12.3    Products Liability Claims. Notwithstanding anything express or implied to the contrary herein, including Sections 12.1 and 12.2 hereof, in the event that there is a Third Party products liability claim for death, bodily injury or property damage suffered by such Third

Party from or in connection with any Collaboration Product in the Beam Field in the Collaboration Territory, then the liability, claims, damage, loss, or expense (including reasonable attorneys’ fees) related to such claim against either Party shall be shared equally (50/50) by the Parties; provided that in the event such death, bodily injury or property damage giving rise to a Third Party product liability claim is proximately caused by the negligence or willful misconduct, violation of Applicable Law or breach of the terms and conditions of this Agreement by a Party, its Affiliates or their respective directors, officers, employees or agents, this Section 12.3 shall not apply and Sections 12.1 and 12.2 will apply to the extent relevant. The Parties shall follow the procedures set forth in Section 12.4 and, solely for purposes of determining the procedure for the defense of such claim, Beam shall be deemed to be the Indemnifying Party under Section 12.4.
12.4    Claims for Indemnification.
12.4.1    A Person entitled to indemnification under this Article 12 (an “Indemnified Party”) shall give prompt written notification to the Party from whom indemnification is sought (the “Indemnifying Party”) of the commencement of any Third Party Action for which indemnification may be sought or, if earlier, upon the assertion of any such Action by a Third Party (it being understood and agreed, however, that the failure by an Indemnified Party to give notice of a Third Party Action as provided in this Section 12.4.1 shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except and only to the extent that such Indemnifying Party is actually prejudiced as a result of such failure to give notice).
12.4.2    Within [***] after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such Action using counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense.
12.4.3    The Party not controlling such defense may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes, based on advice from counsel, that the Indemnifying Party and the Indemnified Party have conflicting interests with respect to such action, suit, proceeding or claim, the Indemnifying Party shall be responsible for the reasonable fees and expenses of counsel to the Indemnified Party solely in connection therewith; provided further, however, that in no event shall the Indemnifying Party be responsible for the fees and expenses of more than one counsel in any one jurisdiction for all Indemnified Parties.
12.4.4    The Party controlling such defense shall keep the other Party advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the other Party with respect thereto.
12.4.5    The Indemnified Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Indemnifying Party,

which shall not be unreasonably withheld, conditioned or delayed. The Indemnifying Party shall not agree to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Indemnified Party from all liability with respect thereto or that imposes any liability or obligation on the Indemnified Party without the prior written consent of the Indemnified Party.
12.5    Disclaimer of Liability. IN NO EVENT SHALL ANY PARTY OR ANY OF ITS RESPECTIVE AFFILIATES BE LIABLE UNDER THIS AGREEMENT FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES SUFFERED BY BEAM, PRIME OR ANY OF THEIR RESPECTIVE AFFILIATES IN CONNECTION WITH THIS AGREEMENT WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING LOSS OF PROFITS OR REVENUE; PROVIDED THAT THIS SECTION SHALL NOT RELIEVE EITHER PARTY FROM ITS INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT OR FROM ITS LIABILITY FOR ANY DAMAGES BASED UPON SUCH PARTY’S BREACH OF ITS OBLIGATIONS UNDER ARTICLE 9, GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR BREACH OF APPLICABLE LAW.
Article 13    TERM AND TERMINATION
13.1    Term. The term of this Agreement (the “Term”) will commence on the Effective Date and continue, unless this Agreement is terminated earlier in accordance with this Article 13, until the later of (a) on a Royalty-Bearing Product-by-Royalty-Bearing Product and country-by-country basis, until the expiration of the Royalty Term for such Royalty-Bearing Product in such country and (b) on a Collaboration Product-by-Collaboration Product basis, the date on which neither Party is Developing or Commercializing such Collaboration Product in the Collaboration Territory. Following expiration of the Royalty Term for any Royalty-Bearing Product in a given country, no further royalties will be payable in respect of sales of such Royalty-Bearing Product, as applicable, in such country and, thereafter the license granted to Beam under Section 2.1.1 or the license granted to Prime under Section 2.1.2, as applicable, with respect to such Royalty-Bearing Product in such country will automatically become fully paid-up, perpetual, irrevocable and royalty-free.
13.2    At-Will Termination by Beam. Following the expiration of the Initial Term, notwithstanding anything contained herein to the contrary, Beam may terminate this Agreement in its entirety, or on a Licensed Product-by-Licensed Product or Subfield-by-Subfield basis, upon ninety (90) days’ prior written notice to Prime at its sole discretion.
13.3    [***]

13.4    Termination for Cause. This Agreement may be terminated at any time during the Term (in its entirety or, if such material breach only relates to a given Product, with respect to such Product):
13.4.1    upon written notice by either Party if the other Party is in breach of its material obligations under this Agreement (in its entirety or, if such material breach only relates to a given Product, with respect to such Product) and has not cured such breach within ninety (90) days after notice requesting cure of the breach; provided, however, in the event of a good faith dispute with respect to the existence of a material breach, the ninety (90) day cure period shall be tolled until such time as the dispute is resolved pursuant to Section 14.8; or
13.4.2    by either Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, that in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within ninety (90) days after the filing thereof.
13.5    Termination for Patent Challenge. If the applicable Licensee or any of its Affiliates or sublicensees directly or indirectly brings, assumes or participates in, or knowingly, willfully or recklessly assists in bringing a Patent Challenge, then (a) in the event Beam is the applicable Licensor, Beam may terminate this Agreement in its entirety immediately upon written notice to Prime, and (b) in the event Prime is the applicable Licensor, Prime may terminate this Agreement in its entirety immediately upon written notice to Beam. For the avoidance of doubt, any participation by the Licensee, any of its Affiliates or sublicensees or its or their employees in any claim, challenge or proceeding that the Licensee, such Affiliates or sublicensees or such employees are required to participate in pursuant to a subpoena or court order or participates in a proceeding that is initiated by a patent office and not at the instigation of the Licensee, such Affiliates or sublicensees or such employees shall not constitute a Patent Challenge under this Section 13.5 and shall not give rise to Licensor’s right to terminate any license hereunder. Notwithstanding anything to the contrary in this Agreement but only to the extent permitted by and consistent with the relevant Third Party Agreement (if any) under which the Challenged Patent Right is sublicensed to the Licensee, the Licensor shall not be entitled to exercise its termination rights pursuant to this Section 13.5 based upon any Patent Challenge by a sublicensee of the Licensee, if such Patent Challenge has been withdrawn or the Licensee has terminated such sublicense within [***] of the date on which the Licensor notifies the Licensee of its intent to exercise its termination rights pursuant to this Section 13.5.
13.6    Effects of Termination.
13.6.1    General. Any Product with respect to which this Agreement is terminated in the form and formulation in existence as of the effective date of termination will be referred to herein as a “Terminated Product” (and if this Agreement is terminated in its entirety, then all Products will be Terminated Products). In the event of termination of this Agreement in its entirety or in part with respect to one or more Products, upon the effective date of such termination of this Agreement:
(a)    no later than [***] after the effective date of such termination, each Party shall return or cause to be returned to the other Party all Confidential Information related to the Terminated Product(s), or all Confidential Information if this Agreement is terminated in its entirety, in the tangible form received from the other Party and all copies thereof; provided, however, that (i) each Party may retain one copy of such Confidential Information received from the other Party in its confidential files for record purposes, (ii) each Party may retain any Confidential Information of the other Party to the extent (and only to the extent) such Confidential Information continues to be licensed to such Party pursuant to surviving licenses and (iii) in the event of the termination of this Agreement in its entirety, all Confidential Information received from the other Party will be returned to such Party;
(b)    with respect to the rights and licenses granted hereunder (except as otherwise set forth in Section 13.7):
(i)    [***];
(ii)    [***];

(iii)    [***];
(iv)    [***]; and
(v)    [***].

For clarity, except as otherwise provided in this Section 13.6.1, all rights and licenses with respect to all Products that are not Terminated Products shall survive such termination. By way of illustration, if this Agreement is terminated with respect to one or more Prime Products pursuant to Section 13.4, then all rights and licenses with respect to Licensed Products shall survive such termination.
(c)    Each Party’s royalty, milestone and other payment obligations under Article 8 shall remain with respect to any Terminated Product;
(d)    In the event of termination with respect to a Collaboration Product (such product, a “Terminated Collaboration Product”) [***] the Parties shall enter into good faith negotiations [***] regarding the transition by Beam of assets and rights existing as of the effective date of the termination of this Agreement (and, with respect to any in-licensed assets or rights, to the extent Beam has the right to transfer such assets and rights and subject to the terms of the applicable license between Beam and the relevant Third Party) that are specifically and solely related to the Terminated Collaboration Product and the provisions of assistance by each Party to the other Party as necessary to enable the continued development and commercialization of the Terminated Collaboration Product as such Terminated Collaboration Product exists as of the effective date of termination of this Agreement (each a “Terminated Collaboration Product Transition Agreement”). Each Terminated Collaboration Product Transition Agreement shall include commercially reasonable compensation to Beam in connection with its transition of such assets and rights, and its provision of assistance, in each case, as set forth in the immediately preceding sentence and may address, among other things, the following matters, in each case solely in respect of the Terminated Collaboration Product [***];

(e)    if this Agreement is terminated in its entirety, the JSC, JRC or any Subcommittee shall be dissolved, if it exists; and
(f)    except for the surviving provisions set forth in Section 13.7 and as otherwise set forth in this Section 13.6.1, the rights and obligations of the Parties hereunder shall terminate.
13.6.2    Termination for Bankruptcy. If this Agreement is terminated by either Party pursuant to Section 13.4.2, all licenses and rights to licenses granted under or pursuant to this Agreement by the non-terminating Party to the terminating Party are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the “Code”), licenses of rights to “intellectual property” as defined under Section 101(35A) of the Code. The Parties agree that the terminating Party, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code, and that upon commencement of a bankruptcy proceeding by or against the non-terminating Party under the Code, the terminating party shall be entitled to a complete duplicate of or complete access to, any such intellectual property and all embodiments of such intellectual property. Such intellectual property and all embodiments thereof shall be promptly delivered to the terminating Party (a) upon any such commencement of a bankruptcy proceeding upon written request therefor by the terminating Party, unless the non-terminating Party elects to continue to perform all of its obligations under this Agreement or (b) if not delivered under clause (a) above, upon the rejection of this Agreement by or on behalf of the non-terminating Party upon written request therefor by the terminating Party. The foregoing provisions of Section 13.6.2 are without prejudice to any rights that either Party may have arising under the Code or other Applicable Law.
13.7    Effect of Termination; Survival. Termination of this Agreement shall not relieve the Parties of any obligation accruing upon or prior to such termination. Any termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement upon or prior to termination, including without limitation (a) obligations to pay any license fees, milestones or other fees that accrue under this Agreement upon or prior to termination and (b) the obligation to share Shared Costs incurred prior to such termination in accordance with this Agreement, and to share the Collaboration Territory Revenue from Collaboration Products sold prior to such termination, in the case of both clause (a) and (b) above, in accordance with the provisions of Article 8. The provisions of Article 9 shall survive the termination of this Agreement and shall continue in effect for [***] following such termination. In addition, [***] shall survive any termination of this Agreement.

Article 14    MISCELLANEOUS
14.1    Use of Affiliates. Either Party shall have the right to exercise its rights and perform its obligations under this Agreement either itself or through any of its Affiliates. In addition, in each case where a Party’s Affiliate has an obligation pursuant to this Agreement or performs an obligation pursuant to this Agreement, (a) such Party shall cause and compel such Affiliate to perform such obligation and comply with the terms of this Agreement and (b) any breach of the terms or conditions of this Agreement by such Affiliate shall be deemed a breach by such Party of such terms or conditions, for which such Party is liable.
14.2    Interpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words

“include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person shall be construed to include the person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections or Schedules shall be construed to refer to Sections or Schedules of this Agreement, and references to this Agreement include all Schedules hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or.”
14.3    Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party or any of its Affiliates, potentially including embargoes, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any Governmental Authority or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to resume performance.
14.4    [***]
[***]

14.5    Assignment. Except as provided in this Section 14.5, this Agreement may not be assigned or otherwise transferred by either Party without the consent of the other Party; provided, however, that (a) Beam or Prime may, without such consent, assign this Agreement and its rights and obligations hereunder to an Affiliate, in whole or in part and (b) any Party may assign this Agreement and its rights and obligations hereunder, in whole or in part, in connection with the transfer or sale of all or substantially all of its assets related to the subject matter of this Agreement, or in the event of its merger or consolidation or change in control or similar transaction. Any attempted assignment not in accordance with this Section 14.5 shall be void and unenforceable. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement.
14.6    Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.
14.7    Notices. All notices which are required or permitted pursuant to this Agreement shall be in writing and sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Beam:	Beam Therapeutics Inc. 26 Landsdowne Street Cambridge, MA 02139 Email: [***] Attn: [***]

With a copy to:	Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 Telephone: [***] Facsimile: [***] E-mail: [***] Attn: [***]

If to Prime:	[***] [***] [***] E-mail: [***] Attn: [***]

With a copy to:	Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 E-mail: [***] Attn: [***]
or to such other address(es) as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a Business Day (or if delivered or sent on a non-Business Day, then on the next Business Day); (b) on the Business Day after dispatch if sent by nationally-recognized overnight courier; or (c) on the fifth (5th) Business Day following the date of mailing, if sent by mail.
14.8    Dispute Resolution. If any dispute between the Parties arises out of or relates to this Agreement, other than a dispute within the JSC to be resolved as set forth in Section 3.4.3, (a “Dispute”), either Party by written notice to the other Party may have such issue referred for resolution to the Senior Officers. The Senior Officers shall meet promptly to discuss the matter submitted and to determine a resolution. If the Senior Officers are unable to resolve the Dispute within [***] after it is referred to them, then the Parties may pursue all other rights and remedies available to them under this Agreement, including the right to terminate this Agreement, and the matter shall, upon written notice of either Party to the other Party, be resolved by final, binding arbitration in accordance with Section 14.9.
14.9    Governing Law and Arbitration. This Agreement will be governed by, and construed in accordance with, the substantive laws of the Commonwealth of Massachusetts and the patent laws of the United States, in each case without giving effect to any choice or conflict of law provision. Any arbitration of a Dispute shall be conducted by the American Arbitration Association (“AAA”) under its rules of arbitration then in effect, except as modified in this Agreement. The arbitration shall be conducted in the English language, by a single arbitrator. If the Parties are unable to agree on an arbitrator, the arbitrator shall be selected in accordance with the AAA rules, or if the AAA rules do not provide for such selection, by the chief executive of AAA. At either Party’s election, the arbitrator shall engage an independent expert with experience in the subject matter of the Dispute to advise the arbitrator, but final decision making authority shall remain in the arbitrator. The arbitrator shall determine what discovery will be permitted, consistent with the goal of reasonably controlling the cost and time that the Parties must expend for discovery, provided that the arbitrator shall permit such discovery as he or she deems necessary to permit an equitable resolution of the Dispute. The Parties and the arbitrator shall use reasonable efforts to complete any such arbitration within [***]. The Parties agree that the decision of the arbitrator shall be the binding remedy between them regarding the Dispute presented to the arbitrator, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction. Unless otherwise agreed by the Parties, the arbitration proceedings shall be conducted in Boston, Massachusetts. The Parties shall share equally the cost of the arbitration filing and hearing fees, the cost of an independent expert retained by the arbitrator and the cost of the arbitrator and administrative fees of AAA. Each Party shall bear its own costs and attorneys’ and witnesses’ fees and associated costs and expenses. Each Party agrees not to commence any legal proceedings based upon or arising out of this Agreement in a court of law, except that a Party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss or damage on a provisional basis, pending the selection of the arbitrator or pending the arbitrator’s determination of the merits of any Dispute pursuant to this Section 14.9.
14.10    Entire Agreement; Amendments. This Agreement, together with the Schedules hereto, contains the entire understanding of the Parties with respect to the subject matter hereof. Any other express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the subject matter hereof are superseded by the terms of this Agreement. The Schedules to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of each of the Parties.
14.11    Headings. The captions to the several Articles, Sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Articles and Sections hereof.
14.12    Independent Contractors. It is expressly agreed that Prime and Beam shall be independent contractors and that the relationship between the Parties shall not constitute a partnership, joint venture or agency, provided, in the event Prime exercises any Prime Opt-In Option, the Parties shall confer and determine by mutual written agreement whether the Parties have entered into a partnership solely for U.S. income tax purposes. Neither Prime nor Beam shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.
14.13    Waiver. The waiver by either Party of any right hereunder, or of any failure of the other Party to perform, or of any breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach by or failure of such other Party whether of a similar nature or otherwise.
14.14    Cumulative Remedies. Except as expressly set forth in this Agreement, no remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under Applicable Law.
14.15    Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.
14.16    Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day then such notice or other action or omission shall be deemed to be required to be taken on the next occurring Business Day.
14.17    Counterparts. This Agreement may be signed in any number of counterparts (facsimile and electronic transmission included), each of which shall be deemed an original, but all of which shall constitute one and the same instrument. After facsimile or electronic transmission, the parties agree to execute and exchange documents with original signatures upon written request by either Party. Counterpart signatures delivered via facsimile or e-mail in PDF or similar electronic format shall have the same binding effect as original signatures.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

PRIME MEDICINE, INC.		BEAM THERAPEUTICS INC.

BY:	/s/ Stephen Knight	BY:	/s/ John Evans

NAME:	Stephen Knight	NAME:	John Evans

TITLE:	President	TITLE:	Chief Executive Officer
[Signature Page to Collaboration and License Agreement]

Schedule 1.18
Beam CRISPR/Delivery Patent Rights
[***]

Schedule 1.31
Beam Licensed Patent Rights
[***]

Schedule 1.173
Prime Licensed Patent Rights
[***]

Schedule 1.215
Third Party Agreements
[***]

Schedule 2.4.1
Prime Third Party Agreement Provisions
[***]

Schedule 2.4.2
Beam Third Party Agreement Provisions
[***]